UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MSCI Inc.

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Dear Fellow Shareholders,

Our directors work together to continually assess whether the Board of Directors (the “Board”) of MSCI Inc. (“MSCI” or the “Company”) is performing effectively and efficiently, and evolving its culture and practices to have the greatest impact on long-term value creation. As we approach the 2019 annual meeting of shareholders (the “2019 Annual Meeting”), we would like to share with you, on behalf of our fellow directors, some of the Board’s priorities and actions during this past year.

Driving Sound Business Strategy

During a year of volatility in international markets and a heightened level of uncertainty in the U.S. markets over the last several months, the Company continued to deliver strong financial results reflecting the resiliency of MSCI’s franchise. Through such times, it is more important than ever for the Board to be informed, active and constructively engaged with management. In 2018, the Board provided critical insights on executing and developing a sound strategy by, among other things:

•

engaging in robust discussion of long-term strategic objectives at our annual multi-day strategy session, which focused on growth opportunities and risks that could challenge the successful execution of our strategic objectives;

•	receiving regular updates on, and discussing, key strategic initiatives at quarterly Board meetings, including those related to innovation, product development and our technology transformation;

•

inviting clients and shareholders to present at quarterly Board meetings to give directors access to the perspectives that are vital to MSCI’s success and engaging in discussions focused on trends in the investment industry, the competitive landscape, our shareholders’ investment theses and client needs; and

•

reviewing our capital allocation strategy to ensure that it generates sufficient shareholder value through internal investments accompanied by the return of excess capital through share repurchases and dividends. In 2018, the Company divested two non-core product lines and returned $1.1 billion to shareholders through dividends and share repurchases.

Building a Board with Diverse Perspectives

The Board, through its Nominating and Corporate Governance Committee (the “Governance Committee”), is continuously evaluating potential director candidates to ensure that we have strong leaders who bring diverse perspectives, skills and experiences and balance new perspectives and ideas with institutional knowledge. In addition to rotating the chairs of all of its NYSE-mandated committees and its Lead Director in 2018, in the past few years, the Company has seen a number of changes to our Board’s composition.

In 2017, Jacques P. Perold and Marcus L. Smith were appointed to the Board. Each of them bring valuable experience from long careers in the investment industry, and their insights into our competitive landscape and clients made them strong candidates for our Strategy and Finance Committee (the “Strategy Committee”) where they currently provide valuable advice on the Company’s long-term strategy.

In 2018, we said farewell to two of our fellow directors— Rodolphe M. Vallee (“Skip”) and Patrick Tierney. Skip served on the Board for over 10 years and as the Lead Director for over eight of those years. Having joined the Board shortly after MSCI’s IPO and in his role as Lead Director, Skip was integral to building a Board with a diverse and broad set of skills and experiences, strengthening our risk management program and developing the Board’s operating framework, including forging an effective collaboration between the Board and senior management. During Pat’s nearly eight-year tenure, the Board benefitted from his valuable expertise and counsel on various aspects of managing a complex and global business, including with respect to M&A transactions, and from his service on the Compensation & Talent Management Committee (“Compensation Committee”), where he has advised management on fostering the performance culture that has been central to the successful execution of our strategy and helped position MSCI for the next phase of its transformation. In addition, Wendy E. Lane, who has served as a director since 2015, has chosen not to stand for re-election in 2019. We thank Wendy for her service, and for her valuable contributions to the development of our business strategy and performance-aligned compensation plans.

Creating Value Through Our Executive Compensation Program

Ensuring that the Company has an executive compensation program that appropriately attracts, retains and incentivizes our management is one of the Board’s most critical responsibilities. In 2016, the Compensation Committee designed and adopted a pay-for-performance program that has helped deliver $7.9 billion1 in value creation to shareholders. In anticipation of the conclusion of the performance period for the 2016 executive compensation program, during 2016, 2017 and 2018, the Compensation Committee undertook a comprehensive process, including engaging with shareholders, to refine the Company’s executive compensation program. In response to shareholder feedback, the structure of the equity award program adopted in 2019:

•

continued to focus on the alignment of long-term executive pay outcomes with shareholder returns through the use of absolute total shareholder return compound annual growth rate (“TSR CAGR”) as a performance metric for performance stock units;

•	continued to structure the equity component of Chief Executive Officer (“CEO”) pay to be 100% performance-based;

•	eliminated the relative TSR CAGR performance metric for performance stock units; and

•	eliminated the “re-test” or extended performance period for performance stock units.

Additionally, we strengthened our Clawback Policy to cover a broader range of detrimental conduct that results in a negative financial impact to the Company and/or reputational harm and financial restatements (even in the absence of detrimental conduct). We also increased our minimum stock ownership requirements for the members of our Executive Committee.

We believe these changes effectively cultivate an “owner-operator” mindset among our senior executives, reward performance and drive long-term value creation for our shareholders, and are aligned with our strategic objectives. You can read more about these changes starting on page 47 of this proxy statement (the “Proxy Statement”).

Strengthening Our Commitment to Corporate Responsibility

The Board supports MSCI in the pursuit of its mission to power better investment decisions for a better world. The belief that sound environmental, social and governance (“ESG”) practices are linked to better business results not only underpins a key element of our business strategy, but also reflects how MSCI operates. To ensure guidance and support of MSCI’s corporate responsibility initiatives at the highest levels, the Governance Committee is now responsible for overseeing the Company’s ESG practices and policies and receives a periodic update from the Company’s Chief Responsibility Officer (“CRO”), a position that was created in 2018. The CRO leads a Corporate Responsibility Committee comprised of a cross-functional team of senior leaders at the Company who will work together to formalize the Company’s ESG disclosure processes and reevaluate and make recommendations for evolving the Company’s ESG practices. Additionally, the Compensation Committee helps to develop and oversee many of MSCI’s social programs and practices, including talent management, employee engagement and diversity and inclusion. The Board is dedicated to ensuring transparency and integrity when it comes to the policies and practices that are meaningful to MSCI’s customers, shareholders and employees. You can learn more about our commitment to ESG by visiting our corporate responsibility page (www.msci.com/corporate-responsibility) and corporate governance page (http://ir.msci.com/corporate-governance).

Your Support is Important to Us

Your vote is very important to us. We strongly encourage you to read both our Proxy Statement and annual report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report on Form 10-K”) in their entirety, and ask that you vote with our recommendations. You can communicate with the Board at any time (see page A-7 of this Proxy Statement for instructions).

Thank you for your continued support of MSCI and your participation in the 2019 Annual Meeting.

Henry A. Fernandez Chairman and Chief Executive Officer March 11, 2019	Robert G. Ashe Lead Director March 11, 2019

(1) Based on the growth of the Company’s market capitalization from $6.5 billion as of February 9, 2016 to $14.4 billion as of February 8, 2019 (the performance period of the performance stock units granted to certain senior executives in 2016). This number does not include dividend payments.

DATE: Thursday, April 25, 2019	TIME: 2:30 P.M. Eastern Time	PLACE: via the internet www.virtualshareholdermeeting.com/MSCI2019

Dear Fellow Shareholders:

I cordially invite you to attend the MSCI 2019 Annual Meeting to be held via the internet through a virtual web conference at www.virtualshareholdermeeting.com/MSCI2019 on April 25, 2019 at 2:30 P.M. Eastern Time, and any adjournments or postponements thereof. You will be able to attend the 2019 Annual Meeting online, vote your shares electronically and submit questions online during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on any additional voting instructions form accompanying these proxy materials.

We have adopted this technology to expand access to the meeting, improve communications and lower the cost to our shareholders, the Company and the environment. In the past, in-person shareholders’ meetings were only attended by a few shareholders. We believe virtual meetings enable increased shareholder participation from locations around the world. Additionally, the online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.proxyvote.com with your control number. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts.

The meeting is being convened for the following purposes:

1.	To elect 10 members to our Board;
2.	To approve, by non-binding vote, our executive compensation, as described in these proxy materials;
3.	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm (“independent auditor”); and
4.	To transact such other business as may properly come before our 2019 Annual Meeting and any adjournments or postponements thereof.

Our Board of Directors recommends that you vote “FOR” the election of the directors, the approval, on an advisory basis, of our executive compensation and the ratification of the appointment of our independent auditor.

We are once again pleased to furnish our proxy materials over the internet pursuant to Securities and Exchange Commission (“SEC”) rules. As a result, we are mailing to many of our shareholders the Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials, including this Proxy Statement and our 2018 Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials contains instructions on how to access this Proxy Statement (including the proxy card) and our 2018 Annual Report on Form 10-K over the internet, how to request a paper or email copy of these materials and how to vote by mail or via the internet. We believe that posting the proxy materials on the internet expedites shareholders’ receipt of the information that they need, while lowering our costs of printing and delivery and reducing the environmental impact of our annual meeting of shareholders.

Our Board has fixed the close of business on February 27, 2019 as the record date for determining the shareholders entitled to notice of, and to vote at, our 2019 Annual Meeting. The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders of record beginning on or about March 11, 2019. These proxy materials are being made available beginning on or about March 11, 2019.

As a shareholder of MSCI, your vote is important. Whether or not you plan to attend our 2019 Annual Meeting, it is important that you vote as soon as possible to ensure that your shares are represented. For information on how to vote by mail, telephone, or via the internet, please refer to the question “How do I vote my shares?” in Annex A, or instructions in the Proxy Statement Summary, the proxy card, or the Notice of Internet Availability of Proxy Materials distributed to you on or about March 11, 2019.

Thank you for your support of MSCI.

Sincerely,

Henry A. Fernandez

Chairman and Chief Executive Officer

March 11, 2019

Note on Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in the 2018 Annual Report on Form 10-K filed with the SEC on February 22, 2019 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this Proxy Statement reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting to be held on
April 25, 2019. Our Proxy Statement and our 2018 Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available without charge at www.proxyvote.com. Information contained on the website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

MSCI INC. PROXY STATEMENT      •      i

Proxy Statement Summary This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Annual Meeting Information Date: April 25, 2019 Time: 2:30 P.M., Eastern Time Online check-in will be available beginning at 1:30 p.m., Eastern Time. Please allow ample time for the online check-in procedures. Admission: Virtual meeting held via the internet through a virtual web conference at: www.virtualshareholdermeeting.com/MSCI2019 To participate in the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the Proxy Materials, on your proxy card or on any additional voting instructions that accompanied your proxy materials. " Voting: " Shareholders as of the record date, February 27, 2019, are entitled to vote. " Your broker will not be able to vote your shares with respect to any of the matters presented at the meeting, other than the ratification of the selection of our independent auditor, unless you give your broker specific voting instructions. Even if you plan on attending our virtual meeting on April 25, 2019, please vote as soon as possible before the meeting by: INTERNET: Go to www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 24, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. PHONE: 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2019. Have your proxy card in hand when you call and then follow the instructions. MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. During the virtual meeting, you will be able to vote electronically and submit questions at www.virtualshareholdermeeting.com/MSCI2019. A webcast replay of the 2019 Annual Meeting, including the Q&A session, will also be archived on our Investor Relations website, http://ir.msci.com/events.cfm, until April 25, 2020. For additional information regarding the virtual meeting, please refer to the Frequently Asked Questions in Annex A.

PROXY STATEMENT SUMMARY

Annual Meeting Agenda and Voting Recommendations

PROPOSAL	DESCRIPTION	BOARD RECOMMENDATION	PAGE REFERENCE

1	Election of Directors	FOR EACH NOMINEE	13

2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR	85

3	Ratification of the Appointment of MSCI’s Independent Auditor	FOR	89

About MSCI Inc.

MSCI Inc. (referred to herein as the “Company,” “MSCI,” “we,” “our,” or “us”) is a leading provider of critical decision support tools and services for the global investment community — we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions(1) that clients use to gain insight into and improve transparency across the investment process. We are able to do this by leveraging our knowledge of the global investment process and our expertise in research, data and technology in order to deliver actionable solutions to our clients. We are dynamic and flexible in the delivery of our content and capabilities, such as our indexes; portfolio construction tools and risk-management services; ESG research and ratings; and real estate benchmarks, analytics services and market insights; much of which can be accessed by our clients through multiple channels and platforms.

As a client-centric company, we offer innovative solutions to help our clients adapt to a fast-changing marketplace. As the needs of our clients change, so do our offerings. Our clients use our offerings in a variety of ways for their most important investment activities across multiple asset classes, including to better understand the drivers of risk and return, to gain a complete and detailed picture of their entire portfolio, to develop index-based products to more efficiently implement their investment strategies and to integrate ESG considerations into their investment processes.

Our composition of revenue in 2018 and Run Rate(2) as of December 31, 2018 is as follows:

(1) The term “solutions” as used throughout this Proxy Statement refers to the usage of our products and/or services by our clients to help them achieve their specific investment objectives.

(2) See Annex B for definitions of operating metrics, including Run Rate.

2      •      MSCI INC. PROXY STATEMENT

PROXY STATEMENT SUMMARY

OUR STRATEGY

We aim to expand our position as a leading source for mission critical content, applications and services that support the investment processes of the largest and most sophisticated participants in the global investment industry. Our growth strategy is focused on a number of key initiatives that optimize the value of our integrated company and capitalize on our competitive advantages to address the changing needs of our clients and the investment industry. These strategic initiatives include:

(1)	expanding leadership in research-enhanced content,

(2)	strengthening existing and new client relationships by providing solutions,

(3)	improving access to our solutions through cutting-edge technology and platforms,

(4)	expanding value-added service offerings and

(5)	executing strategic relationships and acquisitions with complementary content and technology companies.

In executing our strategy, we are committed to maintaining overall cost discipline and continuing to deliver positive operating leverage. Through disciplined expense management we can self-fund initiatives that deliver the highest return on investment. During 2018, our capital deployment strategy remained unchanged as we continued to prioritize returning capital to shareholders.

MSCI INC. PROXY STATEMENT      •      3

PROXY STATEMENT SUMMARY

TOTAL SHAREHOLDER RETURN

The following graph compares the cumulative total shareholders’ return (“TSR”) of our common stock, the Standard & Poor’s 500 Stock Index and the NYSE Composite Index since December 31, 2008 (a little over one year after our IPO) assuming an investment of $100 at the closing price of each respective investment on December 31, 2008. In calculating annual TSR, we have assumed the reinvestment of dividends, if any. The indexes are included for comparative purposes only. They do not necessarily reflect management’s opinion that such indexes are an appropriate measure of the relative performance of our common stock.

TOTAL INVESTMENT VALUE (2008 - 2018)
MSCI
S&P 500
NYSE Composite
$1000.00
$900.00
$800.00
$700.00
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018

	YEARS ENDED

	12/31/2008	12/31/2009	12/31/2010	12/30/2011	12/31/2012	12/31/2013	12/31/2014	12/31/2015	12/30/2016	12/31/2017	12/31/2018

MSCI	$100.00	$179.05	$219.37	$185.42	$174.49	$246.17	$268.22	$413.06	$456.89	$742.92	$876.13

S&P 500	$100.00	$126.46	$145.51	$148.59	$172.37	$228.19	$259.43	$263.02	$294.47	$358.76	$343.03

NYSE Composite	$100.00	$128.18	$145.42	$140.37	$162.87	$205.31	$219.25	$210.75	$235.70	$279.61	$255.66

The above graph is not “soliciting material,” is not to be deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

4      •      MSCI INC. PROXY STATEMENT

PROXY STATEMENT SUMMARY

STRONG FINANCIAL PERFORMANCE

In 2018, we continued to execute a focused strategy to accelerate growth, improve efficiency and attract the best talent. Our strong results reflect our commitment to building long-term shareholder value. Financial highlights for the year ended December 31, 2018 include the following:

(1) MSCI has presented supplemental non-GAAP financial measures as part of this Proxy Statement. Definitions of each non-GAAP measure and a reconciliation of each non-GAAP financial measure with the most comparable GAAP measure are set forth in Annex B. The non-GAAP financial measures presented in this Proxy Statement should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this Proxy Statement are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

MSCI INC. PROXY STATEMENT      •      5

PROXY STATEMENT SUMMARY

Aligning Executive Compensation

with Company Strategy and Performance

We believe our executive compensation program was integral to our successful financial performance in 2018. To align the interests and compensation of our named executive officers (“NEOs”) with the long-term interests of our shareholders and to further drive the performance culture that is key to successfully delivering on our corporate strategy, MSCI’s executive compensation program emphasizes performance-based compensation in the form of equity grants under our Long-Term Incentive Plan (“LTIP”) and the payment of cash incentives under our Annual Incentive Plan (“AIP”).

LTIP

In 2016, we granted multi-year performance stock units (“PSUs”) to each of our NEOs employed at that time that covered a three-year performance cycle that ended on February 8, 2019 (the “2016 Multi-Year PSUs”). Because the 2016 Multi-Year PSUs operated on an end-to-end basis without overlapping cycles or additional grants of PSUs during the performance cycle, no additional PSUs were awarded to our NEOs in 2017 or 2018. The 2016 Multi-Year PSUs were subject to a challenging multi-year absolute TSR CAGR performance metric.

Our NEOs, other than our CEO, continued to receive annual grants of restricted stock units (“RSUs”) in 2017 and 2018. Mr. Fernandez’s LTIP award was granted entirely in the form of PSUs and, as such, he did not receive any additional equity awards in 2016, 2017 and 2018. The awards granted under the LTIP in 2018 for each of our NEOs are further detailed in the Summary Compensation Table for 2018 on page 74. See the table on page 45 of this Proxy Statement, which reflects the annualized portion of the target value of the 2016 Multi-Year PSUs attributable to 2018 (i.e., one-third of the total target value of the 2016 Multi-Year PSUs).

In 2019, the Compensation Committee adopted enhancements to the Company’s LTIP which are designed to (i) prioritize shareholder value creation and (ii) facilitate an “owner-operator” mindset among our senior executives, both of which were also primary goals of the 2016 Multi-Year PSUs. The 2019 LTIP comprises a mix of the following:

RSUs	ANNUAL 3-YEAR PSUs	ANNUAL 5-YEAR PSUs

Annual grant of RSUs to our NEOs (other than our CEO) that will service-vest in three equal installments in each of 2020, 2021 and 2022.

Our CEO was not granted any RSUs in 2019 and received all of his long-term incentive equity in the form of PSUs.

Annual grant of PSUs which will cover a three-year performance cycle (the “3-Year PSUs”) from February 6, 2019 to February 5, 2022.

The 3-Year PSUs are subject to vest between 0% and 300% based on the achievement of an absolute TSR CAGR performance metric.

Annual grant of PSUs which will cover a five-year performance cycle (the “5-Year PSUs”) from February 6, 2019 to February 5, 2024.

The 5-Year PSUs are subject to vest between 0% and 200% based on the achievement of an absolute TSR CAGR performance metric.

In addition, in response to feedback from shareholders in the meetings described below, the Compensation Committee determined that, under the 2019 LTIP, it would no longer consider relative TSR CAGR or use an extended performance assessment period when determining actual achievement of the absolute TSR CAGR goals in the 3- and 5-year PSUs. These changes provide for an even more rigorous performance assessment and increase the “at-risk” element of the LTIP.

6      •      MSCI INC. PROXY STATEMENT

PROXY STATEMENT SUMMARY

In 2019, our CEO received 100% of his equity compensation in the form of 3-Year PSUs and 5-Year PSUs. Granting a majority of our CEO’s LTIP in the form of PSUs has been previously viewed favorably by our shareholders.

For additional information about the 2019 LTIP program, please see page 63 of this Proxy Statement.

AIP

The AIP closely aligns the interests of our NEOs with those of shareholders by using a formulaic approach based on specific annual financial criteria and individual key performance indicators (“KPIs”) when determining annual cash incentives. The Compensation Committee regularly assesses the metrics and weighting of those metrics, in addition to shareholder feedback, to ensure that the AIP reflects the appropriate metrics and proper balance of those metrics necessary to deliver the annual growth that will serve as the foundation for longer-term value creation. In 2018, in response to shareholder feedback, the Compensation Committee expanded the inclusion of Adjusted EPS to the product-level grids, rather than only including it in the corporate-level grid, because Adjusted EPS is a primary measure used by many of our shareholders in assessing our ongoing performance.

Actual cash incentives paid to our NEOs for 2018 were higher than their target values based on actual performance against the applicable financial metrics and their KPIs due to our strong financial performance and the performance of our NEOs in 2018. See the table on page 63 of this Proxy Statement for the actual amounts paid.

CEO COMPENSATION

Since our 2018 “Say-on-Pay” proposal to approve our executive compensation program (the “Say-on-Pay Vote”) (for which 98.9% of the votes cast were voted in support of the compensation of our NEOs), the Compensation Committee’s actions with respect to our CEO’s compensation were solely to (i) pay Mr. Fernandez an annual cash bonus in respect of 2018 of $1.8 million under our AIP, based on actual performance against the applicable financial metrics and his KPIs and (ii) increase his LTIP target for 2019 by 10.1% (based on an annualized value of his LTIP target in 2018). The increase took into account the fact that Mr. Fernandez’s LTIP awards will continue to be granted solely in the form of PSUs and the fact that his LTIP contained the greatest “at-risk” component as a result of receiving a higher percentage of 5-Year PSUs than any other NEO. As reflected in the table on page 46 of this Proxy Statement, on an annualized basis, Mr. Fernandez’s 2018 compensation (which, along with the compensation of the other NEOs, is the subject of this year’s Say-on-Pay vote) increased by only 4.2% relative to 2017. Such increase was attributable to the increased payout of his annual cash bonus for 2018 based on actual performance against the applicable financial metrics and KPIs due to our strong financial performance and his performance in 2018 and an increase in base salary. Mr. Fernandez had not received an increase in base salary since 2014 and did not receive an increase in base salary in 2019.

ENHANCED CLAWBACK POLICY

Effective February 7, 2019, the Company’s Clawback Policy was enhanced to be more rigorous and cover a broader range of detrimental conduct and financial restatements. Under the enhanced Clawback Policy, the Board, acting upon the recommendation of the Compensation Committee, may, to the extent permitted by applicable law, recoup any incentive compensation (cash and equity) received by members of the Executive Committee and the Company’s Principal Accounting Officer, in the event of (1) a restatement of the Company’s financial statements, (2) a restatement or adjustment of the achievement of applicable performance metrics, (3) detrimental conduct that has impacted the achievement of applicable performance metrics and (4) detrimental conduct that causes material financial or reputational harm. For additional details regarding our enhanced Clawback Policy, see page 71 of this Proxy Statement.

MSCI INC. PROXY STATEMENT      •      7

PROXY STATEMENT SUMMARY

INCREASED STOCK OWNERSHIP REQUIREMENTS

As part of the Compensation Committee’s ongoing assessment of the Company’s compensation policies and practices to ensure furtherance of the goals identified above and for alignment with best practices, effective January 1, 2019, the Compensation Committee adopted more rigorous stock ownership guidelines. The ownership requirements for the Company’s President and Chief Operating Officer (“COO”) were increased from 3x base salary to 4x base salary and the ownership requirements for the rest of the Company’s Executive Committee members (other than our CEO) increased from 2x base salary to 3x base salary. Our CEO’s ownership requirements remained at 6x base salary. For more information on the changes to the stock ownership guidelines, refer to page 70 of this Proxy Statement.

SHAREHOLDER ENGAGEMENT

As noted above, in 2018, 98.9% of the votes cast on the Say-on-Pay Vote were voted in support of the compensation of our NEOs. Due to the structure of the executive compensation program in 2016, 2017 and 2018, the Compensation Committee was not in a position in 2017 or 2018 to incorporate feedback we received from our shareholders regarding the PSU component of our LTIP program until early 2019 (when the performance period applicable to the 2016 Multi-Year PSUs concluded).

While none of the shareholders we spoke with expressed any significant concerns regarding the Compensation Committee’s compensation decisions in 2018, which are the subject of this year’s Say-on-Pay Vote, the conclusion of the performance period for the 2016 Multi-Year PSUs presented the Compensation Committee with the opportunity to incorporate feedback received from our shareholders on our LTIP when designing our 2019 LTIP (as described above), which will be the subject of the 2020 Say-on-Pay Vote.

The Company will continue to maintain an active dialogue with shareholders and evaluate feedback on issues of importance to them, including the metrics that drive each of our NEO’s long-term incentive compensation. Our engagement with shareholders on executive compensation is further described on page 51 of this Proxy Statement.

8      •      MSCI INC. PROXY STATEMENT

PROXY STATEMENT SUMMARY

Environmental, Social and Governance Highlights

ESG considerations are becoming increasingly important to our shareholders and clients, as demonstrated by the growth in MSCI ESG Research and Ratings and MSCI ESG indexes. We also view strong ESG practices as core to our own success. Our Board conducts an annual review of its governance practices, Committee charters and governance policies to ensure that the Company’s practices are in line with current best practices. Below are some highlights of our ESG practices. Policies and practices that were strengthened in 2018 and early 2019 are marked with an “*”. Additional information on our ESG practices is available on our website at: www.msci.com/corporate-responsibility. Information contained on the website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

	OUR POLICIES	WHAT WE DO

DIVERSE AND ENGAGED BOARD

•  Directors must bring a wide range of qualifications, experiences, backgrounds, skills and attributes to our Board, supporting its oversight role on behalf of shareholders

•  Directors are prohibited from serving on the boards of more than four public companies, including MSCI (directors who serve as chief executive officer of a public company should not serve on the boards of more than a total of three public companies, including MSCI)*

•  Comprehensive director orientation program and director education policy

•  4 of 10 (40%) director nominees bring gender or racial diversity to the Board

•  3 of 10 (30%) director nominees are women

•  See “Director Core Competencies” on page 14 of this Proxy Statement

•  No director is overboarded

•  New directors meet with senior management for a two-day orientation program and attend the meetings of each Committee during their first year

ACTIVE BOARD REFRESHMENT

•  Board generally favors the periodic rotation of Committee assignments and Committee chair positions

•  Committee chairs expected to serve approximately 4 to 6 years on average in order to facilitate rotation of Committee chairs while preserving experienced leadership

•  Mandatory director retirement age of 72

•  The Governance Committee has primary responsibility for director succession planning

•  New Lead Director (Robert G. Ashe) appointed to serve in 2018

•  New chairs for all NYSE-mandated committees appointed to serve in 2018

•  3 of 10 (30%) director nominees joined the Board within the last five years

•  Average director age of 62 (among director nominees)

•  Director skills matrix maintained and reviewed regularly to aid in search of director candidates

MSCI INC. PROXY STATEMENT      •      9

PROXY STATEMENT SUMMARY

	OUR POLICIES	WHAT WE DO

ACCOUNTABILITY AND INDEPENDENCE

•  Annual election of directors with majority vote standard for uncontested elections and plurality standard for contested elections

•  No staggered Board

•  No shareholder rights plan (i.e., a poison pill)

•  Robust director share ownership guidelines

•  Comprehensive Code of Ethics and Business Conduct (“Code of Ethics”)

•  9 of 10 (90%) director nominees are independent

•  All NYSE-mandated committees are 100% independent

•  All incumbent directors re-elected by at least 97% of votes cast in 2018

•  Annual Board, Committee and individual director evaluations*

•  Annual Say-on-Pay Vote

•  All directors satisfy stock ownership guidelines

•  Directors participate in active shareholder engagement efforts

RISK MANAGEMENT OVERSIGHT	Board, through its Committees, has principal responsibility for oversight of risk management process, including cybersecurity and data privacy	• Board actively engaged in risk management oversight. See page 28 of this Proxy Statement for additional detail

BOARD OVERSIGHT OF ESG PRACTICES	Board has oversight over the Company’s ESG practices and disclosures*

•  The Governance Committee is responsible for overseeing the Company’s ESG practices and disclosures

•  The Company appointed a Chief Responsibility Officer (“CRO”) in 2018 to manage the Company’s ESG practices and make periodic reports to the Governance Committee

ENVIRONMENTAL HIGHLIGHTS	Commitment to being environmentally conscious

•  89% of our global staff are located in offices with LEED, BREEAM or equivalent recognition

•  In 2018, the Company engaged a third-party advisor with the aim of continuing to improve the Company’s environmental practices and disclosures, including by participating in the Carbon Disclosure Project*

•  Signatory to UN-backed Principles for Responsible Investment

10      •      MSCI INC. PROXY STATEMENT

PROXY STATEMENT SUMMARY

	OUR POLICIES	WHAT WE DO

ENVIRONMENTAL HIGHLIGHTS (continued)

•  Supporting local employee-driven committees that have been established in many of our offices to engage in a variety of initiatives, including promoting sustainable waste management and working practices, educating and increasing awareness of key environmental issues and challenges facing those offices and running initiatives to engage employees on local environmental matters

SOCIAL HIGHLIGHTS	Strong focus on human capital development as overseen by the Compensation Committee, including review of the Company’s corporate culture, learning and development programs and efforts to promote diversity and gender pay parity*

•  Executive Diversity Council (“EDC”), led by our Chief Operating Officer, launched in 2018

•  Maintain two active employee resource groups: the MSCI Pride Group and the MSCI Women’s Leadership Forum (“WLF”)

•  Inaugural Annual Diversity and Inclusion Summit hosted by our CEO, President, Chief Operating Officer and other Executive Committee members and attended by high performing women at the Company with leadership capabilities as well as members of the EDC

•  Annual review by the Compensation Committee of talent management and succession planning; all directors are invited to participate

•  Matching employee charitable contribution program in the U.S.

•  Most of our largest regional offices have a Philanthropic Committee which provides a forum for employees to volunteer with a variety of organizations

•  In 2018, we saw improved engagement from employees across the Company based on the Company’s annual employee engagement survey

•  The Company’s Supplier Code expects suppliers to respect the standards embodied in the Universal Declaration of Human Rights and the International Labor Organization Conventions

MSCI INC. PROXY STATEMENT      •      11

PROXY STATEMENT SUMMARY

OUR BOARD OF DIRECTORS NOMINEES

Each of our current directors, other than Wendy E. Lane (who will not stand for re-election at the 2019 Annual Meeting but will remain on the Board through that date), is standing for election to hold office until the next annual meeting of shareholders or until the director’s earlier resignation, death or removal. The table below provides information on each of our director nominees.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENT
Henry A. Fernandez	60	2007	Chairman and CEO, MSCI Inc.
Robert G. Ashe Lead Director	59	2013	Former General Manager, Business Analytics, IBM Corp. (Formerly CEO of Cognos Inc.)	🌑
Benjamin F. duPont	55	2008	Co-Founder and Partner, Chartline Capital Partners	🌑
Wayne Edmunds	63	2015	Former Interim Group CEO, BBA Aviation, and Former CEO, Invensys plc	🌑
Alice W. Handy	70	2009	Former Managing Member and CEO, Investure	🌑
Catherine R. Kinney	67	2009	Former President, New York Stock Exchange	🌑
Jacques P. Perold	60	2017	Former President, Fidelity Management and Research Company	🌑
Linda H. Riefler	58	2007	Former Chairman of Global Research and Chief Talent Officer, Morgan Stanley	🌑
George W. Siguler	71	2009	Co-Founder, Siguler Guff & Company	🌑
Marcus L. Smith	52	2017	Former Director of Equity (Canada) and Portfolio Manager, MFS Investment Management	🌑

12      •      MSCI INC. PROXY STATEMENT

Corporate Governance

Proposal No. 1 - Election of Directors

Our Board currently has 11 directors. Each director stands for election at each annual meeting of shareholders and holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. All of the nominees presented below are directors of MSCI as of March 11, 2019. All directors were elected at the 2018 annual meeting of shareholders. The Board believes that each of the nominees brings strong skills and experience to the Board, giving the Board, as a group, the appropriate skills needed to exercise its oversight responsibilities and advise management with respect to the Company’s strategic initiatives.

On March 5, 2019, Wendy E. Lane informed the Company of her decision to not stand for re-election at the 2019 Annual Meeting. Her term as a director will end when her current term expires at the 2019 Annual Meeting. Concurrent with the 2019 Annual Meeting, the size of the Board will be decreased from 11 to 10. There are no disagreements with MSCI’s management or the Board related to MSCI’s operations, policies or practices to be reported in connection with Ms. Lane’s decision to not stand for re-election.

Each nominee has indicated that he or she is willing and able to serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board or the Board may elect to reduce its size.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast with respect to each director’s election at our 2019 Annual Meeting is required to approve Proposal No. 1. Abstentions shall not be treated as votes cast. For additional information on the consequences for directors who do not receive a majority of the votes cast, please refer to “What happens if a director does not receive a majority of the votes required for his or her re-election” in Annex A.

MSCI INC. PROXY STATEMENT      •      13

CORPORATE GOVERNANCE

DIRECTOR CORE COMPETENCIES

Our Board includes an appropriate mix of experience, tenure, diversity, leadership, skills and qualifications in areas of importance to the Company. Our directors have had senior leadership experience at various domestic and multinational companies. In these positions, they obtained diverse management skills, including strategic and financial planning, regulatory compliance, risk management and leadership development. Additional detail on each director nominee’s experiences and qualifications follows their biographies beginning on page 15 of this Proxy Statement. The Governance Committee believes the director skills and experiences set forth on the “Director Core Competencies” table below are those most relevant to the Board’s oversight responsibilities and the Company’s strategic direction and strives to ensure that the Board includes a balanced mix of qualifications.

DIRECTOR CORE COMPETENCIES

EXECUTIVE LEADERSHIP
GOVERNANCE/PUBLIC COMPANY BOARD
INDUSTRY EXPERIENCE
INTERNATIONAL EXPERIENCE
REGULATORY COMPLIANCE / GOVERNMENT
INVESTMENTS / STRATEGY
FINANCIAL EXPERTISE: CFO AND AUDIT
RISK MANAGEMENT
CONSUMER INSIGHT / INVESTOR RELATIONS
TECHNOLOGY
CORPORATE AFFAIRS
TALENT MANAGEMENT / EXECUTIVE COMPENSATION

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CORPORATE GOVERNANCE

2019 DIRECTOR NOMINEES

Henry A. Fernandez Chairman and CEO Age: 60 Director since: 2007

BIOGRAPHY: Mr. Fernandez has served as a director and Chairman of our Board since 2007 and as our CEO since 1998. He served as our President from 1998 to 2017. Before leading MSCI’s transition to becoming a fully independent, standalone public company in 2009, he was a Managing Director at Morgan Stanley, where he worked in emerging markets product strategy, equity derivative sales and trading, mergers and acquisitions, worldwide corporate finance and mortgage finance for U.S. financial institutions. Mr. Fernandez worked for Morgan Stanley from 1983 to 1991 and from 1994 to 2009. Mr. Fernandez holds a Bachelor of Arts in economics from Georgetown University, an M.B.A. from the Stanford University Graduate School of Business and pursued doctoral studies in economics at Princeton University.

QUALIFICATIONS: Because Mr. Fernandez has been the CEO of the Company since 1998 and has been instrumental in the internal and external growth of the Company, the design and execution of the Company’s acquisitions both before and after its IPO in 2007, including the acquisitions of Barra, LLC (formerly Barra, Inc.) in 2004, RiskMetrics Group, LLC (formerly RiskMetrics Group, Inc.) and Measurisk, LLC in 2010, IPD Group Limited, Inc. in 2012, GMI Holdings Co. in 2014 and the business of Insignis, Inc. in 2015, he brings to the Board an unparalleled historical knowledge and depth of understanding of the Company and its businesses. The skills and experience that Mr. Fernandez acquired in founding two private equity investment firms and while working in various areas at Morgan Stanley have proven invaluable to the Company’s continued success following its IPO. These skills will remain vital to the continued success of the Company’s day-to-day operations, as well as the successful development and execution of its growth plans and competitive strategies.

Robert G. Ashe Independent Lead Director Age: 59 Director since: 2013

BIOGRAPHY: Mr. Ashe retired from IBM Corporation (“IBM”) in January 2012, where he had most recently served as General Manager of Business Analytics from 2010 to 2012 and before that as General Manager of Business Intelligence and Performance Management since 2008, following IBM’s acquisition of Cognos Inc. (“Cognos”), a Canadian provider of business intelligence and performance management products. Mr. Ashe worked for Cognos from 1984 to 2008 holding various executive positions, including most recently President and Chief Executive Officer from 2004 to 2008, President and Chief Operating Officer from 2002 to 2004 and Chief Corporate Officer from 2001 to 2002, during a portion of which time he also served as Chief Financial Officer. He also held various Senior Vice President positions in Worldwide Field Operations, Products and Application Development Tools from 1996 to 2001. Prior to that, he held various Vice President roles within Product

Development and Corporate Finance. Mr. Ashe holds a Bachelor of Commerce from the University of Ottawa. Mr. Ashe is also a Chartered Accountant in Canada.

OTHER PUBLIC COMPANY DIRECTORSHIPS: ServiceSource International, Inc. (March 2013 to present), Shopify Inc. (May 2015 to present) and Halogen Software Inc. (February 2013 to April 2017).

QUALIFICATIONS: With nearly 30 years of experience in the technology sector, Mr. Ashe has led successful initiatives in product marketing, software development and revenue growth. While at Cognos, he also executed strategic acquisitions and led the successful integration of Cognos following its acquisition by IBM. The Board believes that the experience Mr. Ashe has acquired during his career in the technology industry will provide the Board and management with valuable perspectives on the Company’s investment, organic growth and acquisition strategies. Mr. Ashe has also been serving as our Lead Director since April 2018. As a member of other public company boards and the former CEO of a public company, Mr. Ashe also brings to the Board additional insight with respect to the Board’s roles and responsibilities.

MSCI INC. PROXY STATEMENT      •      15

CORPORATE GOVERNANCE

Benjamin F. duPont Independent Director Age: 55 Director since: 2008

BIOGRAPHY: Mr. duPont is co-founder and Managing Partner at Chartline Capital Partners. Chartline Capital Partners has 26 portfolio companies, and invests in “structured” stage venture capital—with a focus on: Digital Health, Retail Analytics, Telecom Infrastructure, Digital Industrial and Food Supply Chain. In 2010, he co-founded yet2Ventures and while it continues to exist as a manager of legacy investments, as of October 2016, continuing investments are made under Chartline Capital Partners and he no longer serves as a principal of yet2Ventures. Mr. duPont also co-founded yet2, a global open innovation and technology scouting services company, and continues to serve on its board of directors. Prior to that, Mr. duPont worked for the DuPont Corporation from 1986 to 1999, most recently in the Specialty Chemicals, Fibers and Automotive division. Mr. duPont holds a Bachelor of Science in mechanical engineering from Tufts University.

QUALIFICATIONS: As a partner of Chartline Capital Partners, an investment firm focused on enterprise and industrial technology companies, Mr. duPont is a resource for the Board as it assesses MSCI’s business development, technology and research and development needs in connection with its internal and external growth strategies. Additionally, as co-founder and director of yet2, a leading technology and intellectual property marketplace, Mr. duPont brings experience to the Board in the areas of intellectual property and technology evaluation, licensing and development. These areas are vital to MSCI’s continued success, as its business depends on the creation, protection, and successful exploitation of its intellectual property.

Wayne Edmunds Independent Director Age: 63 Director since: 2015

BIOGRAPHY: Mr. Edmunds previously served as the Interim Group Chief Executive of BBA Aviation plc from July 2017 to March 2018. He previously served as Chief Executive Officer of Invensys plc at Invensys Systems, Inc. from 2011 until his retirement in 2014. Previously, Mr. Edmunds was Chief Financial Officer of Invensys. Prior to joining Invensys in 2008, Mr. Edmunds was Senior Vice President of Finance at Reuters America, Inc. from 2005 to 2008. Mr. Edmunds served as the Chief Financial Officer of Innovance Networks Inc. (“Innovance”) from 2000 to 2004, where he was responsible for financial planning and operations. Prior to joining Innovance, Mr. Edmunds held other senior management roles in the technology sector, including working 17 years at Lucent Technologies, Inc., where he served as Vice President of Finance for the Optical Networking Division and as Vice

President of Marketing and Business Development and was responsible for Europe, Middle East and Africa operations. Mr. Edmunds began his career at Amerada Hess Oil as an analyst in Corporate Treasury. Mr. Edmunds holds a Bachelor of Arts in accounting from Rutgers University and an M.B.A. in finance from Pace University.

OTHER PUBLIC COMPANY DIRECTORSHIPS: Dialight plc (February 2016 to present), BBA Aviation plc (August 2013 to present), Ashtead Group plc (February 2014 to September 2018) and Invensys plc (June 2009 to April 2014).

QUALIFICATIONS: Mr. Edmunds brings to the Board, among other skills and qualifications, insight into the dynamics of the evolving technology industry, which will assist the Board in its review and analysis of the Company’s product development and investment strategies. As a member of two U.K. public company boards, Mr. Edmunds also brings to the Board a wealth of cross-border financial, managerial and governance expertise and knowledge.

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CORPORATE GOVERNANCE

Alice W. Handy Independent Director Age: 70 Director since: 2009

BIOGRAPHY: Ms. Handy retired from Investure on December 31, 2018, an outsourced investment office for colleges and foundations which she formed in 2003 having served most recently as its Managing Member until her retirement and its Chief Executive Officer until January 1, 2018. Prior to forming Investure, Ms. Handy was the President of the University of Virginia Investment Management Company. Beginning in 1974 and except for the period from November 1988 to January 1990, during which time Ms. Handy served as the State Treasurer of Virginia, she was actively involved in the investment of the endowment and operating funds of the University of Virginia and served over the years as Investment Officer and Treasurer. Ms. Handy holds a Bachelor of Arts in economics from Connecticut College and pursued graduate studies in economics at the University of Virginia.

QUALIFICATIONS: The experience that Ms. Handy has acquired during her long and successful career in investing for and advising endowments across all asset classes and working with a wide variety of asset managers provides the Board with valuable knowledge and insight into critical segments of the Company’s client base. The Company also leverages her experience in the investment process across all asset classes to enhance its product development strategy and continue to expand its focus beyond equities.

Catherine R. Kinney Independent Director Age: 67 Director since: 2009

BIOGRAPHY: Ms. Kinney retired from NYSE Euronext in March 2009, having served as a Co-President and Co-Chief Operating Officer from 2002 to 2008. From 2007 to 2009, she served in Paris overseeing global listings, marketing and branding, and served as part of the integration team following the merger of the New York Stock Exchange (the “NYSE”) and Euronext in April 2007. Ms. Kinney joined the NYSE in 1974 and rose through the ranks holding management positions with responsibility for several divisions including: all client relationships from 1996 to 2007, trading floor operations and technology from 1987 to 1996 and regulation from 2002 to 2004. Ms. Kinney holds a Bachelor of Arts from Iona College and has completed the Advanced Management Program at Harvard Graduate School of Business. She has

received honorary degrees from Georgetown University, Fordham University and Rosemont College.

OTHER PUBLIC COMPANY DIRECTORSHIPS: MetLife Inc. (April 2009 to present), QTS Realty Trust, Inc. (August 2013 to present), Solar Winds (October 2018 to present) and NetSuite Inc. (March 2009 to November 2016).

QUALIFICATIONS: The Board believes that the leadership and management skills that Ms. Kinney acquired during her 35-year career at the NYSE, where she held high level positions such as Group Executive Vice President of NYSE Euronext and Co-President and Co-Chief Operating Officer of the NYSE, contribute to the effectiveness of the Board. Additionally, the corporate governance knowledge that Ms. Kinney acquired during her successful career at the NYSE has helped the Company further strengthen its corporate governance initiatives. Ms. Kinney’s service on other public company boards also contributes additional insight to the Board with respect to public company processes.

MSCI INC. PROXY STATEMENT      •      17

CORPORATE GOVERNANCE

Jacques P. Perold Independent Director Age: 60 Director since: 2017

BIOGRAPHY: Mr. Perold was president of Fidelity Management & Research Company, the investment advisor for Fidelity’s family of mutual funds, until his retirement in 2014. From 2001 to 2009, Mr. Perold was president of Geode Capital Management, LLC, a sub-advisor to Fidelity. He is currently a trustee of New York Life Insurance Company’s Mainstay mutual funds, a trustee of Boston University, and a co-founder of CapShift, a company focused on enabling impact investments from donor advised funds and foundations. Mr. Perold holds a Bachelor of Arts degree in economic history from the University of Cape Town and a post-graduate Bachelor of Arts Honours degree in sociology from the University of Cape Town.

OTHER PUBLIC COMPANY DIRECTORSHIPS: Allstate Corporation (December 2015 to present).

QUALIFICATIONS: The Board believes that Mr. Perold brings valuable leadership experience from a prominent global investment firm, as well as insight into a quickly evolving and complex financial system. Mr. Perold has over 30 years of experience and leadership in strategy and operations and investment expertise in the financial services industry. The Board believes the experience that Mr. Perold has acquired during his long and successful career at Fidelity provides the Board with valuable knowledge and insight into the Company’s asset management client segment. Mr. Perold’s service on another public company’s board also allows him to provide additional insight into public company processes, and his work with CapShift allows him to provide greater insight into the Company’s ESG business and practices.

Linda H. Riefler Independent Director Age: 58 Director since: 2007

BIOGRAPHY: Ms. Riefler retired from Morgan Stanley in February 2013. Ms. Riefler served as the Chair of Global Research at Morgan Stanley from June 2011 to February 2013 and prior to that had served as the Global Head of Research since 2008. She was the Chief Talent Officer of Morgan Stanley from 2006 to 2008. In these roles she served on both the Management Committee and Operating Committee of Morgan Stanley. Ms. Riefler joined Morgan Stanley in 1987 in the Capital Markets division and was appointed a Managing Director in 1998 while in the Research division. Ms. Riefler holds a Bachelor of Arts in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

OTHER PUBLIC COMPANY DIRECTORSHIPS: CSX Corporation (March 2017 to present).

QUALIFICATIONS: Because Ms. Riefler has been associated with the Company since 2005 and has played an important role in influencing the Company’s strategic direction, the Board believes that her in-depth knowledge of the Company and its businesses gives her unique insight into the Company’s long-term growth opportunities and strategies. The knowledge that Ms. Riefler acquired as the Chief Talent Officer of Morgan Stanley enables her to help the Company realize the full potential of its employees and implement its internal growth strategies. In addition, the experience Ms. Riefler acquired as Global Head of Research at Morgan Stanley in valuing companies and evaluating financial statements continues to serve an important role with respect to supporting the Board and the Company in the assessment of risk and organic and external growth strategies. Ms. Riefler’s experience with debt and equity capital markets and investor needs also enables her to provide perspective with respect to debt and equity financings, as well as capital allocation strategies.

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CORPORATE GOVERNANCE

George W. Siguler Independent Director Age: 71 Director since: 2009

BIOGRAPHY: Mr. Siguler co-founded Siguler Guff & Company (“Siguler Guff”), a private equity investment organization headquartered in New York with approximately $13 billion of assets under management. Prior to co-founding Siguler Guff, Mr. Siguler was a Managing Director and head of PaineWebber’s Private Equity Group from 1991 to 1995. From 1983 to 1984, Mr. Siguler served in the Reagan Administration as the Chief of Staff of the U.S. Department of Health and Human Services. Mr. Siguler was also a founder of the

Harvard Management Company, the investment subsidiary of Harvard University, and served as the Associate Treasurer of the University. Mr. Siguler holds a Bachelor of Arts from Amherst College and an M.B.A. from Harvard Business School.

QUALIFICATIONS: In light of the Company’s objective to continue to grow its business and presence in emerging markets, the insight into investment related opportunities in emerging markets that Mr. Siguler brings to the Board from his private equity investment experience in such markets makes him an invaluable resource to the Company. In addition to his distinguished record of success in the investment management industry, he has developed expertise in several valued areas including finance, strategic development and operations.

Marcus L. Smith Independent Director Age: 52 Director since: 2017

BIOGRAPHY: Mr. Smith was most recently the Director of Equity (Canada) and a portfolio manager at MFS Investment Management (“MFS”) until his retirement in April 2017. As a portfolio manager, he was responsible for managing the MFS Institutional International Equity Portfolio and the International Concentrated Portfolio. He joined MFS in 1994 and held a variety of positions, including Director of Equity (Asia) from 2010 to 2012, based in Boston, Director of Asian Research from 2005 to 2009, based in Singapore, and Equity Analyst from 1995 to 2000, based in London. Mr. Smith currently also serves as a trustee for certain Eaton Vance funds. Mr. Smith holds a bachelor of science degree from the University of Mount Union and an M.B.A. degree from the Wharton School, University of Pennsylvania.

OTHER PUBLIC COMPANY DIRECTORSHIPS: DCT Industrial Trust (October 2017 to August 2018).

QUALIFICATIONS: Mr. Smith contributes his strong record of industry experience and leadership to the Board. He has over 20 years of experience and leadership in fundamental equity investing and international portfolio management which is an invaluable asset to the Company. His time in Asia and Europe also brings to the Board insights into the international financial markets that further strengthens the Company’s global position as a leader in equity investment.

MSCI INC. PROXY STATEMENT      •      19

CORPORATE GOVERNANCE

Structure of our Board and Governance Practices

BOARD LEADERSHIP STRUCTURE

Henry A. Fernandez has served as the Chairman of our Board since our IPO in November 2007 and CEO since 1998. Robert G. Ashe has been our Lead Director since April 2018. The key attributes and responsibilities of the Chairman and the Lead Director roles (which are set forth below) have evolved over time to make MSCI’s leadership both decisive and effective, and enable the Company to execute on its growth strategies.

CHAIRMAN AND CEO	LEAD DIRECTOR

•  Unparalleled historical knowledge and depth of understanding of the Company and its businesses

•  Oversees the Executive Committee in its day-to-day management of the Company

•  Chairs Board meetings and annual shareholder meetings

•  Works with the Lead Director to set agendas for Board meetings (which the Lead Director approves)

•  Collaborates with the Board on the Company’s strategy and leads management in implementing that strategy

•  Meets frequently with clients and shareholders and communicates feedback to the Board and senior management

•  Manages the development of senior management and our businesses to succeed in a dynamic and competitive landscape

•  Strong and independent leadership style

•  Appointed annually by the Board’s independent directors

•  Presides at all meetings of the Board at which the Chairman is not present and has the authority to call, and will lead independent director sessions

•  Approves other Board related materials (directors, acting through the Lead Director, may propose matters to be included on the agenda for a meeting)

•  Approves Board meeting agendas and the appropriate schedule of Board meetings to assure time is sufficient for discussion of all agenda items

•  Facilitates a strong, independent oversight function by leading executive sessions of independent directors at least after every quarterly Board meeting

•  Facilitates communication between the Chairman and independent directors

•  Leads Board and individual director evaluations

•  Leads the annual CEO evaluation

•  Meets directly with management and non-management employees of the Company

•  Consults and directly communicates with shareholders and other key constituents, as appropriate

•  Collaborates with the Compensation Committee to oversee management succession planning efforts

We believe that it is in the best interests of MSCI and its shareholders to combine the roles of Chairman and CEO at this time because it provides the Company with continued unified leadership and direction. We believe Mr. Fernandez is best situated to serve as Chairman because he is the director most knowledgeable about the Company’s products, services and industry, and is in a position to effectively identify strategic priorities, recommend appropriate agendas and lead the execution of our strategy. While the Company’s independent directors bring experience, oversight and expertise from

20      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

various perspectives and disciplines, Mr. Fernandez’s historical knowledge and in-depth understanding of the Company and its products and services enable him to identify areas of focus for the Board while effectively executing the Company’s strategy. We also believe that combining the role of Chairman and CEO facilitates the flow of information between management and the Board, provides clear accountability and promotes efficient decision making, all of which are essential to effective governance.

Additionally, our Board leadership structure is enhanced by the independent leadership provided by our Lead Director who provides effective independent oversight through his expansive list of enumerated duties.

While we believe that continuing to combine the roles of Chairman and CEO is the most effective leadership structure for our Board and the Company at this time, our Amended and Restated Bylaws (“Bylaws”) and Corporate Governance Policies also permit a structure where the CEO would not serve contemporaneously as the Chairman of the Board should the separation of such roles be deemed appropriate and in the best interests of MSCI and its shareholders in the future.

DIRECTOR INDEPENDENCE

Our Corporate Governance Policies provide that the Board should have a significant majority of independent directors meeting the independence requirements of the NYSE. Our Board has determined that each of Messrs. Ashe, duPont, Edmunds, Perold, Siguler and Smith, Mmes. Handy, Kinney and Riefler and Ms. Lane (who is not standing for re-election at the 2019 Annual Meeting but will remain on the Board through that date) is independent in accordance with the requirements of our Corporate Governance Policies, which follow the NYSE rules and guidelines. In making such determinations, there were no material transactions, relationships or arrangements not disclosed herein under “Other Matters—Certain Transactions” to be considered by the Board in determining whether the director was independent. Therefore, 10 of our 11 current directors are independent. Only Mr. Fernandez is not independent because of his position as CEO of MSCI.

All members of the Audit Committee, Compensation Committee and Governance Committee satisfy the independence requirements of the NYSE. In addition, each member of the Audit Committee and Compensation Committee meets the heightened independence standards of the NYSE required for audit committee and compensation committee members, respectively.

MSCI INC. PROXY STATEMENT      •      21

CORPORATE GOVERNANCE

BOARD AND INDIVIDUAL DIRECTOR EVALUATIONS

In addition to the ongoing assessment of the functioning of the Board, each year, our directors formally evaluate the effectiveness of the Board and its committees through a self-assessment administered by Board members and management. Directors respond to questions designed to elicit information that will be useful in improving Board and committee effectiveness. Such feedback is discussed during executive session and where appropriate, addressed with management.

DIRECTOR EDUCATION

All new directors participate in a director orientation program that includes in-person briefings by senior management representing the heads of the product lines and key functional areas, and topics include, among others: the Company’s strategic plans, capital structure, historical financial performance and key policies and practices, including compliance and trading policies. New directors are also encouraged to attend all Committee meetings during their first year. Directors are encouraged and provided with opportunities to attend educational sessions on subjects that could assist them in discharging their duties. Pursuant to its Director Education Policy, the Company will reimburse directors for reasonable costs incurred from attending these sessions. In addition to external educational opportunities, directors participate in onsite educational sessions, including an annual review of leading corporate governance practices by corporate governance experts, briefing sessions on topics that present special risks and opportunities, updates on accounting topics, and product line reviews presented by the heads of each of our product segments.

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CORPORATE GOVERNANCE

SHAREHOLDER ENGAGEMENT

We believe that engaging with our shareholders is the best way to address the issues that matter most to them. Dialogue with our shareholders helps us understand their perspectives on the Company and its goals and expectations for performance and identify issues that might affect our long-term strategy, corporate governance and compensation practices. As such, we provide our shareholders with many opportunities to provide feedback to our Board and senior management, including by inviting certain shareholders to address the Board and present their views on the Company. We also engage with shareholders before, during and after the proxy season to present new governance practices or design features in our executive compensation program and receive feedback.

In 2018 and early 2019, we held over 200 meetings with our shareholders, and in February 2019, hosted our first Investor Day in four years to provide existing and prospective shareholders with a deeper understanding of our key strategic initiatives, highlight the achievement of our financial performance over the last several years and provide an update to our long-term financial outlook.

During these shareholder engagements, we typically discuss topics such as market trends affecting our industry, the competitive environment, our go-to-market strategy, financial performance and our overall outlook for the Company.

Below are the highlights from our engagement efforts:

•

Participation by our CEO, President, Chief Financial Officer (“CFO”), other members of senior management and/or our Head of Investor Relations at 10 investor conferences and participation in seven non-deal related shareholder roadshows.

•	Outreach to over 100 shareholders representing over 49% of our outstanding shares as of February 27, 2019, including direct calls and in-person meetings.

•

Attendance by 40 shareholders (representing a total of 28% of our outstanding shares as of February 27, 2019) at our 2019 Investor Day where shareholders had the opportunity to hear senior management discuss important aspects of our business, financial performance and long-term strategy.

Additionally, in response to shareholder interest in ESG practices, we enhanced the disclosures on our Corporate Responsibility webpage to provide additional information on the framework within which MSCI manages its ESG practices and initiatives, career development practices, employee management programs, compliance policies, and environmental and sustainability practices. Multiple corporate ESG objectives were also incorporated into our CEO’s key performance indicators for 2019.

Our directors and management recognize the benefits that come from providing our shareholders with visibility and transparency into our business, as well as knowing our shareholders’ positions on issues that are important to them. We are committed to continuing to maintain an active dialogue with our shareholders. Please see pages 8 and 51 of this Proxy Statement for additional information on our shareholder engagement efforts specific to compensation matters.

ATTENDANCE AT BOARD MEETINGS AND ANNUAL MEETING OF SHAREHOLDERS

Our Board met nine times, held independent director executive sessions following eight of those meetings and took action by unanimous written consent on one occasion during 2018. Each director attended at least 75% of the total meetings of the Board and Committees on which the director served that were held while the director was a member.

MSCI INC. PROXY STATEMENT      •      23

CORPORATE GOVERNANCE

Discussions between the Board and management on strategic direction, new business opportunities and the scope and mix of the Company’s products were held at each quarterly Board meeting. In addition to formal meetings, members of our Board informally interact with senior management on a periodic basis.

Our Corporate Governance Policies state that directors are expected to attend the annual meetings of shareholders. In 2018, all of our directors who were on the Board at the time attended our annual meeting of shareholders.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee, Governance Committee and Strategy Committee setting forth the roles and responsibilities of each committee. Each committee annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for approval. To access these charters, click on the “Corporate Governance” link found on our website’s Investor Relations homepage (http://ir.msci.com). Information contained on our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

The table below provides detail on the composition of each of our designated standing committees for (1) the period beginning on March 21, 2017 and ending on April 29, 2018 and (2) the current committee composition which became effective on April 30, 2018.

	AUDIT COMMITTEE		COMPENSATION COMMITTEE		NOMINATING COMMITTEE		STRATEGY COMMITTEE

NAME OF DIRECTOR	2017	2018	2017	2018	2017	2018	2017	2018

Henry A. Fernandez							🌑	🌑

Robert G. Ashe	🌑	🌑					Chair	Chair

Benjamin F. DuPont(1)			Chair			🌑

Wayne Edmunds	🌑	Chair		🌑			🌑

Alice W. Handy		🌑			🌑

Catherine R. Kinney					Chair			🌑

Wendy E. Lane(2)			🌑	🌑

Jacques P. Perold						Chair	🌑	🌑

Linda H. Riefler			🌑	Chair		🌑	🌑

George W. Siguler					🌑	🌑

Marcus L. Smith(3)	🌑	🌑						🌑

(1) Mr. DuPont has been appointed to the Compensation Committee and will begin to serve on it effective April 25, 2019.

(2) Ms. Lane is not standing for re-election at the 2019 Annual Meeting but will remain on the Board through that date.

(3) Mr. Smith was appointed to the Board, effective November 2, 2017. He was appointed to the Audit Committee, effective January 30, 2018.

24      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

AUDIT COMMITTEE

Members:

Wayne Edmunds (Chair)

Robert G. Ashe

Alice W. Handy

Marcus L. Smith

Meetings Held in 2018: 6

•  All current members are independent within the meaning of the NYSE standards of independence for directors and audit committee members.

•  All current members satisfy NYSE financial literacy requirements, have accounting or other relevant management expertise, and Messrs. Ashe and Edmunds have been designated as “audit committee financial experts” as defined by SEC rules.

Primary Responsibilities:

•  Oversees the integrity of the Company’s financial statements, internal controls over financial reporting and risk assessment and risk management (including major financial risk exposures and cybersecurity risks).

•  Appoints and determines the compensation of the independent auditor.

•  Evaluates the qualifications, independence and performance of the independent auditor, including obtaining a report of the independent auditor describing the items set forth in the Audit Committee’s charter, including those required by the Public Company Accounting Oversight Board.

•  Pre-approves audit and permitted non-audit services.

•  Reviews and evaluates the audit plan, performance, responsibilities, budget and staffing of the Company’s internal audit function.

•  Reviews and discusses with management and the independent auditor the annual audited and quarterly unaudited financial statements included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively.

•  Establishes procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, and the review of any submissions received pursuant to such procedures.

•  Reviews reports from management relating to the status of compliance with legal and regulatory requirements.

Further details on the role of the Audit Committee, as well as the Audit Committee Report, may be found in “Audit Matters—Audit Committee Report” on page 87 of this Proxy Statement.

MSCI INC. PROXY STATEMENT      •      25

CORPORATE GOVERNANCE

COMPENSATION & TALENT MANAGEMENT COMMITTEE

Members:

Linda H. Riefler (Chair)

Wayne Edmunds

Wendy E. Lane

Meetings Held in 2018: 8

•  All members are independent within the meaning of the NYSE standards of independence for directors and compensation committee members.

•  All members qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and satisfy the requirements of “outside directors” pursuant to §162(m) of the Internal Revenue Code, as amended (“IRC”).

Primary Responsibilities:

•  Reviews the Company’s compensation strategy and reviews and approves the Company’s compensation and benefits policies generally, including reviewing and approving any incentive compensation and equity-based plans of the Company that are subject to Board approval and the Company’s stock ownership guidelines for Executive Committee members.

•  Identifies, reviews and approves corporate goals and objectives to be used in our compensation programs, sets compensation for the Company’s Executive Committee members, including its executive officers, and the principal accounting officer (the “Executives”), and evaluates each Executive’s performance, each in light of such goals and objectives.

•  Reviews and approves the compensation of our CEO and each of the Company’s other Executives, including: base salary; annual and long-term incentive compensation; employment, severance and change in control agreements; and any other compensation, ongoing perquisites or special benefit items.

•  Reviews director compensation every two years and recommends changes to the Board, when appropriate.

•  Periodically reviews, in consultation with the CEO, the Company’s management succession planning and oversees the Company’s talent management process, including the Company’s learning and development and diversity and inclusion programs.

•  Reviews and discusses with management the “Compensation Discussion and Analysis” section of the Company’s annual proxy statement, prepares the Compensation & Talent Management Committee Report required by SEC rules and recommends to the Board the inclusion of each in the Company’s annual proxy statement (included on pages 41 and 73 of this Proxy Statement, respectively).

•  Considers the independence requirements of the NYSE prior to selecting a compensation consultant, legal counsel or other advisor and evaluates the performance of such advisors and approves all related fees.

Compensation Committee Interlocks and Insider Participation: None.

Ms. Lane is not standing for re-election at the 2019 Annual Meeting but will remain on the Board through that date. Effective April 25, 2019, Benjamin F. duPont will also serve on the Compensation Committee. He qualifies as a “non-employee” director for purposes of Rule 16b-3 under the Exchange Act and satisfies the requirements of “outside directors” pursuant to §162(m) of the IRC. Mr. duPont has also confirmed in connection with his appointment that there exists no Compensation Committee interlocks or insider participation.

26      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:

Jacques P. Perold (Chair)

Benjamin F. duPont

Linda H. Riefler

George W. Siguler

Meetings Held in 2018: 4

•  All members are independent within the meaning of the NYSE standards of independence for directors.

Primary Responsibilities:

•  Annually reviews the size and composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee and considers the skills, background and experience of each director in doing so.

•  Oversees searches for candidates for election to the Board and recommends criteria and individuals for appointment to the Board and its committees.

•  Retains and terminates any search firm assisting the Governance Committee in identifying director candidates, and maintains sole authority to approve all such search firms’ fees and other retention terms.

•  Makes recommendations to the Board as to determinations of director independence.

•  Oversees and approves the process and guidelines for the annual evaluation of performance and effectiveness of the Lead Director, the Board and its Committees and individual directors.

•  Oversees the Company’s ESG matters.

•  At least annually, reviews and assesses the adequacy of the Company’s Corporate Governance Policies and Code of Ethics and oversees compliance therewith.

•  Reviews the Company’s Related Person Transactions Policy and reviews all related person transactions to determine whether such transactions are appropriate for the Company to undertake.

STRATEGY AND FINANCE COMMITTEE

Members:

Robert G. Ashe (Chair)

Henry A. Fernandez

Catherine R. Kinney

Jacques P. Perold

Marcus L. Smith

Meetings Held in 2018: 9

•  All members, except Mr. Fernandez, are independent within the meaning of the NYSE standards of independence for directors.

Primary Responsibilities:

•  Reviews management’s recommendations with respect to the strategic direction of the Company and regularly consults with the Board on the objectives of the Company’s strategic plans and management’s implementation of such plans.

•  Reviews and makes recommendations with respect to the agenda for any Board strategy meetings, taking into account issues important to the full Board.

•  Reviews and makes recommendations to the Board with respect to any mergers, combinations, acquisitions, divestitures, joint ventures, minority investments and other strategic investments, and any financings for mergers, acquisitions and other significant financial transactions, in each case requiring the Board’s approval.

•  Reviews and oversees management’s plans and objectives for the capitalization of the Company, including target leverage levels and the structure and amount of debt and equity required to meet the Company’s financing needs.

•  Oversees the Company’s share repurchase programs, subject to Board-approved policies.

•  Reviews and recommends for approval by the Board changes to the Company’s dividend policy.

MSCI INC. PROXY STATEMENT      •      27

CORPORATE GOVERNANCE

BOARD ROLE IN RISK OVERSIGHT

The Board’s role in risk oversight is consistent with the Company’s leadership structure, with management having day-to-day responsibility for identifying, evaluating and managing the Company’s risk exposure and the Board having the ultimate responsibility for overseeing risk management with a focus on the Company’s most significant risks. The Board is assisted in meeting this responsibility by its Committees as described below.

Board of Directors Oversees Major Risks
• Regularly reviews the strategic plans of the Company and each of its operating segments.	• Reviews specific risk topics, including risks associated with our capital structure, growth plans and client relationships.	• Receives quarterly written reports on enterprise-level risks, including cybersecurity risks.	• Receives regular reports from each of the Board’s Committees on their areas of risk oversight.	• At least annually reviews the Company’s succession plan to ensure the Company maintains an appropriate succession plan for its senior management.

Audit

Committee

•  Reviews internal controls and the Company’s financial statements with the CFO, Principal Accounting Officer and the external and internal auditors.

•  Oversees risks relating to key accounting and reporting policies.

•  Receives quarterly reports from the Company’s Enterprise Risk Management Officer.

•  Reviews with management risks associated with cybersecurity (see below).

•  Meets quarterly with the Head of Internal Audit and the Company’s external independent auditors in executive session.

Compensation & Talent

Management Committee

•  Oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.

•  Employs an independent compensation consultant to assist in designing and reviewing compensation programs, including the potential risks created by the programs.

•  Oversees the Company’s executive management succession planning program.

•  Oversees the process for conducting the annual risk assessment of the Company’s compensation policies and practices, including retaining, from time to time, third party consultants to assess risk. See “Compensation Matters—Compensation Risk Assessment” below.

Nominating and Corporate

Governance Committee

•  Oversees risks relating to the Company’s governance structure and other corporate governance matters and processes.

•  Evaluates related person transactions and any risks associated therewith.

•  Oversees compliance with key corporate governance policies, including the Corporate Governance Policies.

•  Oversees risks related to compliance matters by reviewing with the Head of Compliance on at least an annual basis updates to the Company’s compliance policies and program, compliance statistics and investigations, trainings, certifications and relevant legal developments.

•  Oversees risks related to the Company’s ESG practices.

Strategy and

Finance Committee

•  Oversees risks relating to the Company’s strategic plan and regularly reports to the Board with respect thereto.

•  Reviews and makes recommendations to the Board with respect to certain transactions, including mergers and other strategic investments and the financing of such transactions, as delegated by the Board.

•  Reviews and makes recommendations to the Board with respect to the Company’s capital structure, including target leverage levels and the structure and amount of debt and equity required to meet the Company’s operating needs.

Management

The Company’s Enterprise Risk Oversight Committee (“EROC”) is comprised of the President, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, the Chief Human Resources Officer, the Chief Technology Officer and the Enterprise Risk Management Officer. The EROC oversees the Company’s risk management activities to ensure that the Company is identifying, evaluating and managing risks that may have an adverse impact on the Company’s ability to achieve its operational and strategic objectives. The EROC reports to the Audit Committee.

28      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

Cybersecurity

On a quarterly basis, the Audit Committee is updated on the Company’s information security program and its related priorities and controls. As part of this update, the Audit Committee is provided with a written report on such topics that is also made available to the full Board. The Chair of the Audit Committee informs the Board of any key updates during his quarterly reports to the Board.

DIRECTOR QUALIFICATIONS

The Governance Committee’s charter requires it to review candidates’ qualifications for membership on the Board or a committee of the Board, including making a specific determination as to the independence of each candidate, based on the criteria approved by the Board (and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under applicable law or NYSE rules for audit committee membership purposes, and heightened independence standards that may be required under law for compensation committee membership purposes). If the Governance Committee determines that adding a new director is advisable, it will recommend such individual to the Board for appointment as a member of the Board and any Committees.

Consistent with our Corporate Governance Policies, when appointing directors, the Board takes into account the diversity of a candidate’s perspectives, background, and other demographics. Our diversity objectives are also implemented and monitored through periodic reviews by the Governance Committee of the composition of the Board and its Committees in light of the then-current challenges and needs of the Board, the Company and each Committee, which result in determinations as to whether it may be appropriate to make changes after considering issues of judgment, diversity, age, skills, background and experience. The composition of our current Board demonstrates the Board’s commitment to diversity in a number of areas. Women represent approximately 30% of our current director nominees. Our directors also have differing backgrounds, educations, professional experiences, skills, ages, national origins and viewpoints. See “Proposal No. 1—Election of Directors.”

Pursuant to the authority granted in its charter, the Governance Committee retains professional search firms to assist in the process of identifying, evaluating and conducting due diligence on potential director candidates. Using a search firm provides additional assurance to the Governance Committee that it is conducting a broad search and looking at a diverse pool of potential candidates.

TENURE AND BOARD REFRESHMENT

Our Board has shown an ongoing commitment to Board refreshment and to having highly qualified, independent perspectives in the boardroom. Three of the Company’s director nominees have been added to the Board since the beginning of 2015. The average tenure of the director nominees is currently 7.56 years. Also, under our Corporate Governance Policies, directors should not stand for re-election following their 72nd birthday.

MSCI INC. PROXY STATEMENT      •      29

CORPORATE GOVERNANCE

DIVERSITY INITIATIVES

The Compensation Committee is regularly updated on diversity and talent management at the Company. In 2018, the Company celebrated diversity through various events and initiatives around the world, including:

•	The EDC led by Laurent Seyer, our Chief Operating Officer, was launched.

•

Our CEO, President, Chief Operating Officer and other Executive Committee members, hosted an inaugural annual Diversity and Inclusion Summit which was attended by high performing women at the Company with leadership capabilities, as well as members of the EDC.

•	In 2018, the WLF held 85 events around the world. Outside speakers, panel and/or book discussions, networking events, client engagement and philanthropic initiatives were a part of the events.

•	MSCI Pride, an employee resource group for LGBTQ employees, allies and supporters hosted 28 events, including 17 events to celebrate Pride Month.

•	Effective January 1, 2018, MSCI enhanced our maternity and paternity leave policies to provide the same leave time for all offices around the world, subject to local requirements.

Additional information on our diversity initiatives can be found on our website at www.msci.com/corporate-responsibility. Information contained on the website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

SUCCESSION PLANNING

One of the Board’s primary responsibilities is to oversee the development and retention of executive talent and to ensure an appropriate succession plan is in place for our CEO and other members of senior management. The Compensation Committee oversees the process for succession planning for senior management positions from a talent management perspective. This includes ongoing reviews of our leadership bench and succession plans globally, with a focus on developing and retaining top talent at the senior management level, including the CEO. Additionally, high potential leaders are given exposure to Board members through formal presentations at Board or Committee meetings, one-on-one meetings with individual directors and participation in other Board activities.

During 2018, the Board and the Compensation Committee met on several occasions, including from time to time with outside consultants, in furtherance of its succession planning and executive development initiatives, which are considered in the context of our strategic goals. In addition to an annual review of the CEO led by the Lead Director, the Compensation Committee holds a formal succession planning and talent review session annually, which includes succession planning for all senior management positions, including the CEO. All members of the Board are invited to attend this meeting and provide their input on the pipeline of qualified talent for critical roles. These talent review and succession planning discussions take into account desired leadership skills and experience in light of our current business and long-term strategy. For example, the Company is increasingly focused on technology, client services and the Asia Pacific (“APAC”) region as part of its long-term strategic plan. In furtherance of its strategy, in 2018, the Company appointed Jigar Thakkar to serve as the Chief Technology Officer and Head of Engineering, Russell Read to serve as Global Head of Client Solutions and Jack Lin to serve as Head of APAC Client Coverage. Each of them was also appointed to the Executive Committee.

30      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

An important part of cultivating talent at MSCI is ensuring that employees remain engaged. As such, the Compensation Committee is provided with updates on employee engagement. In 2018, the Company saw improved engagement of employees across the Company based on the Company’s annual employee engagement survey.

INDEPENDENT DIRECTOR MEETINGS

Our Corporate Governance Policies provide that our Lead Director will preside over non-employee director sessions. The Lead Director presided over eight (8) independent director sessions during 2018. The Board’s standing committees also have a practice of holding executive sessions after their quarterly meetings. Our Corporate Governance Policies further provide that if any non-employee directors are not independent, then the independent directors will meet at least once a year in an independent director session and the Lead Director will preside over such independent director sessions. During 2018, all non-employee directors were independent.

COMPENSATION GOVERNANCE

The Compensation Committee operates under a written charter adopted by the Board. As noted above, the Compensation Committee is responsible for reviewing and approving annually all compensation awarded to the Executives, including the CEO and the other NEOs presented in the Summary Compensation Table on page 74 of this Proxy Statement. Information on the Compensation Committee’s processes, procedures and analysis of executive officer compensation for 2018 is provided in the “Compensation Discussion and Analysis” section included herein.

The Compensation Committee actively engages in its duties and follows procedures intended to ensure good compensation governance. See page 26 for additional information on the Compensation Committee’s responsibilities.

The principal compensation plans and arrangements applicable to our executive officers are described in the “Compensation Discussion and Analysis” section and the executive compensation tables included herein. The Compensation Committee may delegate the administration of these plans as appropriate, including to one or more officers of the Company, subcommittees or to the Chair of the Compensation Committee, in each case, when it deems doing so to be appropriate and in the best interests of the Company and consistent with applicable law and NYSE requirements.

The Compensation Committee has the authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of CEO or other executive officer compensation, including authority to approve such compensation consultant’s fees and other retention terms. As further described in the “Compensation Discussion and Analysis” section included herein, during 2018, the Compensation Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its own external compensation consultant to review CEO and other executive officer compensation. All of the services provided by Semler Brossy to the Compensation Committee during 2018 were to provide advice or recommendations on the amount or form of executive officer and director compensation, and Semler Brossy did not provide any additional services to the Company during 2018. The Compensation Committee has considered, among other things, the factors delineated in Rule 10C-1 under the Exchange Act (“Rule 10C-1”), including the NYSE listing rules implementing Rule 10C-1 and Semler Brossy’s conflict of interest policies, and determined that the engagement of Semler Brossy does not raise any conflict of interest or other factors that compromise the independence of its relationship with the Compensation Committee. In developing its views on compensation matters and determining the compensation awarded to our CEO and other executive officers, the Human Resources Department provides data and analyses to aid the Compensation Committee in its decisions. The CEO also makes recommendations on compensation

MSCI INC. PROXY STATEMENT      •      31

CORPORATE GOVERNANCE

for executive officers other than himself and the Compensation Committee takes these recommendations into account in reaching its compensation decisions. From time to time, the Compensation Committee may obtain input from Davis Polk & Wardwell LLP (“Davis Polk”) on compensation award documentation and other compensation-related practices, which in 2018 was communicated to the Compensation Committee via management, the Legal Department or the Human Resources Department. In light of this relationship, the Compensation Committee has considered, among other things, the factors delineated in Rule 10C-1, including the NYSE listing rules implementing Rule 10C-1 and Davis Polk’s conflict of interest policies.

CORPORATE GOVERNANCE DOCUMENTS

MSCI has a corporate governance webpage that can be found under the “Corporate Governance” link on our website’s Investor Relations homepage (http://ir.msci.com).

Our Corporate Governance Policies (including our Director Independence Standards), Code of Ethics and Business Conduct (the “Code of Ethics”) and Committee charters are available electronically, without charge, on or through our website. To access these documents, click on the “Corporate Governance” link found on our website’s Investor Relations homepage (http://ir.msci.com). These documents are also available, without charge, to any shareholder who requests them by writing to us at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or via email at investor.relations@msci.com.

Our Code of Ethics applies to our directors, executive officers and employees. If we make any substantive amendment to, or grant a waiver to, a provision of the Code of Ethics for our CEO, CFO, Principal Accounting Officer and Global Controller or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by promptly disclosing the nature of the amendment or waiver on our website’s Investor Relations homepage (http://ir.msci.com). Information contained on our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

32      •      MSCI INC. PROXY STATEMENT

Director Compensation and Stock Ownership Guidelines

Director Compensation

In 2018, each non-employee director was entitled to receive an annual cash retainer of $75,000. In addition to the annual retainer, non-employee directors were also entitled to the following cash retainers for serving as chairs and/or non-chair members of the Board’s standing committees. Directors do not receive meeting fees and employee directors do not receive any separate compensation for their Board activities.

RETAINER

Committee Chair

Audit Committee	$30,000

Compensation & Talent Management Committee	$25,000

Strategy and Finance Committee	$25,000

Nominating and Corporate Governance Committee	$20,000

Committee Non-Chair Member

Audit Committee	$10,000

Compensation & Talent Management Committee	$10,000

Strategy and Finance Committee	$10,000

Nominating and Corporate Governance Committee	$10,000

Each non-employee director was also entitled to receive an annual equity award payable in RSUs having an aggregate fair market value of $160,000 for non-employee directors and $210,000 for the Lead Director based on the closing price of our common stock as reported by the NYSE on the date prior to grant.

Directors may elect under the terms of the MSCI Inc. 2016 Non-Employee Directors Compensation Plan (the “Directors Plan”) to receive their cash retainer in the form of shares of our common stock. Under the Directors Plan, non-employee directors are subject to annual limits on their cash and equity compensation, as follows: non-employee directors may not receive in any calendar year (i) options, restricted stock, RSUs and other stock-based awards with a grant date fair value of more than $1,000,000 (as determined in accordance with applicable accounting standards) and (ii) retainers and other cash-based awards in excess of $1,000,000.

MSCI INC. PROXY STATEMENT      •      33

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

RSUs granted to non-employee directors are granted on May 1st of each year and vest on the first anniversary of the grant date. Cash retainers and RSU awards are prorated when a director joins the Board and/or a committee at any time other than May 1st. RSUs not granted on May 1st vest on the next May 1st following the grant date. For example, if a director joins the Board on February 1, 2019, his or her prorated RSUs will vest on May 1, 2019. If a director joins the Board on May 31, 2019, his or her prorated RSUs will vest on May 1, 2020.

RSUs are recognized as an expense in the Company’s financial statements for financial reporting purposes with respect to 2018 in accordance with FASB ASC Subtopic 718-10.

Holders of these RSUs are entitled to participate in dividend equivalent payments and such payments may be settled in cash, shares of our common stock, or a combination thereof, to be decided by the Company in its sole discretion. Prior to the conversion to shares, RSU holders do not have any rights as an MSCI shareholder with respect to such RSUs, including the right to vote the underlying shares. The RSUs are generally non-transferable; however, our Board may, in its discretion, specify circumstances under which an award may become immediately transferable and nonforfeitable or under which the award will be forfeited. The RSUs vest and convert to shares immediately upon termination of service for reasons of death, disability or a change in control. If service as a director terminates for any other reason, all unvested RSUs will be cancelled and forfeited unless determined otherwise by the Board or the Compensation Committee.

Non-employee directors are reimbursed for expenses incurred in connection with attending Board meetings.

Director Deferral Plan

On August 2, 2011, the Board adopted the MSCI Inc. Independent Directors Deferral Plan and subsequently amended and restated the plan in 2016 as the MSCI Inc. Non-Employee Directors Deferral Plan (the “Deferral Plan”). The Deferral Plan permits directors to defer receipt of shares of our common stock payable in lieu of cash retainers and/or upon conversion of RSUs granted to the director following the year for which an election has been submitted; provided that an election made by a director within 30 days after the director becomes eligible to receive a cash retainer or RSUs shall apply to any common stock payable in lieu of such a cash retainer and/or upon conversion of such RSUs granted to the director following the date on which the director makes the election. Receipt of shares of our common stock may be deferred until a future date specified by the director, a separation from service (as defined by Treasury regulations), or the earlier of the two. While the Deferral Plan allows for it, the Board has not yet implemented a process for the deferral of cash payments.

34      •      MSCI INC. PROXY STATEMENT

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

2018 Non-Employee Director Compensation

NAME	FEES EARNED OR PAID IN CASH(1)(2) ($)	STOCK AWARDS(3)(4) ($)	ALL OTHER COMPENSATION(5) ($)	TOTAL ($)

Robert G. Ashe	109,982	209,912	2,688	322,582

Benjamin F. duPont	84,911	159,869	8,207	252,987

Wayne Edmunds	115,000	159,869	2,173	277,042

Alice W. Handy	84,972	159,869	51,210	296,051

Catherine R. Kinney	84,972	159,869	37,335	282,176

Wendy E. Lane(6)	85,000	159,869	2,173	247,042

Jacques P. Perold	105,000	159,869	2,173	267,042

Linda H. Riefler	110,000	159,869	2,173	272,042

George W. Siguler	85,000	159,869	2,173	247,042

Marcus L. Smith(7)	97,493	159,869	1,866	259,228

Patrick Tierney(8)	–	–	530	530

Rodolphe M. Vallee(9)	6,438	–	625	7,063

(1) Pursuant to MSCI’s Third Amended and Restated Articles of Incorporation, directors hold office for a term expiring at the next annual meeting of shareholders. The Board term beginning on May 10, 2018 and ending on April 25, 2019 (the “2018 Board Term”) and the Board term beginning on May 11, 2017 and ending on May 10, 2018 (the “2017 Board Term”) do not coincide with MSCI’s January through December fiscal year. Amounts included in the table above represent cash earned or paid, or stock awards granted, as applicable, during the year ended December 31, 2018. Because directors are paid for service from May 1 to April 30, prorated amounts are calculated from the applicable date to May 1st of the relevant Board term.

(2) Cash amounts in this column include the annual retainers and Committee fees paid during the year ended December 31, 2018. Four of our directors elected to receive all or a portion of their annual cash retainers in stock as set forth below. The number of shares issued was determined by dividing the aggregate value of the elected portion of the cash retainer by the closing price of the Company’s common stock on the grant date ($150.66) and rounding down to the next whole share. Each of Mr. duPont and Mmes. Handy and Kinney elected to defer receipt of such shares until the 60th day after his or her “separation from service” as a director under the Deferral Plan.

NAME	CASH	STOCK

Mr. Ashe	—	$109,982 (730 shares)

Mr. duPont	$82,500	$2,411 (16 shares)

Ms. Handy	—	$84,972 (564 shares)

Ms. Kinney	—	$84,972 (564 shares)

(3) Represents the aggregate grant date fair value of RSUs granted in 2018 in accordance with FASB ASC Subtopic 718-10. The fair value is calculated by multiplying the closing price of our common stock on the date prior to the grant date by the number of units awarded. For assumptions regarding these calculations, please see notes 1 and 9 to the consolidated financial statements included in our 2018 Annual Report on Form 10-K filed with the SEC on February 22, 2019. However, the values in this column may not correspond to the actual value that will be realized by the non-employee directors at the time the RSUs vest. The number of RSUs awarded is determined by dividing the aggregate value of the RSU award by the closing price of the Company’s common stock on the trading day prior to the grant date ($149.83) and rounding down to the next whole RSU. For the 2018 Board term, each of Messrs.

MSCI INC. PROXY STATEMENT      •      35

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

duPont, Edmunds, Perold, Siguler and Smith and Mmes. Handy, Kinney, Lane and Riefler each received 1,067 RSUs, and Mr. Ashe received 1,401 RSUs. These RSUs will vest on May 1, 2019. Mr. duPont and Mmes. Handy and Kinney elected to defer receipt of such shares issuable upon vesting until the 60th day after their respective “separation from service” as a director under the Deferral Plan.

(4) As of December 31, 2018, each of our non-employee directors had the following outstanding stock awards in the form of RSUs: Messrs. duPont, Edmunds, Perold, Siguler and Smith and Mmes. Handy, Kinney, Lane and Riefler each had 1,067 RSUs outstanding, and Mr. Ashe had 1,401 RSUs outstanding.

(5) Cash amounts in this column include dividend equivalents paid during the year ended December 31, 2018 in connection with the Company’s payment of its quarterly cash dividend. Each of Mr. duPont and Mmes. Handy and Kinney received shares of our common stock and a cash payment for fractional shares received as a dividend equivalent payment for outstanding RSUs and in lieu of receiving a cash dividend payment for shares subject to his/her deferral election. The table below sets forth the amounts received by each:

NAME	SHARES	CASH RECEIVED FOR FRACTIONAL SHARES

Mr. duPont	$7,543.61 (46 shares)	$663.51

Ms. Handy	$50,466.12 (309 shares)	$743.86

Ms. Kinney	$36,606.52 (224 shares)	$728.28

(6) Ms. Lane is not standing for re-election at the 2019 Annual Meeting but will remain on the Board through that date.

(7) Mr. Smith was appointed to the Audit Committee, effective January 30, 2018 and received a $2,493.15 pro-rated cash retainer for his service as a member of the Audit Committee for the 2017 Board Term.

(8) Mr. Tierney retired from the Board, effective May 1, 2018, and thus did not receive compensation for the 2018 Board Term.

(9) Mr. Vallee retired from the Board at our 2018 annual meeting of shareholders (May 10, 2018) and received a pro-rated cash retainer for his service on the Board for the 2018 Board Term, which included a cash amount in lieu of receiving a pro-rated RSU award.

Non-Employee Director Stock Ownership Guidelines

Under the Company’s stock ownership guidelines for non-employee directors, commencing on the date of our 2016 annual meeting of shareholders, each non-employee director has been required to own a target number of shares of stock of the Company equal to the sum of the “net shares” resulting from the vesting of the RSUs granted to such director for each of the last five years, with such aggregate share ownership to be achieved within five years of initially being elected or appointed to the Board and maintained thereafter. “Net shares” means the number of shares that would remain if the shares resulting from the vesting of the RSUs are sold to satisfy any tax obligations (assuming a tax rate of 40%) upon either (i) the conversion of such RSUs into shares or (ii) the cessation of any tax deferral period with respect to such RSUs.

Shares that count towards satisfaction of the target level of stock ownership under these stock ownership guidelines consist of the following:

(1)	Shares beneficially owned individually, either directly or indirectly (including any shares beneficially owned as a result of an election to receive a retainer (or any portion thereof), in shares);

(2)	Shares beneficially owned jointly with, or separately by, immediate family members residing in the same household, either directly or indirectly;

(3)	Shares underlying vested and unvested RSUs granted under the MSCI Inc. Independent Directors’ Equity Compensation Plan or the Directors Plan; and

(4)	Shares for which receipt has been deferred (including any shares held through the Deferral Plan or any other deferred compensation plan maintained by the Company).

As of the date of this Proxy Statement, all of our non-employee directors are in compliance with the Company’s stock ownership guidelines.

36      •      MSCI INC. PROXY STATEMENT

Beneficial Ownership of Common Stock

Stock Ownership of Executive Officers and Directors

We require members of our Executive Committee (which includes all of our executive officers) and our directors to comply with our stock ownership guidelines to further align their interests with the interests of our shareholders. As of the date of this Proxy Statement, all of the members of our Executive Committee and our directors are in compliance with the applicable stock ownership guidelines. See “Compensation Matters—Compensation Discussion and Analysis—Stock Ownership Guidelines” below and “Director Compensation and Stock Ownership Guidelines—Non-Employee Director Stock Ownership Guidelines” above for additional information regarding our ownership guidelines for the members of our Executive Committee and our directors, respectively.

The following table sets forth the beneficial ownership of our common stock by each of our NEOs and directors, and by all of our directors and executive officers as of February 27, 2019, as a group. The address for each of our executive officers and directors is 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007. Percentage of share ownership amounts are based on 84,665,447 shares of our common stock outstanding as of February 27, 2019.

	SHARES(1)	RIGHT TO ACQUIRE(2)	BENEFICIAL OWNERSHIP TOTAL(3)	PERCENT OF CLASS(4)

Named Executive Officers

Henry A. Fernandez(5)	1,994,773	49,774	2,044,547	2.4%

Kathleen A. Winters(6)	65,850	—	65,850	—%

C.D. Baer Pettit	283,443	—	283,443	—%

Laurent Seyer	92,611	—	92,611	—%

Jigar Thakkar(7)	—	—	—	—%

Directors

Robert G. Ashe	11,748	—	11,748	—%

Benjamin F. duPont	23,257	—	23,257	—%

Wayne Edmunds	5,815	—	5,815	—%

Alice W. Handy	33,036	—	33,036	—%

Catherine R. Kinney	22,797	—	22,797	—%

Wendy E. Lane(8)	5,815	—	5,815	—%

Jacques P. Perold	1,608	—	1,608	—%

Linda H. Riefler	16,265	—	16,265	—%

George W. Siguler	28,478	—	28,478	—%

Marcus L. Smith	587	—	587	—%

All NEOs, Executive Officers and Directors as of February 27, 2019 as a Group	2,613,534	49,774	2,663,308	3.1%

MSCI INC. PROXY STATEMENT      •      37

BENEFICIAL OWNERSHIP OF COMMON STOCK

(1) Excludes shares of our common stock that may be acquired through the vesting of RSUs, including performance-based RSUs, or the exercise of stock options. Includes 26,124, 18,844 and 3,452 shares of our common stock for Mmes. Handy and Kinney and Mr. duPont, respectively, for which such directors have elected to defer receipt of their respective shares until the 60th day after such director’s “separation from service” as a director.

(2) Includes shares of our common stock that can be acquired through vesting of RSUs and the exercise of stock options within 60 days of the date of this table (i.e., through April 28, 2019). See the “Outstanding Equity Awards at Fiscal Year-End” Table included herein for additional information regarding RSUs and stock options held by each NEO as of December 31, 2018. As of December 31, 2018, each of our non-employee directors had the following outstanding stock awards, all of which are in the form of RSUs: Messrs. duPont, Edmunds, Perold, Siguler and Smith and Mmes. Handy, Kinney, Lane and Riefler each had 1,067 RSUs outstanding, and Mr. Ashe had 1,401 RSUs outstanding. Such RSUs are scheduled to vest on May 1, 2019.

(3) Except as indicated in the footnotes to this table, to our knowledge each executive officer and director, as of February 27, 2019, had sole voting and investment power with respect to his or her shares of our common stock. Beneficial Ownership Totals may differ from those set forth in Statements of Changes in Beneficial Ownership reported on Form 4 filed with the SEC due to the exclusion herein of RSUs granted by the Company, as described in footnote (1) to this table.

(4) All executive officers and directors (other than Mr. Fernandez) each beneficially owned less than 1.0% of the shares of our outstanding common stock. Percentages for each beneficial owner are calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act. Percentages for each named executive officer, executive officer and director as of February 27, 2019 and collectively as a group are based on the number of our shares outstanding as of February 27, 2019, which excludes shares of our common stock that can be acquired through vesting of RSUs and the exercise of stock options within 60 days of the date of this table (i.e., through April 28, 2019).

(5) Includes 314,479 shares of our common stock held by the Fernandez 2007 Children’s Trust in which the spouse of Mr. Fernandez is the trustee and his children are the beneficiaries, 4,355 shares of our common stock held by two of his children under the Uniform Transfer to Minors Act and 7,900 shares of our common stock directly held by one of Mr. Fernandez’s children.

(6) After the date of this table (February 27, 2019), on March 1, 2019, Ms. Winters notified the Company of her decision to resign. The Board appointed Andrew C. Wiechmann, who has been serving as the Company’s Head of Strategy, Corporate Development and Investor Relations, to serve as Interim Chief Financial Officer and Treasurer, effective as of March 5, 2019.

(7) Mr. Thakkar joined the Company in July 2018.

(8) Ms. Lane is not standing for re-election at the 2019 Annual Meeting but will remain on the Board through that date.

Stock Ownership of Principal Shareholders

The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock. Percentage of class amounts are based on 84,665,447 shares of our common stock outstanding as of February 27, 2019.

NAME AND ADDRESS	SHARES OF COMMON STOCK BENEFICIALLY OWNED

	NUMBER OF SHARES	PERCENTAGE OF CLASS(1)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,413,281(2)	11.12%

Blackrock, Inc. 55 East 52nd Street New York, NY 10055	6,413,485(3)	7.58%

FMR LLC 245 Summer Street Boston, Massachusetts 02210	4,838,251(4)	5.71%

(1) Because percentage of class ownership is based on the total number of shares of our common stock outstanding as of a date that differs from the date used by the principal shareholders to calculate the percentages for purposes of filing the applicable Schedule 13G or 13G/A, percentages of class ownership presented herein may differ from amounts reported in the applicable Schedule 13G or 13G/A filed with the SEC by the relevant principal shareholder.

38      •      MSCI INC. PROXY STATEMENT

BENEFICIAL OWNERSHIP OF COMMON STOCK

(2) Based on information in a Schedule 13G/A (Amendment No. 6) filed with the SEC on February 11, 2019. The Schedule 13G/A discloses that The Vanguard Group had sole voting power as to 108,415 shares of our common stock, shared voting power as to 20,133 shares of our common stock, sole dispositive power as to 9,286,074 shares of our common stock and shared dispositive power as to 127,207 shares of our common stock. In addition, the Schedule 13G/A discloses that the person filing the report is an investment adviser in accordance with §240.13d-1(b)(1)(ii)(E) and the identification and classification of the subsidiaries which acquired the securities being reported on therein are set forth on Appendix A thereto.

(3) Based on information in a Schedule 13G/A (Amendment No. 7) filed with the SEC on February 6, 2019. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 5,633,722 shares of our common stock and sole dispositive power as to 6,413,485 shares of our common stock. In addition, the Schedule 13G/A discloses that the person filing the report is a parent holding company or control person in accordance with §240.13d-1(b)(1)(ii)(G) and the identification and classification of the subsidiaries which acquired the securities being reported on therein are set forth on Exhibit A thereto.

(4) Based on information in a Schedule 13G/A (Amendment No. 3) filed with the SEC on February 13, 2019. The Schedule 13G/A discloses that FMR LLC had sole voting power as to 497,463 shares of our common stock and sole dispositive power as to 4,838,251 shares. In addition, the Schedule 13G/A discloses that the person filing the report is a parent holding company or control person in accordance with §240.13d-1(b)(1)(ii)(G) and the identification and classification of the subsidiaries which acquired the securities being reported on therein are set forth on Exhibit A thereto.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to provide to us copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports and written representations from the reporting persons that such reports were timely filed and no other reports were required during the fiscal year ended December 31, 2018, we believe that all required reports during 2018 have been timely filed under the SEC’s rules for reporting transactions by executive officers and directors in our common stock except for a Form 4 relating to one exempt transaction for Mr. Thakkar, which was filed with the SEC one day late on July 19, 2018.

MSCI INC. PROXY STATEMENT      •      39

Compensation Matters

40      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (referred to as the “CD&A”) section summarizes our general philosophy with regard to the compensation of our CEO, our former Chief Financial Officer and Treasurer, and our three next most highly paid executive officers in 2018 (collectively referred to as “named executive officers” or “NEOs”). The CD&A provides context for the executive compensation disclosures presented below in both tabular and narrative form. Under its charter, the Compensation Committee reviews the Company’s compensation strategy and reviews and approves executive officer compensation as well as the Company’s compensation and benefits policies generally. The Compensation Committee approved the compensation structure and amounts for each of our NEOs for 2018 and also approved changes to the long-term equity incentive component of our executive compensation program that became effective for equity grants in 2019.

On March 1, 2019, Ms. Winters notified the Company of her decision to resign. The Board appointed Andrew C. Wiechmann, who has been serving as the Company’s Head of Strategy, Corporate Development and Investor Relations, to serve as Interim Chief Financial Officer and Treasurer, effective as of March 5, 2019.

Highlights

EXECUTIVE SUMMARY

Our executive compensation program is designed to link pay to performance, encourage prudent decision-making and risk management, and create a balanced focus on short-term and long-term performance and value creation. In the dynamic and competitive environment in which we operate, it is imperative that we maintain a responsible executive compensation program that encourages and rewards our leaders for achieving short-term and long-term results.

MSCI INC. PROXY STATEMENT      •      41

COMPENSATION MATTERS

The following table sets forth the key components of our target-based compensation program in effect in 2018 and 2019. The Compensation Committee approved certain enhancements to the 2019 long-term equity incentive program in response to shareholder feedback. These enhancements are described in greater detail beginning on page 51 of this Proxy Statement.

EXECUTIVE COMPENSATION PROGRAM

ELEMENTS	• Fixed Component: Base salary • Variable Components: • Annual Incentive Plan (“AIP”) • Long Term Incentive Program (“LTIP”)

PHILOSOPHY

•  Each of the three components has a different purpose. The sum of the base salary, target annual cash incentive and annualized target equity incentive creates a target total compensation. Actual cash incentive and equity incentive payouts are dependent upon the achievement of the relevant AIP and LTIP goals tied directly to the performance of the Company, the product/functional unit and the individual.

We believe that this target-based incentive structure fosters a culture of high performance and accountability and promotes long-term sustainable shareholder value creation by closely aligning executive compensation with objectively measured Company performance and strategic goal attainment as further described below.

HOW PAY SUPPORTS OUR BUSINESS STRATEGY

Our overriding objective is to create long-term sustainable value for our shareholders. To accomplish this objective, we are focused on the following five strategic pillars:

(i) expand leadership in research-enhanced content, (ii) strengthen existing and new client relationships by providing solutions, (iii) improve access to our solutions through cutting-edge technology and platforms, (iv) expand value-added service offerings and (v) execute strategic relationships and acquisitions with complementary content and technology companies.

The variable components of our compensation program (AIP and LTIP) are directly tied to the Company’s strategy and performance.

Achievement Against Strategic Pillars Drives Achievement of Annual Financial Goals Drives Long-Term Value Creation Measured Through Annual Incentive KPIs Measured Through Annual Incentive Financial Goals Measured Through PSU Goals and Demonstrated Through Share Price Appreciation

42      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

2018 BUSINESS HIGHLIGHTS

We delivered very strong financial results in 2018, with achievements across various key financial and operating metrics. We achieved record recurring sales, which drove strong subscription revenue growth. We maintained operational efficiency with our continued focus on expense management and productivity initiatives in 2018. In addition, the price per share of MSCI stock increased 16.5% during 2018 from a closing share price of $126.54 on December 29, 2017 to a closing share price of $147.43 on December 31, 2018. Our financial success in 2018 is a testament to the benefits of our enhanced go-to-market strategy, continued innovation and product enhancement and the increasing power of our cross-product collaboration and our integrated franchise. The strong execution of our strategy contributed to our exceptional financial performance in 2018 and positions the Company for continued growth and profitability in the years ahead. The charts and tables below provide highlights of our operational achievements over the three-year performance period covered by the 2016 Multi-Year PSUs granted in 2016. See Annex B for definitions of operating metrics and the descriptions and reconciliations of all non-GAAP financial measures referenced herein.

MSCI INC. PROXY STATEMENT      •      43

COMPENSATION MATTERS

REVENUE GROWTH

•  Operating revenues in 2018 increased $159.8 million, or 12.5%, to $1.4 billion, compared to 2017.

•  Total Run Rate on December 31, 2018 grew by $65.6 million, or 4.8%, to $1.4 billion, compared to December 31, 2017.

•  Maintained strong retention rates, with a full-year total Retention Rate for 2018 of 94.1%.

OPERATING EFFICIENCY

•  Delivered 67.1% and 17.1% growth in net income and Adjusted EBITDA(1), respectively, driven by strong operating leverage.

•  Effective tax rate was 19.4% and adjusted tax rate (2) was 20.7%, reflecting ongoing efforts to better align our tax profile with our global operating footprint, as well as the impact of active tax planning in connection with the Tax Cuts and Jobs Act that was enacted on December 22, 2017 (“Tax Reform”).

•  Full-year 2018 diluted EPS and adjusted EPS (3) up 71.0% and 34.4%, respectively.

CAPITAL OPTIMIZATION

•  Returned $1.1 billion in capital to shareholders in 2018 through share repurchases and cash dividends pursuant to a disciplined capital allocation strategy.

•  Increased regular quarterly cash dividend by 52.6% to $0.58 per share, representing $2.32 per share on an annualized basis.

•  Reduced our outstanding share count by 6.6% through share repurchases.

(1) “Adjusted EBITDA,” a measure used by management to assess operating performance, is defined as net income before (I) provision for income taxes, (II) other expense (income), net, (III) depreciation and amortization of property, equipment and leasehold improvements, (IV) amortization of intangible assets and, at times, (V) certain other transactions or adjustments. See Annex B for a reconciliation of adjusted EBITDA to net income.

(2) “Adjusted tax rate” is defined as the effective tax rate excluding the impact of adjustments made in connection with Tax Reform (except for amounts associated with active tax planning implemented as a result of Tax Reform). See Annex B for a reconciliation of adjusted tax rate to effective tax rate.

(3) “Adjusted EPS” is defined as diluted EPS before the after-tax impact of the amortization of acquired intangible assets, the impact of divestitures, the impact of Tax Reform adjustments (except for amounts associated with active tax planning implemented as a result of Tax Reform) and, at times, certain other transactions or adjustments. See Annex B for a reconciliation of adjusted EPS to diluted EPS.

44      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

KEY 2018 COMPENSATION DECISIONS

We believe our executive compensation program encourages our NEOs to deliver strong financial results that position the Company for future growth and success. With the help of its external independent compensation consultant, Semler Brossy, the Compensation Committee carefully considered relevant internal and external economic and business factors affecting NEO pay for 2018. The Compensation Committee considered shareholder feedback, reviewed peer compensation analyses, kept apprised of the changing legal and regulatory framework affecting pay practices and reviewed the performance of our NEOs and the Company as a whole.

As previously disclosed in our 2016, 2017 and 2018 proxy statements, we granted the 2016 Multi-Year PSUs to our NEOs in 2016, other than Mr. Thakkar, who joined the Company in July 2018, in order to further align our executive compensation program with our long-term strategic plan for fiscal years 2016 through 2018. The 2016 Multi-Year PSUs covered three years of the annual PSU component of long-term incentive compensation (i.e., for 2016, 2017 and 2018). As such, consistent with our previous commitment to our shareholders, (i) Mr. Fernandez was not granted equity awards in 2017 and 2018 and (ii) our other NEOs only received grants of RSUs (no PSUs) in 2017 and 2018.

SEC disclosure rules require us to report the total three-year value of the 2016 Multi-Year PSUs as 2016 compensation in the Summary Compensation Table for 2016, rather than reporting the 2016 Multi-Year PSUs on an annualized basis for the years they cover (i.e., reporting one-third of the awards in each of 2016, 2017 and 2018). The table below illustrates an alternative way to view the compensation paid for 2018 to our NEOs who received 2016 Multi-Year PSUs (which reflects the 2016 Multi-Year PSUs (at their target value) on an annualized basis—i.e., one-third of the total three-year target value) relative to the total 2018 compensation that is required to be reported for such NEOs in the Summary Compensation Table for 2018 pursuant to SEC rules. The table below is not a substitute for the tables and disclosure required by the SEC’s rules, as set forth on page 74 of this Proxy Statement.

	ALTERNATIVE 2018 TOTAL COMPENSATION TABLE

NAME	ANNUALIZED BASE SALARY ($)	2018 CASH BONUS ($)	2018 RSUs ($)	ANNUALIZED TARGET PSUs ($)(1)	TOTAL 2018 COMPENSATION ($)(2)	2018 SUMMARY COMPENSATION TABLE TOTAL ($)(2)

Henry A. Fernandez	1,000,000	1,800,080	—	5,900,000	8,700,080	2,978,454

Kathleen A. Winters	525,000	1,004,620	520,000	780,000	2,829,620	2,101,349

C.D. Baer Pettit	834,666	1,347,926	500,000	1,600,000	4,282,592	2,864,473

Laurent Seyer	630,340	1,121,551	265,000	1,060,000	3,076,891	2,161,640

(1) The amounts in this column reflect the annualized target value (i.e., one-third of the target value) of the 2016 Multi-Year PSUs granted to the NEOs in 2016.

(2) The amounts reflected in the “Total 2018 Compensation” column above reflect the core components of our executive compensation program in 2018 (taking into account an allocation of one-third of the 2016 Multi-Year PSUs) relative to the total compensation that is required to be reported in this year’s Summary Compensation Table for 2018, and this column does not reflect all of the components of compensation required to be included in the “Total” column of the Summary Compensation Table for 2018 (as depicted in the table above), including the amounts set forth in the “All Other Compensation” column of the Summary Compensation Table for 2018.

MSCI INC. PROXY STATEMENT      •      45

COMPENSATION MATTERS

The table below illustrates an alternative way to view our CEO’s year-over-year total compensation for each of 2018, 2017 and 2016, which similar to the table above, reflects the annualized target value (i.e., one-third of the target value) of the 2016 Multi-Year PSUs for each of 2018, 2017 and 2016. As reflected in the table below, on an annualized basis, Mr. Fernandez’s 2018 compensation (which is the subject of this year’s Say-on-Pay Vote) increased by only 4.2% relative to 2017 and only 5.7% relative to 2016. Such increase was attributable to the increased payout of his annual cash bonus for 2018 based on actual performance against the applicable financial metrics and KPIs due to our strong financial performance and his performance in 2018 and an increase in his base salary. Mr. Fernandez had not received an increase in base salary since 2014 and did not receive an increase in his base salary for 2019.

	ALTERNATIVE CEO YEAR-OVER-YEAR COMPENSATION TABLE

	ANNUALIZED BASE SALARY ($)	ANNUAL CASH BONUS ($)	RSUs ($)	ANNUALIZED TARGET PSUs ($)	ALTERNATIVE TOTAL COMPENSATION ($)

2018	1,000,000	1,800,080	—	5,900,000	8,700,080

2017	950,000	1,497,580	–	5,900,000	8,347,580

2016	950,000	1,383,720	—	5,900,000	8,233,720

As we committed to our shareholders and disclosed in 2018, no equity awards were granted to Mr. Fernandez in 2018, and our other NEOs were only granted RSUs (and no PSUs) in 2018. Since our 2018 Say-on-Pay vote, the Compensation Committee’s actions with respect to Mr. Fernandez’s compensation were solely to (i) pay him an annual cash bonus in respect of 2018 of $1.8 million under our AIP, based on actual performance against the applicable financial metrics and his KPIs and (ii) increase his LTIP target for 2019 by 10.1% (based on an annualized value of his LTIP target in 2018). The increase took into account the fact that Mr. Fernandez’s LTIP awards will continue to be granted solely in the form of PSUs and the fact that his LTIP contained the greatest “at-risk” component as a result of receiving a higher percentage of 5-Year PSUs (as described below) than any other NEO.

For more information on our long-term equity incentive program, see “—Elements of Executive Compensation—Variable Compensation—Long-Term Equity Incentive Compensation Program” below.

46      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

KEY 2019 COMPENSATION DECISIONS

During 2018, the Compensation Committee researched and evaluated an appropriate design for our 2019 LTIP since we were in the final performance year for the 2016 Multi-Year PSUs. After a thorough review and evaluation of the Company’s and its peers’ equity grant practices and taking into account shareholder feedback, the Compensation Committee implemented enhancements to the Company’s long-term equity incentive program and continued to employ absolute TSR CAGR as the overarching measure of performance. The Company’s 2019 equity compensation consists of grants of annual RSUs and PSUs with a mix based on position, as further detailed on page 66 of this Proxy Statement. Notably, the Company will not grant “multi-year” equity awards in 2019. The key features of the 2019 RSUs and PSUs are as follows:

RSUs: "Granted to NEOs other than the CEO "Service-vest in three equal installments in each of 2020, 2021 and 2022 "The structure of this component remained unchanged from prior years)."Tied to long-term share price appreciation3-Year TSR PSUs: "Granted to all NEOs "Cliff-vest at the end of a three-year performance cycle from February 6, 2019 to February 5, 2022, based on achievement of rigorous absolute TSR CAGR performance metrics (see page [XX] below)"Realize meaningful value only to the extent that shareholders also realize value5-Year TSR PSUs: "Granted to all NEOs to facilitate an owner-operator mindset "Cliff-vest at the end of a five-year performance cycle from February 6, 2019 to February 5, 2024, based on achievement of rigorous absolute TSR CAGR performance metrics (see page [XX] below)"Provide stretch opportunity to reward for exceptional long-term value creation over a longer-than-typical performance period In response to shareholder feedback, the 3-Year PSUs and 5-Year PSUs granted in 2019:" do not include an alternative relative TSR performance metric; and "Are subject to only one performance period (i.e., there will be no re-test or extended performance period).

Other changes made to the Company’s executive compensation program in 2019 include:

•	Adoption of a more rigorous Clawback Policy. See page 71 of this Proxy Statement for additional information with respect to our Clawback Policy.

•

Updates to the Company’s Stock Ownership Guidelines for Executive Committee members, including our NEOs, in order to enhance our “owner-operator” philosophy. See page 70 of this Proxy Statement for additional information with respect to our Stock Ownership Guidelines.

MSCI INC. PROXY STATEMENT      •      47

COMPENSATION MATTERS

•

Updates to our Anti-Hedging and Pledging Policy to clarify that all employees are prohibited from engaging in short sales, purchases or sales of options, puts or calls, as well as derivatives such as swaps, forwards or futures and trading on a short-term basis in the Company’s common stock. See page 72 of this Proxy Statement for additional information with respect to our Anti-Hedging and Pledging Policy.

Governance and Administration

EXECUTIVE COMPENSATION PRACTICES

Our executive compensation practices incorporate the following corporate governance best practices that protect the interests of our shareholders and are consistent with high standards of risk management.

WHAT WE DO	WHAT WE DON’T DO

✓ Emphasize variable compensation (see page 54 of this Proxy Statement)

✓  Have formula-based annual cash incentives

✓  Subject equity awards to vesting requirements (generally three-year ratable for RSUs and three-year and five-year cliff for PSUs)

✓  Impose stock ownership guidelines and requirements on all of our NEOs (6x annual base salary for our CEO, 4x for the President/COO and 3x annual base salary for our other NEOs) and Executive Committee members

✓  Maintain a clawback policy for incentive based- compensation (cash and equity) and include clawback provisions in equity awards

✓  Provide for double-trigger vesting upon a change in control

✓  Have restricted dividend equivalents on performance vesting awards that are only paid if and when the underlying award vests

✓  Make CEO equity grant entirely in PSUs tied to multi-year TSR performance metrics focused on long-term shareholder value creation

✓  Require that 2016 Multi-Year PSUs be subject to additional holding of shares representing 50% of the net after-tax shares received for a one-year period after vesting

✓  Retain an independent compensation consultant at the direction of the Compensation Committee

× Do not provide gross-ups to cover excise taxes

× Do not have any employment agreements with our executive officers

× Do not allow any directors or employees, including all NEOs, to hedge or pledge the Company’s common stock, engage in short sales, purchases or sales of options, puts or calls, as well as derivatives such as swaps, forwards or futures or trade on a short-term basis in the Company’s common stock

× Do not allow repricing of options or stock appreciation rights (“SARs”) awards without shareholder approval

× Do not provide for “liberal” share recycling when shares are tendered or withheld to satisfy tax withholding obligations or as payment of an option exercise price

48      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

EXECUTIVE COMPENSATION PHILOSOPHY AND GOALS

We evaluate our executive compensation structure on an annual basis to ensure alignment with our compensation philosophy and business strategy. Our compensation philosophy centers around maintaining a compensation program for our NEOs that is designed to promote the achievement of our short-term and long-term financial and strategic goals. The goals of the Company include:

•	driving long-term sustainable growth, profitability and shareholder value creation by protecting and building our existing businesses;

•	developing innovative and competitive products;

•	pursuing organic and inorganic growth opportunities;

•	strengthening our technology platform;

•	focusing on client-centricity; and

•	developing our talent pipeline.

In addition to those principles described in the “Executive Summary” on page 41 of this Proxy Statement, our executive compensation program is designed to:

•	promote achievement of the Company’s financial and strategic goals and provide alignment with the strategic objectives of our multi-year strategic plan;

•	provide a framework to advance our strategic goals and encourage our NEOs to make a long-term commitment to the Company;

•	base compensation on the performance of the Company, the product/functional unit and the individual;

•	attract, retain and engage top-level talent and provide each NEO with compensation opportunities that are competitive with market practices and within our cost structure;

•	appropriately manage compensation risk in light of our business strategy; and

•

align the long-term interests of our senior executives with those of our shareholders by promoting actions that will allow for sustainable top- and bottom-line growth opportunities and capital returns to shareholders and maintain a culture of ownership and strong corporate governance practices.

Our executive compensation philosophy provides a compensation structure which pays base salaries to our NEOs that represent a relatively small percentage of their total compensation, while offering them the opportunity to earn a significant portion of their compensation in the form of variable compensation (i.e., annual cash bonuses and long-term incentive awards). This emphasis on variable compensation is illustrated in our pay mix charts on the next page, which reflect 2018 compensation based on 2018 base salary, the actual annual cash incentives paid to our NEOs in respect of 2018 and the annualized target value of the 2016 Multi-Year PSUs attributable to 2018 (i.e., one-third of the target value) for the CEO and the average of the other NEOs who received 2016 Multi-Year PSUs.

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COMPENSATION MATTERS

DETERMINATION OF EXECUTIVE  COMPENSATION—CONSIDERATIONS & PROCESS

The Company does not have any individual employment, severance, or similar agreements with its NEOs, and therefore, our NEOs are employees “at will.” As a result, the Company is not contractually bound to compensate the NEOs in a specific manner or amount and has the flexibility to alter or revise its compensation programs as circumstances dictate. The CEO makes recommendations to the Compensation Committee on compensation for NEOs other than himself, and the Compensation Committee takes these recommendations into consideration in reaching its compensation decisions. The Compensation Committee has sole authority to make final compensation decisions relating to the NEOs.

The Compensation Committee selected and engaged Semler Brossy as its independent compensation consultant to assist with a range of executive compensation matters, including the overall design of our executive compensation program, evaluation and selection of peer group companies, provision of competitive market data and other matters related to our NEO compensation program. During 2018, Semler Brossy was present at all Compensation Committee meetings and consulted on executive compensation matters. The Compensation Committee recognizes that it is important to receive objective advice from its outside advisor. Therefore, Semler Brossy reports directly to the Compensation Committee, and the Compensation Committee, pursuant to its charter, maintains sole responsibility for retaining or terminating the compensation consultant. Semler Brossy did not provide any other services to MSCI during 2018.

The Compensation Committee takes into account a range of factors in determining compensation components and setting compensation amounts. Among others, these factors include peer group analyses provided by Semler Brossy (used as a reference without benchmarking to a specified target), NEO performance against annual goals, various financial and operational metrics and KPIs. The weight attributed to each individual factor may change from time to time, depending on the circumstances of such decisions. We believe this continues to be the best approach for the Company, as it enables the Compensation Committee to balance competing interests, address evolving concerns and meet Company objectives.

50      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

2018 SAY-ON-PAY VOTE RESULTS AND SHAREHOLDER ENGAGEMENT

In 2018, 98.9% of the votes cast on the Say-on-Pay Vote were voted in support of the compensation of our NEOs.

While none of the shareholders we spoke with expressed any significant concerns regarding the Compensation Committee’s compensation decisions in 2018, which are the subject of this year’s Say-on-Pay Vote, the Compensation Committee carefully considers any feedback we do receive in order to determine whether any changes or enhancements to our executive compensation program will be made going forward.

As discussed above, due to the grant of the 2016 Multi-Year PSUs to our NEOs in 2016, as well as our adherence to our commitment that we would not grant our NEOs any PSUs in 2017 or 2018, the Compensation Committee was not in a position in 2017 or 2018 to incorporate feedback we received from our shareholders regarding the PSU component of our LTIP program until early 2019 (when the performance period applicable to the 2016 Multi-Year PSUs concluded).

In connection with the design of our 2019 LTIP program, which will be the subject of the 2020 Say-on-Pay Vote, the Compensation Committee incorporated feedback we received from our shareholders, as described in the table below.

LTIP ENHANCEMENTS IN RESPONSE TO SHAREHOLDER FEEDBACK

WHAT WE HEARD	WHAT WE DID	WHY

Eliminate relative TSR CAGR test if Company absolute TSR CAGR performance below threshold	2019 PSU awards will vest and be performance adjusted based solely on absolute TSR CAGR Imposed rigorous absolute TSR CAGR thresholds that if not achieved will result in no PSU payout

Absolute TSR CAGR is an all-encompassing measure of Company performance that does not divert focus from any individual strategic priority

This metric complements the performance measures under our AIP which directly tie to the Company’s strategy

Performance period should not be extended another six months for performance shares	Eliminated “retesting” feature in new PSUs for 2019 and going forward	Increases management’s accountability

Our shareholders indicated they prefer that a majority of our CEO’s long-term incentive awards be performance-based	100% PSUs in 2016 and in 2019 (no equity grants in 2017 or 2018)	We believe our CEO should be primarily rewarded for increasing absolute shareholder value which reinforces our “owner-operator” philosophy and is aligned with executing our strategic plan

The Company will continue to maintain an active dialogue with shareholders and evaluate feedback on issues of importance to them, including the metrics that drive each of our NEO’s long-term incentive compensation.

MSCI INC. PROXY STATEMENT      •      51

COMPENSATION MATTERS

Review of Our Programs

ELEMENTS OF EXECUTIVE COMPENSATION

Our executive compensation program in 2018 generally has consisted of the following elements:

52      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

In 2019, our CEO continued to receive 100% of his LTIP in the form of PSUs. The 2019 equity mix for our NEOs and other Executive Committee members can be found on page 66 of this Proxy Statement.

The primary objectives for each element of our executive compensation program are outlined in the chart below and described in further detail where noted. We have also noted changes implemented in 2019 where applicable.

COMPENSATION ELEMENT	PURPOSE	2018	2019

Annual Base Salary (starts on page 54)	• The only fixed component of our executive compensation program • Provides certainty and predictability to meet ongoing living and other financial commitments	• Base salaries are set at competitive market rates	• Ms. Winters, our former Chief Financial Officer and Treasurer, received a 5% increase in her base salary

Annual Incentive (Cash Bonus) (starts on page 55)	• Intended to drive one year performance results against financial targets and other Company, individual and leadership focused goals

•  Metrics vary by executive, but include:

•  Revenue

•  Adjusted EPS

•  Net New Sales(1)

•  Free Cash Flow (defined as net cash provided by operating activities, less Capex)

•  Contribution Margin(2) (expressed in dollars)

•  Key Performance Indicator/Leadership Effectiveness Goals

• No change to metrics

Long-Term Incentives (starts on page 63)	Intended to closely align management’s interests with the long term best interests of our shareholders and to promote the retention of key members of our management team

•  No PSUs granted in 2018 in light of the grant of the 2016 Multi-Year PSUs (which vest based on the level of achievement of the applicable absolute TSR CAGR (or relative TSR CAGR) performance metrics measured over a minimum three-year performance period)

•  Messrs. Pettit and Seyer and Ms. Winters received annual service-vesting RSUs for their long-term incentive awards in 2018. RSUs service-vest in three equal annual installments on the first, second and third anniversaries of the grant date

•  Grant of 3-Year PSUs and 5-Year PSUs (which vest based on absolute TSR) and do not have any “retesting” features

•  3-Year PSUs cover a three year performance period

•  5-Year PSUs cover a five year performance period

•  No changes to RSU awards

•  Our CEO continues to receive 100% of his LTIP awards in the form of PSUs

(1)	“Net New” means gross sales (new recurring subscription sales plus non-recurring sales) less subscription cancellations.
(2)	“Contribution Margin” means operating revenues less cost of revenues, selling and marketing expenses and research and development expenses.

MSCI INC. PROXY STATEMENT      •      53

COMPENSATION MATTERS

Fixed Compensation

Annual Base Salary

Base salary is the only fixed component of our executive compensation program. The annual base salary element offers our NEOs a measure of certainty and predictability to meet ongoing living and other financial commitments. In setting base salaries for our NEOs, the Compensation Committee has sought to establish base salary rates that are competitive with those provided for similar positions at companies in our peer group that recognize the experience and performance of the NEO. The Compensation Committee reviews the base salaries of our NEOs on an annual basis.

Effective January 1, 2019, Ms. Winters, our former Chief Financial Officer and Treasurer, received an increase in base salary from $525,000 to $550,000. The increase was made as part of the Compensation Committee’s annual review of the NEOs’ base salaries and was intended to align her base salary with competitive market practice. No other changes to NEO base salaries were made.

NAME	2018 BASE SALARY RATE ($)

Henry A. Fernandez	1,000,000

Kathleen A. Winters	525,000

C. D. Baer Pettit	834,666

Laurent Seyer	630,340

Jigar Thakkar	500,000

Variable Compensation

The variable compensation actually paid to our NEOs is subject to complementary performance metrics which are designed to emphasize pay for performance and balance short-term and long-term incentives and take into account input from our shareholders. The variable elements of our target-based incentive compensation program include:

(1)	an annual cash incentive component; and

(2)	a long-term equity incentive component

In determining target cash and equity incentive compensation amounts for each NEO, the Compensation Committee takes into account a number of factors, including: the differences in relative responsibilities; the ability to impact overall Company performance; Company, product segment and individual performance; and historical compensation and peer group analyses (used as a reference without benchmarking to a specified target).

There is no minimum amount of variable compensation payable to the NEOs. The Compensation Committee makes determinations, in its discretion, as to the amounts of variable compensation awarded based on program metrics and individual performance, subject to the terms of any applicable plan or arrangement.

54      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

Annual Cash Incentives

The Company awards annual cash incentives pursuant to the Company’s AIP, which closely aligns management’s interests with those of shareholders by employing a formulaic approach that takes into account specific financial criteria and individual KPIs when determining cash incentives. The Compensation Committee believes that subjecting a portion of the cash incentive to pre-established performance targets further promotes shareholder value creation by more directly aligning executive compensation with Company performance and strategic goal attainment. Each NEO is eligible to earn an annual target cash incentive under the AIP.

Under the AIP, participants may receive between 0% and 150% of their target cash incentive opportunity based on attainment of the level of financial performance metrics (weighted at 70%) and individual KPIs (weighted at 30%). For 2018, the target cash incentive opportunity, metrics, and corresponding weightings for our NEOs are included in the table set forth below:

		FINANCIAL COMPONENT—OVERALL WEIGHTING OF 70%

		MSCI METRICS				PRODUCT METRICS
NAME	2018 TARGET CASH INCENTIVE ($)	REVENUE	ADJUSTED EPS	TOTAL NET NEW SALES	FREE CASH FLOW	ANALYTICS TOTAL NET NEW SALES	INDEX TOTAL NET NEW SALES	“ALL OTHER” TOTAL NET NEW SALES	KEY PERFORMANCE INDICATORS (KPIs)

Henry A. Fernandez	1,400,000	17.5%	28.0%	17.5%	7.0%	—	—	—	30.0%

Kathleen A. Winters	800,000	17.5%	28.0%	17.5%	7.0%	—	—	—	30.0%

C. D. Baer Pettit	1,048,341	17.5%	28.0%	17.5%	7.0%	—	—	—	30.0%

Laurent Seyer	934,827	14.0%	14.0%		7.0%	14.0%	14.0%	7.0%	30.0%

Jigar Thakkar(1)	324,110	17.5%	28.0%	17.5%	7.0%	—	—	—	30.0%

(1) Mr. Thakkar’s 2018 target cash incentive opportunity was prorated based on his 7/16/18 hire date as reflected in the table above. His annualized target cash incentive award is $700,000.

MSCI INC. PROXY STATEMENT      •      55

COMPENSATION MATTERS

The threshold, target and maximum for each financial component making up the AIP, as well as the actual results attained for 2018, are included in the table set forth below.

		THRESHOLD		TARGET		MAXIMUM		ACTUAL

METRICS	TARGET $MM (1)	% OF TARGET	PAYOUT (% OF OPPORTUNITY)	% OF TARGET	PAYOUT (% OF OPPORTUNITY)	% OF TARGET	PAYOUT (% OF OPPORTUNITY)	% OF TARGET	PAYOUT (% OF OPPORTUNITY)

MSCI Revenue	1,398.9	95%	50%	100%	100%	105%	150%	102.5%	125.1%

MSCI Adjusted EPS	4.87	90%	50%	100%	100%	110%	150%	109.9%	149.3%

MSCI Total Net New	128.8	70%	50%	100%	100%	130%	150%	108.2%	113.7%

Free Cash Flow	472.1	85%	50%	100%	100%	115%	150%	119.4%	150.0%

Analytics Total Net New Sales	41.5	60%	50%	100%	100%	140%	150%	99.9%	99.9%

Index Total Net New Sales	65.8	60%	50%	100%	100%	140%	150%	113.3%	116.7%

“All Other” Total Net New Sales(2)	21.4	60%	50%	100%	100%	140%	150%	108.4%	110.6%

(1) Except Adjusted EPS, which is not stated in millions

(2) “All Other” consists of Real Estate and ESG segments’ Net New Sales

In determining the 2018 actual cash incentive amounts, the Compensation Committee made certain adjustments to the target financial metrics applicable to our NEOs in accordance with the terms of the AIP, which permits the Compensation Committee to make adjustments, in whole or in part, to any performance measures for certain events specified in the AIP. Specifically, the Compensation Committee made adjustments to the metrics listed below to take into account the impact resulting from the completion of two divestitures which occurred in 2018: (1) the divestiture of Financial Engineering Associates, Inc. (“FEA”), which was completed on April 9, 2018 and (2) the divestiture of Investor Force Holdings, Inc., (“InvestorForce”), which was completed on October 12, 2018.

METRICS ($ IN MILLION EXCEPT ADJUSTED EPS)	ORIGINAL TARGET	ADJUSTMENTS	ADJUSTED TARGET

Adjusted EPS	4.93	(0.06)	4.87

56      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

The KPI component is weighted at 30% for all NEOs. In assessing the KPI component, the Compensation Committee took into account the performance of each NEO, as described below. See Annex B for the definitions of each non-GAAP measure, reconciliations of each non-GAAP financial measure with the most comparable GAAP measure and other information regarding the use of non-GAAP financial measures.

Henry A. Fernandez, Chairman of the Board and Chief Executive Officer

Fortified strategy and strengthened leadership

•  Continued the transformation of MSCI by developing a strategy that focuses on providing actionable solutions that enable industry participants to prepare for the future.

•  Led a robust strategic planning process, which focused on key long-term growth areas such as ESG, fixed income, wealth management, client solutions, the MSCI Analytics Platform and a broader technology transformation.

•  Enhanced the leadership team to support the Company’s growth strategy by (i) hiring a Chief Technology Officer and Head of Engineering to execute our technology optimization strategy and a Global Head of Client Solutions to bring integrated solutions to our larger asset owner and asset manager clients and assist in developing our private asset class strategy and (ii) appointing the Head of Client Coverage—APAC to the Executive Committee to elevate representation of the Asia Pacific region in management’s decision making-process.

•  Strengthened the Company’s focus on ESG issues by (i) appointing a Chief Responsibility Officer for the first time at the Company to lead a cross-functional team of senior leaders who will work together to streamline the Company’s ESG disclosures and reevaluate and make recommendations for improving the Company’s ESG strategy and policies and (ii) incorporating multiple corporate ESG objectives into his KPIs for 2019.

Drove exceptional financial performance and enhanced capital management

•  During a year of volatility in international markets and periods of heightened levels of uncertainty in the U.S. markets, achieved the following strong financial results:

•  Delivered revenues of $1.4 billion for the year ended December 31, 2018, representing 12.5% growth over the year ended December 31, 2017.

•  Robust expense management, together with strong revenue performance generated net income of $508 million for the year ended December 31, 2018, representing an increase of 67.1% and Adjusted EBITDA of $772 million for the year ended December 31, 2018, representing an increase of 17.1%; in each case compared to the prior year, and a net income margin of 35.4% and Adjusted EBITDA Margin of 53.9%; in each case for the year ended December 31, 2018.

•  Achieved strong operating metrics contributing to a total run rate at December 31, 2018 of $1.4 billion, with an organic subscription run rate growth of 10.0%.

•  Generated outstanding diluted EPS and Adjusted EPS growth of 71.0% and 34.4%, respectively, for the year ended December 31, 2018 compared to the year ended December 31, 2017, which was driven by continued strong operating performance.

•  Successfully executed a $500 million senior notes offering, which positioned the Company to take advantage of market volatility and repurchase $925 million of shares at opportunistic price levels.

•  Increased the quarterly dividend by 52.6%, resulting, when combined with share repurchases, in returning $1.1 billion to shareholders during the year ended December 31, 2018.

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COMPENSATION MATTERS

Henry A. Fernandez, Chairman of the Board and Chief Executive Officer (continued)

Prioritized focus on people and culture

•  Promoted a performance culture of high employee engagement and personal accountability.

•  Led efforts to change the Company’s culture to emphasize innovation.

•  Championed the expansion of MSCI diversity practices to facilitate a highly diverse and inclusive workplace by:

•  Conducting an inaugural annual Diversity and Inclusion Summit that was attended by high performing women with leadership capabilities, as well as members of the EDC;

•  Launching the first formal and structured mentoring program for high performing women; and

•  Supporting the launch of the MSCI Pride Employee Resource Group for LGBTQ employees.

•  Completed a rigorous assessment of our current talent pool and successor development planning process to ensure that we have the right leadership in place to continue to deliver on our strategic objectives, with an emphasis on strengthening the pipeline of our female successors.

Kathleen A. Winters, Former Chief Financial Officer and Treasurer

Drove initiatives to maximize the value of the franchise

•  Oversaw reduction of effective tax rate and adjusted tax rate to 19.4% and 20.7%, respectively, for the year ended December 31, 2018 compared to 34.9% and 27.5%, respectively, for the year ended December 31, 2017.

•  Improved forecasting and transparency around excess cash and cash available to repatriate and executed a $415 million cash repatriation plan in the year ended December 31, 2018.

•  Promoted increased shareholder interest and broadened shareholder base through a 55% increase in shareholder meetings versus prior year.

•  Oversaw the successful divestiture of two non-core businesses in the year ended December 31, 2018, resulting in proceeds of $83.8 million and pre-tax gains of approximately $57.2 million.

Balanced operational needs with achieving strategic priorities

•  Introduced operating efficiencies to control Adjusted EBITDA expense growth and drive attractive operating leverage in the year ended December 31, 2018, with net income margin expansion and Adjusted EBITDA margin expansion of over 1,000 and 200 basis points, respectively, net income and Adjusted EBITDA growth of 67.1% and 17.1%, respectively, and Diluted EPS and Adjusted EPS growth of 71.0% and 34.4%, respectively, each driven by operating performance, reduced share count and lower effective tax rate.

•  Prioritized high return investments and strengthened execution of in-flight investments through an enhanced internal capital allocation process.

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COMPENSATION MATTERS

Kathleen A. Winters, Former Chief Financial Officer and Treasurer (continued)

Enhanced capital management

•  Oversaw disciplined process and structure for share repurchase programs to enable $925 million of share repurchases at highly attractive values.

•  Proactively managed cash flows and cash position to enable a 52.6% increase in the dividend in the year ended December 31, 2018.

•  Drove the successful execution of a $500 million financing transaction during an attractive window in the high yield market.

Drove improvements in financial performance management, processes and systems

•  Increased financial process automation, resulting in greater process controls and reduced cycle times.

•  Expanded the use of metrics-based dashboards to enhance investment decision-making and to drive operational efficiency throughout the organization. Led initiative to prioritize client analysis and other profitability analytics, enabling the Company to make more informed business decisions.

•  Significantly improved the cash collection process, leading to net cash provided by operating activities and free cash flow of $613 million and $564 million, respectively, an increase of 51.6% and 58.7% in the year ended December 31, 2018 versus the prior year. This improvement was achieved across all regions, even though many international markets faced challenging economic environments.

Strengthened performance of the Finance function by focusing on talent management

•  In connection with succession planning and talent management efforts, took the following actions to broaden and deepen the Finance talent:

•  Reorganized senior leadership team; hired a new Global Controller and Principal Accounting Officer.

•  Drove deeper succession planning and filled skill gaps through the hiring of external talent in key roles across the Finance function, including Investor Relations, Controllership and Business Finance.

•  Led extensive in-house training to build capability and retain talent.

•  Created an Innovation Forum within Finance to encourage and develop innovative ideas to drive business performance.

•  Began the work of implementing a new planning tool, which will drive better processes, automation and accuracy.

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COMPENSATION MATTERS

C. D. Baer Pettit, President

Delivered strong financial performance

•  Oversaw strong organic subscription run rate growth of 10.0%.

•  Drove an increase of 12.5% in operating revenues of $159.8 million, to $1.4 billion for the year ended December 31, 2018. The increased revenues were driven by strong revenue performance in all major product segments: Index by 16.2%, Analytics by 4.7% (4.6% excluding the impact of foreign currency exchange rate fluctuations (“ex-Fx”) and 7.0% ex-Fx and excluding the impact of the divestitures of InvestorForce and FEA (“ex-divestitures”)), ESG by 30.2% and Real Estate by 12.0%.

•  Led firmwide investment process, focusing on key initiatives to drive growth.

Increased rate of organic innovation

•  Introduced global innovation initiative resulting in the creation of practical resources to spur innovation, as well as “Early Stage Innovation Forums” that all employees can leverage to receive feedback. The initiative has also prioritized identifying barriers to innovation, resulting in the reallocation of resources to invest in future growth opportunities.

•  Led successful efforts to launch a significant number of new products, including new thematic indexes representing current trends (e.g., cybersecurity, robotics, the aging society, and efficient energy); a wide range of additional ESG products; the MSCI Tadawul 30 Index as well as several China index series; and Factor Box.

•  Oversaw the expansion of new client services and strategies and the acquisition of new clients on the MSCI Analytics Platform.

•  Established a President’s Operating Forum as an important operating process designed to increase the Company’s innovation and to guide product and functional teams to efficiently manage the investments and overall resources of the Company.

Championed technology transformation

•  Appointed a new Chief Technology Officer and Head of Engineering to lead MSCI’s technology strategy and modernize our digital workplace.

•  Strengthened the Company’s research and product development approach in order to help our clients more effectively and efficiently achieve their investment objectives, including:

•  a new mortgage prepayment and rate model;

•  a new Multi-Asset Class factor model suite, with capabilities for strategic asset allocation, in addition to a new China Equity Model, adding increased insights into Emerging Markets; and

•  full integration of our ESG content into numerous Analytics applications, allowing clients to more easily integrate ESG ratings, data and indexes into such areas as portfolio construction and stress testing.

•  Established a new Lean/Agile Center of Excellence to ensure more predictable time to market for our products, greater productivity and a stronger focus on quality-first practices.

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COMPENSATION MATTERS

Laurent Seyer, Chief Operating Officer and Chief Client Officer

Accelerated initiatives to expand the client base and deepen existing client relationships

•  Drove client solutions approach through deep C-level engagement with large clients and prospects to position MSCI as an indispensable and critical partner. Increased the number of aggregate senior account manager/key account manager accounts by 10.1% to 163 in 2018, which represents $909.7 million of total Run Rate (63.6% of MSCI’s total Run Rate) as of December 31, 2018.

•  Continued to improve the client service model by implementing metrics to generate leading indicators of cancellation risk based on product usage, client engagement and commercial activity. Full-year 2018 total retention rate was 94.1%.

•  Oversaw the launch of Regional Operating Committees in the Americas, APAC, and EMEA, ensuring effective and consistent coordination of our strategy in those regions and countries within those regions.

•  Drove a 4 percentage point increase from 2017 in MSCI’s net promoter score, which measures service quality and client loyalty.

Drove initiatives to promote long-term growth

•  Led the achievement of record recurring subscription sales and recurring net new sales that increased by 9.6% and 14.8%, respectively, in the year ended December 31, 2018 compared to the prior year. Achieved gross sales of $200.2 million: Index—$95.4 million, Analytics—$75.2 million, ESG—$20.2 million, Real Estate—$9.4 million.

•  Drove record recurring Index sales with two quarters of more than $20 million in new recurring subscription sales, resulting in 18.5% growth for the year ended December 31, 2018.

•  Led sales of ESG, factor, custom and specialized Index modules, representing approximately 29.5% of new Index recurring subscription sales for the year ended December 31, 2018, which reflects our ability to generate new sales within the Index segment.

•  Continued to develop an MSCI value proposition that articulates the value that MSCI delivers to clients and the benefit they derive, in order to unify and strengthen the MSCI brand. Oversaw the implementation of the marketing transformation. Successfully oversaw hiring of senior marketing team, including a Head of Corporate and Internal Communications, Head of Product Marketing, Head of Segment Marketing, Head of Sales Enablement and Head of Digital Marketing.

Upgraded global coverage leadership and strengthened diversity initiatives

•  Hired a Head of Client Coverage—APAC to oversee and positively influence the region’s transformation. Accomplished the creation of four sub-regions: Greater China, North Asia, South Asia (includes India) and Australia and New Zealand to penetrate the APAC market and C-level suite.

•  Hired new Global Head of Client Solutions to bring integrated solutions to our larger asset owner and asset manager clients to support improvements in their investment decision processes.

•  Served as Chairperson of MSCI Executive Diversity Council and championed the expansion of MSCI diversity practices to facilitate a highly diverse and inclusive workplace. Sponsored first ever MSCI Diversity and Inclusion Summit to define core priorities and strategy to reinforce the importance of diversity and inclusiveness at the Company.

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COMPENSATION MATTERS

Jigar Thakkar, Chief Technology Officer and Head of Engineering

Mr. Thakkar joined in July 2018. Since joining, he has developed a three-year roadmap for the Technology and Data Services (“TDS”) organization and has gained traction on the following initiatives:
Increased focus and resources to accelerate the transformation of our TDS organization

•  Developed an ecosystem that will allow the organization to continue to explore new technologies that will help create an environment to achieve future growth.

•  Drove automation, progressed the machine learning initiative and incorporated a wide range of data science algorithms and methods within our production environment.

•  Accelerated the plan to upgrade parts of our IT infrastructure to incorporate advanced technologies to increase productivity. Started several initiatives and systems to support and improve end-user productivity.

•  Reaffirmed the Company’s integrated approach by focusing on team alignment and shareable MSCI architecture, as well as ensuring alignment with industry standards.

•  Designed an optimized IT organizational structure by creating new senior roles to deliver on the TDS strategic roadmap and tackle additional opportunities.

Prioritized initiatives to drive development and strengthen productivity

•  Reconfirmed platform investment as a top TDS priority; clarified the roadmap to drive product development and revenue growth.

•  Successfully launched an enhanced Application Programming Interface, which improves access to our Analytics, Index and ESG content by clients, and is integrated into the MSCI Analytics Platform.

•  Modernized infrastructure and developed operational efficiencies, including the addition of a wide range of new capabilities, and the integration of machine learning into MSCI operations. Introduced initiatives to improve engineering productivity by upgrading software approval processes, and reducing silos and hand-offs within the TDS organization.

62      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

Actual cash incentives paid in respect of 2018 were based on actual performance against the financial and KPI targets under the AIP as set forth in the table below. Given our strong financial performance, coupled with generally above-target payouts on the KPI goals, our NEOs received cash incentives for 2018 that were above their target values.

NAME	2018 TARGET CASH INCENTIVE($)	2018 FINANCIAL PAYOUT (70% WEIGHTING AT TARGET)		2018 KPI PAYOUT (30% WEIGHTING AT TARGET)		2018 TOTAL ACTUAL CASH INCENTIVE
		VALUE ($)	AS % OF TARGET	VALUE ($)	AS % OF TARGET	VALUE ($)	AS % OF TARGET

Henry A. Fernandez	1,400,000	1,317,070	134.4%	483,009	115.0%	1,800,080	128.6%

Kathleen A. Winters	800,000	752,612	134.4%	252,008	105.0%	1,004,620	125.6%

C. D. Baer Pettit	1,048,341	986,242	134.4%	361,684	115.0%	1,347,926	128.6%

Laurent Seyer	934,827	813,057	124.2%	308,494	110.0%	1,121,551	120.0%

Jigar Thakkar(1)	324,110	304,911	134.4%	97,239	100.0%	402,150	124.1%

(1) The actual cash incentive bonus paid to Mr. Thakkar in respect of fiscal 2018 was prorated from his start date of July 16, 2018. His annualized target cash incentive award is $700,000.

For fiscal 2019, Mr. Pettit’s target cash incentive opportunity under the AIP was increased to $1,201,919 to reflect competitive market practice for his role.

Long-Term Equity Incentive Compensation Program (LTIP)

The Compensation Committee believes that MSCI’s executive compensation program should reinforce a pay for performance culture that aligns the interests of our senior executives with those of our shareholders by incorporating the achievement of multi-year stock price performance metrics into variable compensation awards (in addition to the annual financial metrics applicable to cash incentive awards under the AIP). In 2018, we followed our typical practice of granting annual LTIP awards (i.e., granting RSUs to Messrs. Pettit and Seyer and Ms. Winters) following the regularly scheduled annual meeting of the Compensation Committee in January 2018. As was the case with Mr. Thakkar, we also periodically grant off-cycle LTIP awards (e.g., for new hire grants, replacement grants, retention grants, etc.). The grant date for such awards is determined on an individual basis, typically based on the applicable start date or the date of the event which triggered the award.

RSUs

RSUs are inherently aligned with the interest of our shareholders because they are linked to share price appreciation. They also increase the retentive value of our overall compensation program. Messrs. Pettit and Seyer and Ms. Winters, received service-vesting RSUs for their long-term incentive awards in 2018. These RSUs vest in equal annual installments on each of the first, second and third anniversaries of the grant date. While these RSU awards do not have explicit performance-vesting conditions, the ultimate value that may be delivered to our NEOs from these awards depends on our future stock price performance. The table on the next page shows the value on the grant date of the RSU awards granted to our NEOs in 2018.

Mr. Fernandez did not receive any RSUs in 2018 because 100% of his long-term incentive compensation is granted in the form of PSUs. Certain one-time RSU awards granted to Mr. Thakkar in connection with the commencement of his

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COMPENSATION MATTERS

employment with the Company are not included in the table below because they were not considered by the Committee as part of his long-term incentive compensation. For additional details on the one-time sign-on RSU awards granted to Mr. Thakkar, see page 69 of this Proxy Statement.

NAME	2018 RSU VALUE ($)

Henry A. Fernandez	–

Kathleen A. Winters	519,926

C. D. Baer Pettit	499,981

Laurent Seyer	264,983

Jigar Thakkar	–

2016 Multi-Year PSU Payout

In light of the 2016 Multi-Year PSUs that were granted in 2016 to the members of the Company’s Executive Committee, including each of our current NEOs (other than Mr. Thakkar) none of our NEOs were granted PSU awards in 2018. The 2016 Multi-Year PSUs were granted to provide greater incentives for the execution of the Company’s three-year strategic plan, the creation of additional long-term value-enhancing corporate development initiatives and closer alignment of our senior executives’ interests with those of the Company’s shareholders.

The 2016 Multi-Year PSUs cliff-vested on February 8, 2019. The combined Multi-Year PSU payout percentage for the 2016 Multi-Year PSUs was 300% based on the achievement of an absolute TSR CAGR of 35.14%, well above the maximum performance level of 30% absolute TSR CAGR applicable to the 2016 Multi-Year PSUs. For information regarding the actual number of PSUs that Messrs. Fernandez, Pettit and Seyer and Ms. Winters received following the performance adjustment, please refer to page 78 of this Proxy Statement.

When the Compensation Committee granted the 2016 Multi-Year PSUs, it established rigorous Absolute TSR performance metrics such that any above-target payout of the awards would need to be the result of significant value creation for our shareholders over the three-year performance period. As highlighted in the table below, the payout of the 2016 Multi-Year PSUs at the maximum performance level was driven by our management team delivering market-leading returns for our shareholders, as illustrated by our cumulative total shareholder return and compound annual growth rate for the three-year performance period beginning on February 9, 2016 and ending on February 8, 2019, and an increase in our market capitalization of $7.9 billion.

2/9/16 STARTING PRICE(1)	2/8/2019 ENDING VALUE(2)	2/8/2019 CLOSING PRICE(3)	TSR CAGR FOR PSUs(4) (5)	ACTUAL TSR CAGR(5)(6)	2/9/2016 MARKET CAPITALIZATION	2/8/2019 MARKET CAPITALIZATION	INCREASE IN MARKET CAPITALIZATION

$65.08	$160.63	$172.29	35.14%	38.34%	$6.5B	$14.4B	$7.9B

(1) Closing market price on February 9, 2016.

(2) Average of the closing market prices of the Company for the 60 consecutive trading days ending on February 8, 2019 (November 12, 2018 to February 8, 2019) plus reinvested dividends over the performance period (the “Ending Value”).

(3) Closing market price on February 8, 2019.

(4) Calculated using the Ending Value on February 8, 2019.

(5) For the purpose of determining TSR CAGR, the value of dividends and other distributions were treated as reinvested in additional shares of common stock at the closing market price on the ex-dividend date (calculated by dividing the total dividend paid by the closing market price on the ex-dividend date). In addition, the TSR CAGR amounts reflected in the table above include cumulative earnings on dividends which represent the dividends earned on the reinvested shares.

(6) Calculated using the Closing Price on February 8, 2019.

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COMPENSATION MATTERS

Special 2015 PSU Award Payout

The four-year performance period applicable to the second tranche of the special one-time PSUs awarded on January 27, 2015 to Mr. Pettit concluded on December 31, 2018, and resulted in the following level of achievement:

PERFORMANCE METRIC	PERFORMANCE PERIOD: 2015-2018

	TARGET	ACHIEVEMENT	% PAYOUT

ROIC	12.95%	16.01%	110%

The payout percentage for the second tranche of this award based on the above level of ROIC achievement was 110% based on a target ROIC of 12.95% and achievement of 16.01%. The PSU payout percentage reflects adjustments to the target ROIC performance goals for the sale of the Real Estate occupiers business and the acquisition of the business of Insignis, Inc. For information regarding the actual number of PSUs that Mr. Pettit received following the performance adjustment, please refer to our 2018 proxy statement.

2019 Long-Term Equity Incentive Compensation Program

In order to continue to promote the alignment of executive compensation and long-term shareholder value creation, and in response to shareholder feedback, the Compensation Committee adopted enhancements to the Company’s long-term equity incentive compensation program for 2019.

While the Compensation Committee made certain changes to equity incentive awards in 2019, the Compensation Committee’s overall approach to equity incentive compensation in 2019 continues to place a strong emphasis on pay for performance by granting a significant portion of equity incentive awards in the form of PSUs that are subject to multi-year TSR-based performance metrics, which the Compensation Committee believes more closely align the Executive Committee’s interests with those of the Company’s shareholders and complement the annual financial metrics applicable to cash incentive awards under the AIP.

Under its updated approach, on January 29, 2019, the Compensation Committee approved the grant of two types of 2019 PSU awards to the members of the Company’s Executive Committee (including the NEOs)—3-Year PSUs and 5-Year PSUs (together, the “2019 PSUs”).

The Compensation Committee introduced the 5-Year PSUs with a five-year performance period to further align our senior executives’ pay opportunities with the long-term experience of our shareholders. The Compensation Committee believes that the longer performance time horizon will encourage senior executives to manage the business with an “owner-operator” mindset.

The 2019 PSUs were granted on an annual basis—i.e., unlike the 2016 Multi-Year PSUs (which were intended to cover three-years of the PSU component of equity compensation), the 2019 PSU grants are intended to cover one year of the PSU component of equity compensation. The Compensation Committee believes that the grant of the annual PSUs to the Executive Committee members will provide greater incentives for the execution of the Company’s strategic plan and the creation of additional value-enhancing corporate development initiatives. The Compensation Committee also granted service-vesting RSU awards to members of the Executive Committee (other than our CEO) on terms consistent with prior year RSU grants.

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The table below sets forth the allocation of 2019 RSUs, 3-Year PSUs and 5-Year PSUs granted to the NEOs. As reflected in the table below, Mr. Fernandez will continue to receive 100% of his equity incentive compensation in the form of PSUs.

2019 Equity Mix

VEHICLE	CEO	PRESIDENT/COO	OTHER NEOs

RSUs	0%	20%	40%

3-Year PSUs	50%	50%	40%

5-Year PSUs	50%	30%	20%

The 3-Year PSUs and 5-Year PSUs granted in 2019 will cliff-vest on February 5, 2022 and February 5, 2024, respectively, subject generally to the Executive’s continued employment with the Company and the Company’s level of achievement of the applicable absolute TSR CAGR performance metric measured over a three-year performance period and five-year performance period, respectively.

In determining the target value of and appropriate mix for the 2019 PSUs, the Compensation Committee took into consideration the Executive’s performance and potential future contributions, the Executive’s overall career experience, peer group analyses, and the increased risk profile of the compensation program in relation to the Executive (i.e., the introduction of a longer-term performance measurement horizon).

The table below sets forth the target value for each NEO’s equity awards.

NAME	RSUs	3-YEAR PSUs	5-YEAR PSUs

Henry A. Fernandez	–	3,250,000	3,250,000

Kathleen A. Winters	520,000	520,000	260,000

C. D. Baer Pettit	600,000	1,500,000	900,000

Laurent Seyer	360,000	900,000	540,000

Jigar Thakkar	520,000	520,000	260,000

We generally received positive feedback from shareholders on the rigor of the TSR CAGR goals for the 2016 Multi-Year PSUs and thus carried forward the absolute TSR CAGR performance metric for the 2019 PSUs. Additionally, we added a long-term “stretch” vehicle that further encourages an “owner-operator” mindset and truly rewards exceptional shareholder value creation. The 5-Year PSUs carry the additional risk inherent in achieving longer-term, sustained performance and are discounted accordingly.

The 3-Year PSUs and 5-Year PSUs reflect the right to receive between 0% and 300% and 0% and 200%, respectively, of the target number of shares based on achievement of the TSR CAGR performance metric over the applicable performance period.

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COMPENSATION MATTERS

The table below sets forth the TSR CAGR performance percentage for the 3-Year PSUs. There will be extrapolation and interpolation (rounded to two decimal places) to derive a TSR CAGR performance percentage that is not expressly set forth in the table below, and any resulting fractional shares will be rounded down to the nearest whole share.

TSR CAGR (%)	PERFORMANCE PERCENTAGE (%)

30.0 (maximum)	300

20.0	200

10.0 (target)	100

9.0	50

8.0 (threshold)	25

< 8.0	No Vesting

The table below sets forth the TSR CAGR performance percentage for the 5-Year PSUs. There will be extrapolation and interpolation (rounded to two decimal places) to derive a TSR CAGR performance percentage that is not expressly set forth in the table below, and any resulting fractional shares will be rounded down to the nearest whole share.

TSR CAGR (%)	PERFORMANCE PERCENTAGE (%)

20.0 (maximum)	200

15.0	150

12.5 (target)	100

10.0 (threshold)	50

<10.0	No Vesting

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COMPENSATION MATTERS

We believe that a payout on the 3-Year PSUs and/or 5-Year PSUs at or above-target performance would benefit our shareholders due to significant increases in our share value over the applicable performance period, as illustrated by the table below.

The 2019 PSUs contain current and post-employment restrictive covenants, including restrictions against competition, the solicitation of clients, vendors and employees of the Company and the use or disclosure of confidential information.

The grant date fair value of the 2019 RSU and PSU awards will be included in our “Summary Compensation” Table and “Grants of Plan Based Awards” Table for 2019 in our 2020 proxy statement. SEC disclosure rules require that we report, in the year of grant, the total accounting value of equity grants on the grant date rather than over the life of the award.

Former Chief Financial Officer and Treasurer Equity Awards

As a result of Ms. Winters’s resignation on March 1, 2019, all outstanding and unvested equity awards held by her as of such date were forfeited in their entirety pursuant to their terms.

Benefits

The Company provides health, welfare and other benefits to remain competitive in hiring and retaining its employees. Our NEOs are eligible to participate in these benefit plans on the same terms and conditions as all other employees. We do not provide any special or enhanced benefits to our NEOs.

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COMPENSATION MATTERS

In the United States and the United Kingdom, the Company has established defined contribution plans for all eligible employees. Contributions by the Company to these defined contribution plans for our NEOs for the applicable period are disclosed in the “All Other Compensation” column in the Summary Compensation Table below.

Employment Agreements and Perquisites

The NEOs are employed “at will.” Based on the Company’s philosophy that its executive compensation program should be straightforward and directly linked to performance, the compensation program for the NEOs does not include any of the following pay practices:

•	Employment agreements;

•	Excise tax gross-ups; or

•	Supplemental executive retirement benefits.

Information on post-termination and change in control payments to our NEOs as of December 31, 2018 is provided in the section titled “Potential Payments upon Termination or Change in Control,” on page 79 of this Proxy Statement.

In connection with the commencement of his employment in 2018, Mr. Thakkar entered into an offer letter agreement with the Company. According to the terms of the offer letter, Mr. Thakkar’s base salary was set at $500,000 per year and he became eligible to receive (i) an annual cash bonus award with a target opportunity of $700,000 and (ii) an annual long-term incentive award with a target opportunity of $1,300,000, granted with a mix of equity awards to be determined by the Compensation Committee in a manner consistent with our other NEOs for equity grants beginning in 2019. Mr. Thakkar’s offer letter included a one-time $500,000 sign-on cash bonus and a one-time $1,350,000 sign-on cash bonus to compensate him for cash incentive awards and equity incentive awards, respectively, which were forfeited at his previous employer as a result of his resignation. Each of these one-time sign-on cash bonuses were paid to him on July 31, 2018 and require Mr. Thakkar to reimburse 100% of the cash bonus should he resign within 12 months of his hire date. He also received (i) a one-time sign-on RSU award with a grant date value of $1,760,000, which will vest in three equal installments on the first, second and third anniversaries of the grant date, to compensate him for equity incentive awards that he forfeited at his previous employer as a result of his resignation and (ii) three special sign-on RSU awards with an aggregate value of $3,000,000. The first special RSU award was granted on July 16, 2018 and had a grant date fair value of $1,500,000. The second special RSU award will be granted on July 16, 2019 and will have a grant date fair value of $1,000,000. The third special RSU award will be granted on July 16, 2020 and will have a grant date fair value of $500,000. Each of the special RSU awards will vest in four equal installments on the first, second, third and fourth anniversaries of the grant date. Mr. Thakkar also received $516,139.40 in the form of a relocation allowance, executive destination services and spousal job hunting assistance in connection with his relocation from Seattle to New York. Such amounts are disclosed in the Summary Compensation Table.

PEER GROUPS

To ensure competitiveness of compensation structures and pay levels for our NEOs, the Compensation Committee conducts an annual review of peer company compensation data. Prior to beginning this review, the Compensation Committee examines the composition of such peers to make certain that the selected companies continue to be relevant as evaluated according to the following screening criteria:

•	Scale, to reflect similar size and complexity;

•	Geographic footprint, to reflect business structure and international complexity;

•	Ownership structure, to reflect similarity of responsibilities and availability of data;

•	Competitors for talent; and

•	Similar business model.

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COMPENSATION MATTERS

The 2018 peer group used to assist in compensation decisions included the following 11 companies:

• Dun & Bradstreet Corporation • FactSet Research Systems Inc. • Fair Isaac Corporation • Gartner, Inc. • IHS Markit Ltd. • Moody’s Corporation	• Morningstar, Inc. • SEI Investments Company • SS&C Technologies Holdings, Inc. • TransUnion • Verisk Analytics, Inc.

STOCK OWNERSHIP GUIDELINES

The Compensation Committee believes that significant stock ownership at the senior most levels of MSCI’s leadership (e.g., the Executive Committee), which includes our executive officers, aligns management’s interests with those of our shareholders and encourages an “owner-operator” mindset. As part of the Compensation Committee’s ongoing assessment of the Company’s compensation policies and practices to ensure furtherance of the goals identified above and for alignment with best practices, effective January 1, 2019, the Compensation Committee adopted the more rigorous stock ownership guidelines detailed below. As of the date of this Proxy Statement, all Executive Committee members, including our NEOs, are in compliance with both the pre-2019 Stock Ownership Guidelines and the current Stock Ownership Guidelines.

POSITION	STOCK OWNERSHIP GUIDELINES (EFFECTIVE 2019)	STOCK OWNERSHIP GUIDELINES (PRE-2019)

Chief Executive Officer	6x base salary	6x base salary

President	4x base salary	3x base salary

Chief Operating Officer	4x base salary	3x base salary

Executive Officer	3x base salary	3x base salary

Executive Committee	3x base salary	2x base salary

All Executive Committee members are required to meet the applicable ownership guidelines under the current Stock Ownership Guidelines within five years following the date of such executive’s appointment to the Executive Committee (or, if later, five years from January 1, 2019). For the purpose of determining whether each individual is in compliance with these stock ownership guidelines and requirements, the following are counted towards satisfaction of the minimum ownership requirements:

(1)	shares beneficially owned individually, directly or indirectly;
(2)	shares beneficially owned jointly with, or separately by, immediate family members residing in the same household, either directly or indirectly; and
(3)

“Net Shares” underlying unvested RSUs, unvested PSUs (solely to the extent of any award minimum—i.e., any unvested PSUs that are subject to achievement of outstanding performance goals are not counted), “in-the money” vested stock options and any other vested or unvested equity awards (as determined in the Compensation Committee’s discretion).

“Net Shares” means the number of shares that would remain if the shares underlying the equity awards are sold or withheld by the Company to (i) pay the exercise price of a stock option, (ii) satisfy any tax withholding obligations (assuming a tax rate of 50%) or (iii) satisfy any other applicable transaction costs.

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COMPENSATION MATTERS

Until the expected ownership levels are achieved, each Executive Committee member is required to retain 50% of the Net Shares resulting from the vesting, settlement or exercise, as applicable of all stock options, RSUs, PSUs or other equity awards granted to such executive.

In formulating the revised Stock Ownership Guidelines, the Compensation Committee reviewed competitive share ownership guideline data and considered changes that took into account the redesign of our LTIP and the appointments of Messrs. Pettit and Seyer to the positions of President and Chief Operating Officer, respectively, in 2017.

The Compensation Committee determined that increasing the share ownership multiples for the President and Chief Operating Officer better reflected alignment with the broader responsibilities of those roles and streamlining the ownership levels for all members of the Executive Committee (e.g., eliminating different treatment among executive officer and non-executive officer members of the Executive Committee) better reflected the equal contributions of Executive Committee members as the Company moves towards a more integrated approach to client service and product creation.

Additionally, Executive Committee members who received 2016 Multi-Year PSUs are subject to share retention requirements for those awards, under which they are required to hold shares representing 50% of the net shares (after tax) received for a one-year period after vesting.

The summary of the current Stock Ownership Guidelines provided herein is qualified in its entirety by the full text of the Stock Ownership Guidelines, which was filed as an exhibit to the 2018 Annual Report on Form 10-K.

Other Policies

CLAWBACK POLICY

Effective February 7, 2019, the Board expanded the Company’s Clawback Policy beyond financial results or operating metrics that were achieved as a result of willful misconduct or intentional or fraudulent conduct. Under the revised Clawback Policy, the Board, acting upon the recommendation of the Compensation Committee, may to the extent permitted by applicable law, recoup any incentive compensation (cash and equity) received by members of the Executive Committee and the Company’s Principal Accounting Officer, in the event of a restatement of financial or other performance-based measures (regardless of whether detrimental conduct has occurred) or in the event that detrimental conduct results in an increased level of performance goal achievement or otherwise causes material financial and/or reputational harm to the Company, as described below.

In the case of a restatement of financial or other performance-based measures, the Board may recover up to the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within the two years preceding the date on which the Board determines that the financial or other measure contains a material error.

In the case of detrimental conduct, that in the sole discretion of the Board, has resulted in a level of achievement of a performance-based measure or caused material financial or reputational harm to the Company, the Board may recover incentive compensation received by the person during the two-year period immediately preceding the date on which such person engaged in such detrimental conduct (or the date on which the Compensation Committee discovers that such person engaged in detrimental conduct). Detrimental conduct consists of:

•	willful misconduct or breach of a fiduciary duty with respect to the Company or any of its subsidiaries;

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•

conviction of, or having entered a plea bargain or settlement admitting guilt for, any crime of moral turpitude or felony under any applicable law with respect to the Company or any of its subsidiaries;

•	commission of an act of fraud, embezzlement or misappropriation, with respect to the Company or any of its subsidiaries;

•

failure to take action with respect to any acts or conduct described above when taken by another person that such person has actual knowledge of or directing any other person to take any of the actions described above; and

•	breach of any restrictive covenant to which such person is subject contained in any applicable agreement or arrangement with the Company or any of its subsidiaries.

The expanded Clawback Policy applies to all incentive compensation (cash and equity) granted on or after February 7, 2019. Incentive compensation granted prior to that date remains subject to the prior Clawback Policy which is described in greater detail in our 2018 proxy statement.

When the final clawback requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) are released, we will review our policy and modify it if necessary to ensure compliance. The summary of the Clawback Policy provided herein is qualified in its entirety by the full text of the Clawback Policy, which was filed as an exhibit to the 2018 Annual Report on Form 10-K.

ANTI-HEDGING AND PLEDGING POLICY

We prohibit all directors and employees, including all NEOs, from hedging or pledging the Company’s common stock or engaging in short sales, purchases or sales of options, puts or calls, as well as derivatives such as swaps, forwards or futures and trading on a short-term basis in the Company’s common stock.

TAX CONSIDERATIONS

The Compensation Committee takes into consideration the tax implications of our executive compensation program, including with respect to the tax deductibility of compensation paid under Section 162(m) of the IRC.

Section 162(m) of the IRC generally limits the tax deductibility of compensation paid in excess of $1 million to certain of our executive officers during any taxable year. Prior to the enactment of Tax Reform, Section 162(m) of the IRC provided an exception from this deduction limitation for “qualified performance-based compensation,” which we historically relied on by awarding cash and equity incentive compensation to our executive officers under the MSCI Inc. Performance Formula and Incentive Plan and/or the 2016 Omnibus Incentive Plan.

Pursuant to Tax Reform, effective January 1, 2018 for MSCI, the “performance-based compensation” exception under Section 162(m) of the IRC was eliminated. However, there is transition relief for compensation paid pursuant to a “written binding contract” in effect on or before November 2, 2017 and not materially modified thereafter.

In the exercise of its business judgment, and in accordance with its compensation philosophy, the Compensation Committee continues to have flexibility to award compensation that is not tax deductible if it determines that such award is in our shareholders’ best interests and is necessary to comply with contractual commitments, or to maintain flexibility needed to attract talent, promote retention or recognize and reward desired performance.

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COMPENSATION MATTERS

COMPENSATION RISK ASSESSMENT

The Compensation Committee believes that the design, implementation and governance of our executive compensation program are consistent with high standards of risk management. Our executive compensation program reflects an appropriate mix of compensation elements, balancing current and long-term performance objectives, cash and equity compensation, and risks and rewards.

•

The compensation framework used for making compensation decisions is multi-faceted as it incorporates multiple metrics over varying time periods and is subject to the application of informed judgment by the Compensation Committee.

•

To further ensure that the interests of our NEOs are aligned with those of our shareholders, a significant portion of executive officer long-term incentive compensation is awarded as equity subject to vesting requirements. RSUs and PSUs typically vest and settle over a three-year or five-year period, as applicable—in the case of RSUs, ratably over three years, and in the case of PSUs, cliff-vesting based on achievement of applicable performance goals at the end of a three-year or five-year performance period, as applicable).

•

Executive Committee members are required to meet the applicable stock ownership guidelines described under “Stock Ownership Guidelines” on page 70 of this Proxy Statement, including, for individuals who received 2016 Multi-Year PSUs, a requirement to hold shares representing 50% of the net shares (after tax) received for a one-year period after vesting.

•	Incentive compensation is subject to the Clawback Policy described under “Clawback Policy” on page 71 of this Proxy Statement.

Based on these features, we believe our executive compensation program effectively (i) ensures that our compensation opportunities do not encourage excessive risk taking, (ii) keeps our NEOs focused on the creation of long-term, sustainable value for our shareholders and (iii) provides competitive and appropriate levels of compensation over time.

The Compensation Committee has reviewed our compensation policies as generally applicable to all of our employees and believes that our policies do not encourage excessive or unnecessary risk-taking and that any level of risk they do encourage is not reasonably likely to have a material adverse effect on the Company. Semler Brossy assisted the Compensation Committee with its review of our compensation program by reviewing materials provided by management related to our compensation program, including the Company’s LTIP. The Compensation Committee also reviewed materials prepared by a third-party consultant in 2017 related to certain of the Company’s variable incentive plans, including the AIP, from a risk and governance perspective.

Compensation & Talent Management Committee Report

We, the Compensation & Talent Management Committee of the Board of Directors of MSCI Inc., have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on this review and these discussions, the Compensation & Talent Management Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2018 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Respectfully submitted,

Linda H. Riefler (Chair)

Wayne Edmunds

Wendy E. Lane

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COMPENSATION MATTERS

Executive Compensation

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid or awarded by MSCI to the Company’s NEOs during fiscal years 2018, 2017 and 2016.

2018 Summary Compensation Table

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)(6)(7)(8)(9)	TOTAL ($)(10)

Henry A. Fernandez	2018	1,000,000	—	—	1,800,080	178,374	2,978,454
Chairman and	2017	950,000	—	—	1,497,580	28,921	2,476,501
Chief Executive Officer	2016	950,000	—	19,734,859	1,383,720	95,683	22,164,262

Kathleen A. Winters	2018	525,000	—	519,926	$1,004,620	51,803	2,101,349
Former Chief Financial Officer and Treasurer	2017	525,000	400,000	519,982	974,390	52,375	2,471,747
	2016	350,000	400,000	5,159,888	874,480	39,290	6,823,658

C.D. Baer Pettit	2018	834,666	—	499,981	$1,347,926	181,900	2,864,473
President	2017	608,254	—	399,922	1,060,787	74,028	2,142,992
	2016	454,762	—	5,199,956	967,407	75,774	6,697,899

Laurent Seyer	2018	630,340	—	264,983	$1,121,551	144,766	2,161,640
Chief Operating Officer and	2017	608,254	—	264,970	1,002,715	101,947	1,977,887
Chief Client Officer	2016	481,597	—	5,545,525	812,090	60,580	6,899,793

Jigar Thakkar	2018	229,167	1,850,000	3,259,836	$402,150	546,938	6,288,091
Chief Technology Officer and Head of Engineering

(1) Base salaries for Messrs. Pettit and Seyer were paid in British pounds sterling and converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.335466, $1.288674 and $1.355282 for fiscal 2018, 2017 and 2016, respectively. Mr. Pettit’s 2018 base salary rate was £625,000 Mr. Seyer’s 2018 base salary rate was £472,000.

(2) The amounts included in this column for Ms. Winters in 2016 and 2017 include the payments in May 2016 and May 2017 of two equal installments of a $800,000 sign-on cash bonus that were payable to Ms. Winters pursuant to the terms of her offer letter entered into in connection with the commencement of her employment in 2016. The amount included in this column for Mr. Thakkar in 2018 includes the payment on July 31, 2018 of a $500,000 sign-on cash bonus and a $1,350,000 sign-on cash bonus paid to Mr. Thakkar pursuant to the terms of his offer letter entered into in connection with the commencement of his employment in 2018 to compensate him for cash incentive awards and equity incentive awards, respectively, which were forfeited at his previous employer as a result of his resignation.

(3) Represents the grant date fair value of awards granted during each fiscal year, as computed in accordance with FASB ASC Subtopic 718-10, excluding the effect of estimated forfeitures, and does not reflect whether the NEO will actually receive a financial benefit from the award. The awards reported in this column were granted in February 2018 as part of the annual compensation process. The amount included in this column for Ms. Winters in 2016 includes the one-time sign-on RSU award granted to Ms. Winters in connection with the commencement of her employment in 2016. The amount included in this column includes for Mr. Thakkar: (i) a one-time sign-on RSU award granted to Mr. Thakkar in connection with the commencement of his employment in 2018 to compensate him for equity incentive awards that he forfeited at his previous employer as a result of his resignation and (ii) the first of three grants of special sign-on RSU awards, which was granted to him in 2018 with the second and third grants scheduled to be made in 2019 and 2020.

(4) Represents the annual cash bonus paid for 2018, 2017 and 2016, as applicable, (i) under the 2018 AIP in February 2019 with respect to the 2018 performance year, (ii) under the 2017 AIP in February 2018 with respect to the 2017 performance year and (iii) under the 2016 AIP in February 2017 with respect to the 2016 performance year.

(5) The Company does not offer defined benefit pension plans or a nonqualified deferred compensation plan to NEOs.

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COMPENSATION MATTERS

(6) The amounts reflected in the “All Other Compensation” column for 2018 include Company matching contributions to the MSCI Inc. 401(k) Retirement Savings Plan of $21,300 for Mr. Fernandez and Ms. Winters and $8,500 for Mr. Thakkar. Company contributions to the MSCI Barra Group (UK) Personal Pension Plan for Mr. Pettit in 2018 totaled £63,500 ($83,467) and Mr. Seyer in 2018 totaled £47,200 ($63,034). The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.335466, $1.288674 and $1.355282 for fiscal 2018, 2017 and 2016, respectively.

(7) The amounts included in the “All Other Compensation” column include Company matching contributions to the 2018 UK Medical Coverage for Messrs. Pettit and Seyer in 2018 for £3,725 ($4,374). The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.335466

(8) In connection with the Company’s payment of its quarterly cash dividend or the vesting of the 2015 PSUs in 2018, the All Other Compensation column includes for 2018 the payment to the NEOs of dividend equivalents for outstanding PSUs that vested in 2018 and outstanding RSUs as follows: $157,074 for Mr. Fernandez, $30,503 for Ms. Winters, $94,059 for Mr. Pettit, $77,358 for Mr. Seyer and $22,299 for Mr. Thakkar.

2018 DIVIDEND EQUIVALENTS

			OUTSTANDING RSUs

NAME	2015 Special PSUs	2015 PSUs	1Q 2018	2Q 2018	3Q 2018	4Q 2018	TOTAL

Henry A. Fernandez	—	157,074	—	—	—	—	157,074

Kathleen A. Winters	—	—	7,241	5,740	8,761	8,761	30,503

C.D. Baer Pettit	35,921	41,632	3,267	3,267	4,986	4,986	94,059

Laurent Seyer	—	19,682	11,415	11,415	17,423	17,423	77,358

Jigar Thakkar	—	—	—	—	11,149	11,149	22,299

(9) The amount reflected for Mr. Thakkar in the “All Other Compensation” column includes a one-time relocation allowance of $516,139.40 provided to him in connection with the commencement of his employment with the Company in 2018. This amount also includes (a) $500,000 to cover all relocation, living and commuting expenses for relocation from Seattle to New York, (b) an amount to cover executive destination services which provide neighborhood tours, home search, school search, etc. and spousal job hunting assistance, which includes a reimbursement for taxes in the amount of $7,550.

(10) The 2016 Multi-Year PSUs covered three years of PSU grants. Accordingly, our NEOs did not receive PSUs (and no RSUs, in the case of Mr. Fernandez) in 2017 and 2018. However, due to SEC disclosure rules, we were required to report the entire three-year value of these awards in the “Stock Awards” column of the Summary Compensation Table for 2016. Because the “Stock Awards” column of the Summary Compensation Table for 2017 and 2018 only includes the value of the annual RSU awards granted for 2017 and 2018, the variances between the amounts reported in the “Total” column of the Summary Compensation Table for 2016, 2017 and 2018 are presented in a manner that is not consistent with how the Compensation Committee viewed the awards–i.e., that the annualized target value (i.e., one-third of the target value) of the 2016 Multi-Year PSUs should be reflected in the Summary Compensation Table for 2018 as compensation for 2018 (with the other two-thirds reflected equally in the Summary Compensation Tables for 2016 and 2017). Accordingly, notwithstanding the SEC’s disclosure rules, we believe the 2018 total direct compensation for our NEOs who received the 2016 Multi-Year PSUs (taking into account the annualized target value of their 2016 Multi-Year PSUs relating to 2018) to be as follows: $8,700,080 for Mr. Fernandez, $2,829,620 for Ms. Winters, $4,282,592 for Mr. Pettit and $3,076,891 for Mr. Seyer. The amounts in the previous sentence do not include the amounts set forth in the “All Other Compensation” column of the Summary Compensation Table for 2018. See the Alternative 2018 Total Compensation Table on page 45 of this Proxy Statement.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding awards granted to our NEOs during fiscal 2018.

2018 Grant of Plan-Based Awards Table

NAME	TYPE OF AWARD	GRANT DATE	COMPENSATION COMMITTEE ACTION DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(2)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(3)
				THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Henry A. Fernandez	AIP	—	1/29/2018	—	1,400,000	2,100,000	—	—	—	—	—

Kathleen A. Winters	AIP	—	1/29/2018	—	800,000	1,200,000	—	—	—	—	—

	RSU	2/6/2018	1/29/2018	—	—	—	—	—	—	3,832	519,926

C.D. Baer Pettit	AIP	—	1/29/2018	—	1,048,341	1,572,512	—	—	—	—	—

	RSU	2/6/2018	1/29/2018	—	—	—	—	—	—	3,685	499,981

Laurent Seyer	AIP	—	1/29/2018	—	934,827	1,402,241	—	—	—	—	—

	RSU	2/6/2018	1/29/2018	—	—	—	—	—	—	1,953	264,983

Jigar Thakkar	AIP	—	5/16/2018	—	700,000	1,050,000	—	—	—	—	—

	RSU	7/16/2018	5/16/2018	—	—	—	—	—	—	8,845	1,499,935

	RSU	7/16/2018	5/16/2018	—	—	—	—	—	—	10,378	1,759,901

(1) Represents the target and maximum payouts with respect to the AIP. There are no threshold or minimum payouts under the AIP. For additional information regarding the AIP, see “Compensation Discussion and Analysis–Variable Compensation–Annual Incentive Plan” above.

(2) Represents service vesting RSUs granted during fiscal 2018. The RSUs (other than Mr. Thakkar’s one-time RSU awards which are described below) vest in three annual installments of 34%, 33% and 33% beginning on the first anniversary of the grant date. In connection with the commencement of his employment with the Company, Mr. Thakkar received: (i) a one-time sign-on RSU award to compensate him for equity incentive awards that he forfeited at his previous employer as a result of his resignation and (ii) the first of three grants of special sign-on RSU awards. The special RSU award vests in four annual installments of 25% each beginning on the first anniversary of the grant date. For additional details on these RSU awards, see page 69 of this Proxy Statement. The amounts included for Mr. Thakkar in this column include these RSU awards.

(3) Represents the grant date fair value of stock awards as computed in accordance with FASB ASC Subtopic 718-10. The grant date fair value for these stock awards was based on the closing price of MSCI’s common shares on the trading day preceding the grant date or service inception date as the case may be.

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COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the number of shares covered by exercisable and unexercisable stock options and outstanding RSUs and PSUs held by each of our NEOs on December 31, 2018, which units remain subject to forfeiture and cancellation provisions.

	OPTION AWARDS				STOCK AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE (MM/DD/YYYY)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(3)(6)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(4)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(5)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(4)

Henry A. Fernandez	49,774	—	36.70	12/14/2020	—	—	870,633	128,357,423

Kathleen A. Winters(2)	—	—	—	—	15,105	2,226,930	93,510	13,786,179

C.D. Baer Pettit	—	—	—	—	8,597	1,267,456	236,103	34,808,665

Laurent Seyer	—	—	—	—	30,040	4,428,797	156,417	23,060,558

Jigar Thakkar	—	—	—	—	19,223	2,834,047	—	—

(1) The 49,774 exercisable stock options held by Mr. Fernandez at an exercise price of $36.70 represent special price-vested stock options that were part of an award consisting of four tranches that vested and became exercisable based on the satisfaction of both service and price vesting conditions. These options were granted on December 14, 2010 and this fourth tranche vested and became exercisable in 2016.

(2) As a result of Ms. Winters’s resignation on March 1, 2019, all outstanding and unvested equity awards held by her as of such date were forfeited in their entirety pursuant to their terms.

(3) Represents RSUs and PSUs outstanding as of December 31, 2018 for which performance conditions have been met, but remain subject to forfeiture and cancellation provisions. This column does not give effect to Full Career Retirement provisions for Messrs. Fernandez and Pettit. Equity awards granted to employees eligible for Full Career Retirement vest on the date Full Career eligibility is attained. Messrs. Fernandez and Pettit became eligible for Full Career Retirement by satisfying one of the following conditions: age 50 with 12 years as a Managing Director, at age 50 with 15 years as an officer, at least age 55 with 5 years of service (the sum of age plus years of service must equal or exceed 65) or 20 years of service. The number of RSUs and PSUs for which performance conditions have been met included in this table vest on the following dates for each NEO:

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	NUMBER OF RSUs AND PSUs BY VESTING DATE

NAME	2/6/19	2/7/19	2/10/19	5/2/19	7/16/19	12/16/19	2/6/20	2/7/20	7/16/20	2/6/21	7/16/21	7/16/22

Henry A. Fernandez	—	—	—	—	—	—	—	—	—	—	—	—

Kathleen A. Winters	1,278	1,862	2,282	5,267	—	—	1,277	1,862	—	1,277	—	—

C.D. Baer Pettit	1,229	1,432	2,048	—	—	—	1,228	1,432	—	1,228	—	—

Laurent Seyer	651	949	1,357	—	—	24,832	651	949	—	651	—	—

Jigar Thakkar	—	—	—	—	5,672	—	—	—	5,670	—	5,670	2,211

(4) The market value of outstanding RSUs and PSUs is based on a share price of $147.43, the closing price of MSCI Inc. common stock on December 31, 2018, rounded to the nearest whole number.

(5) Represents outstanding PSUs held on December 31, 2018 that remain subject to performance adjustment and forfeiture provisions. This column does not give effect to Full Career Retirement provisions for Messrs. Fernandez and Pettit. These numbers represent PSUs each NEO would receive assuming maximum attainment of the applicable performance goals. The 2016 Multi-Year PSUs vested on February 8, 2019 and the final awards were certified by the Compensation Committee on February 13, 2019.

1/27/2015 Special PSU Award-Unadjusted, subject to forfeiture

NAME	NUMBER OF SPECIAL PSUs AT 110% (MAXIMUM) VESTING BY DATE (#)
12/31/19

C.D. Baer Pettit	13,443

2016 Multi-Year PSU Award-Unadjusted, subject to forfeiture

	NUMBER OF PSUs AT 300% (MAXIMUM) VESTING		TOTAL

NAME	NON-FULL CAREER RETIREMENT 2/8/19	FULL CAREER RETIREMENT 2/8/19

Henry A. Fernandez	580,422	290,211	870,633

Kathleen A. Winters	93,510	—	93,510

C.D. Baer Pettit	157,404	78,699	236,103

Laurent Seyer	156,417	—	156,417

(6) The amount in this column includes the one-time special RSU retention award granted to Mr. Seyer on December 16, 2016 with respect to 24,832 shares that will service vest on December 16, 2019. The one-year Adjusted EBITDA goal applicable for Section 162(m) purposes to the special retention RSU award granted to Mr. Seyer on December 16, 2016 was achieved on December 31, 2017 at $659.2 million (in full satisfaction of the $450 million target) as certified by the Compensation Committee on February 2, 2018.

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COMPENSATION MATTERS

OPTION EXERCISES AND STOCK VESTED

The following table contains information with regard to stock options exercised by our NEOs and vesting and conversion of restricted stock held by the NEOs during fiscal 2018.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)

Henry A. Fernandez	—	—	62,980	8,964,644

Kathleen A. Winters	—	—	8,095	1,166,058

C.D. Baer Pettit	—	—	33,189	4,710,911

Laurent Seyer	—	—	10,197	1,441,050

Jigar Thakkar	—	—	—	—

(1) The value realized for stock awards is based on the closing price of MSCI common stock on the stock vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Severance Plan

In the event of a change in control of the Company, Executive Committee members, including all of our NEOs, would be entitled to benefits under the MSCI Inc. Change in Control Severance Plan (the “CIC Plan”), which was adopted by the Board of Directors in May 2015. The CIC Plan covers participants identified on a schedule attached to the CIC Plan (subject to any additions to or removals from the participant list by the Compensation Committee), including the Company’s CEO, CFO and the Company’s other NEOs. In the event of a “Qualifying Termination” (as defined in the CIC Plan), participants will receive the severance payments and benefits specified in the CIC Plan. Severance payments and benefits under the CIC Plan are subject to a “double-trigger” as both a change in control and a termination of the participant’s employment by the Company without “cause” or by the participant for “good reason” (as such terms are defined in the CIC Plan) are required in order for the participant to qualify for payments and benefits. The CIC Plan does not include any golden parachute excise tax gross-up provisions. Any severance payments and benefits under the CIC Plan are subject to execution of an agreement by the CIC Plan participant releasing claims against the Company. Participants are also obligated to comply with confidentiality, non-solicitation and non-disparagement covenants under their release agreement.

Annual Incentive Plan

In the event of a change in control (as defined in the AIP), unless otherwise determined by the Compensation Committee, the performance period applicable to any outstanding AIP cash bonus award will cease as of the date immediately prior to the change in control. The portion of any such award based on performance metrics (other than KPIs) will be payable based on the higher of (i) the Company’s actual achievement of the performance metrics (other than KPIs) for the prorated period ending immediately prior to the change in control and (ii) 100%. The portion of any such award based on KPIs will be payable at 100% of the target KPIs. All awards will be payable by the Company (or the successor or survivor entity) within 60 days of the date of the change in control, prorated for the portion of the applicable performance period

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that elapsed prior to the change in control. If the Company’s successor will not be implementing a comparable annual incentive plan for the remaining portion of the year in which the change in control occurs, the Compensation Committee may, in its discretion, elect not to prorate the awards. If any AIP participant is eligible to receive a prorated annual bonus for the year in which the change in control occurs pursuant to any other change in control severance plan, including the CIC Plan, the individual’s prorated annual bonus payable under such other plan will be reduced by the amount of the bonus paid under the AIP.

Equity Acceleration

The descriptions of equity acceleration provisions below apply to the applicable outstanding equity awards as of December 31, 2018.

Terminations Other than due to Death, Disability, Involuntary Termination without Cause, Governmental Service or Full Career Retirement. Upon termination of an NEO’s employment for any reason other than due to death, disability, involuntary termination without cause, certain governmental service or full career retirement (as such terms are defined in the applicable award agreement), his or her unvested RSUs and PSUs will generally be cancelled immediately. Equity awards granted to NEOs who are eligible for full career retirement are cancelled following a termination for cause.

Death or Disability. Upon termination of an NEO’s employment due to death or “disability” (as defined in the applicable award agreement):

•	RSUs. RSUs will vest and convert into shares within 30 days of the termination date.

•

2016 Special Retention RSUs. RSUs will vest and convert into shares within 30 days of the applicable Committee determination date (or, if the termination date is on or after such applicable determination date, within 30 days of the termination date).

•	2015 Special One-Time PSUs. PSUs will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

•

2016 Multi-Year PSUs. A prorated portion of the 2016 Multi-Year PSUs will vest and convert into shares on the adjustment date (as defined in the applicable award agreement), determined by multiplying (i) the target number of PSUs by (ii) a fraction, (A) the numerator of which is the sum of (x) the number of months elapsed from the grant date until the date of such termination (rounded up to the next whole month) plus (y) 12 months (up to a maximum of 36 months), and (B) the denominator of which is 36 months, subject to adjustment based on actual performance through the end of the performance period.

Involuntary Termination. If the Company terminates an NEO’s employment without “cause” (as defined in the applicable award agreement) and he or she signs and does not revoke an agreement and release of claims satisfactory to the Company within 60 days of the termination date:

•

RSUs. If the NEO is not eligible for full-career retirement as of the termination date, RSUs will vest and convert into shares within 60 days of the termination date. If the NEO is eligible for full-career retirement, RSUs will vest and convert into shares at any time, determined in the discretion of the Compensation Committee, during the period commencing on January 1 of the year following the year of termination and ending on the one-year anniversary of the termination date (or, 15 days following the expiration of any non-compete the NEO is subject to, if earlier), but in no event before January 1 of the year following the year of termination.

•

2016 Special Retention RSUs. RSUs will vest and convert into shares within 60 days of the applicable Committee determination date (or, if the termination date is on or after such applicable determination date, within 60 days of the termination date).

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COMPENSATION MATTERS

•	2015 Special One-Time PSUs. The PSUs will service-vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

•

2016 Multi-Year PSUs. All of the PSUs will vest and convert into shares on the adjustment date, in each case, subject to adjustment based on actual performance through the end of the performance period.

Governmental Service. Upon termination of an NEO’s employment as a result of commencing certain employment with a governmental employer (as defined in the applicable award agreement):

•	RSUs. RSUs will vest and convert into shares on the termination date or within 60 days thereafter.

•

2016 Special Retention RSUs. RSUs will vest and convert into shares within 60 days of the applicable Committee determination date (or, if the termination date is on or after such applicable determination date, within 60 days of the termination date).

•

2015 Special One-Time PSUs and Multi-Year PSUs. If such termination occurs prior to the adjustment date, the PSUs will be adjusted within a range based on the expected (or actual, if such termination occurs after the end of the performance period) achievement of the performance metrics for the performance period (which will be determined by extrapolating the performance metrics that have been achieved as of the end of the most recent fiscal quarter prior to the date on which the NEO’s employment terminates) and such adjusted PSUs will vest and convert into shares within 60 days following the termination date. If such termination occurs following the adjustment date, his or her PSUs will fully vest and convert into shares within 60 days of termination.

Full Career Retirement. Upon termination of an NEO’s employment as a result of “full career retirement” (as defined in the applicable award agreement):

•

RSUs. RSUs will vest and convert into shares at any time, determined in the discretion of the Compensation Committee, during the period commencing on January 1 of the year following the year of termination and ending on the one-year anniversary of the termination date (or, 15 days following the expiration of any non-compete the NEO is subject to, if earlier), but in no event before January 1 of the year following the year of termination.

•

2016 Multi-Year PSUs. If such termination occurs prior to or on the vesting date, the portion of the 2016 Multi-Year PSUs that is full career retirement eligible will convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period; except that, if on the adjustment date, he or she is subject to a non-compete restriction, the PSUs will convert, in the discretion of the Compensation Committee, during the period (x) commencing on the adjustment date and (y) ending on December 31, 2019. If such termination occurs after the vesting date (but prior to the adjustment date), the adjusted PSUs will convert into shares on December 31, 2019.

Change in Control. In the event an NEO’s employment is terminated by MSCI without “cause” or by him or her for “good reason,” in each case, within 24 months following a “change in control” (as such terms are defined in the applicable award agreement):

•	RSUs. RSUs will vest and convert into shares within 60 days of the date of termination of employment.

•	2016 Special Retention RSUs. RSUs will vest and convert into shares within 60 days of the termination date.

•

2015 Special One-Time PSUs. The PSUs will vest and convert to shares within 60 days of the date of termination of employment, and the performance metrics will be deemed to have been achieved at the greater of (i) the rate at which the PSUs are accrued by the Company on its financial statements and (ii) 100%.

•

2016 Multi-Year PSUs. A prorated portion of the 2016 Multi-Year PSUs will vest and convert to shares within 60 days of the date of termination of employment based on the number of months elapsed from the grant date until the date of

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COMPENSATION MATTERS

termination (rounded up to the next whole month), plus 12 months (up to a maximum of 36 months), and the performance metrics will be deemed to have been achieved at the greater of (i) the actual level of attainment of the applicable performance metrics as of the date of the change in control and (ii) 100%.

The following table represents the amounts to which our NEOs or their estates or representatives, as applicable, would have been entitled to receive had their employment been terminated on December 31, 2018 or had a change in control occurred on December 31, 2018.

TERMINATION OR CHANGE IN CONTROL

				CHANGE IN CONTROL
NAME(1)	INVOLUNTARY TERMINATION WITHOUT CAUSE- EQUITY AT TARGET PERFORMANCE(1)(2)	TERMINATION DUE TO DEATH, DISABILITY- EQUITY AT TARGET PERFORMANCE(1)(3)	TERMINATION DUE TO GOVERNMENT SERVICE - EQUITY AT TARGET PERFORMANCE(1)(4)	CASH SEVERANCE(5)	BENEFITS AND PERQUISITES - COBRA / UK MEDICAL CONTINUATION PREMIUMS(6)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON (FOLLOWING A CHANGE IN CONTROL) - EQUITY AT TARGET PERFORMANCE(1)(7)

Henry A. Fernandez(8)	$19,015,816	$27,666,124	$28,523,872	$5,120,920	$61,205	$28,523,872

Kathleen A. Winters	$5,290,526	$6,683,002	$6,822,323	$2,952,327	$67,417	$6,822,323

C.D. Baer Pettit(8)	$6,958,549	$9,322,146	$9,717,259	$3,920,079	$11,811	$9,717,259

Laurent Seyer	$9,553,317	$11,898,780	$12,115,650	$3,218,251	$11,811	$12,115,650

Jigar Thakkar	$2,834,047	$2,834,047	$2,834,047	$1,858,333	$20,056	$2,834,047

(1) All values are based on a closing stock price of $147.43 per share as of December 31, 2018. The amounts included in this table also represent values associated with the acceleration of the 2016 Multi-Year PSUs. However, such PSUs vested on February 8, 2019 and the ultimate payouts were certified by the Compensation Committee on February 13, 2019. As such, as of the date of this Proxy Statement, the value attributable to the 2016 Multi-Year PSUs reflected in the table above are no longer currently applicable in the event of any future termination of employment or change in control.

(2) These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment due to an involuntary termination without cause (not following a change in control), in each case, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $57,047,449 for Mr. Fernandez, $11,417,716 for Ms. Winters, $17,452,321 for Mr. Pettit, $19,802,355 for Mr. Seyer and $2,834,047 for Mr. Thakkar. As indicated above, these values are largely attributable to the 2016 Multi-Year PSUs and are no longer applicable as of the date of this Proxy Statement, as the awards have since vested and been paid out to the NEOs.

(3) These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment due to death or disability, in each case, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $82,998,372 for Mr. Fernandez, $15,595,145 for Ms. Winters, $24,543,114 for Mr. Pettit, $26,838,747 for Mr. Seyer, and $2,834,047 for Mr. Thakkar.

(4) These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment due to a termination for government service pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $85,571,615 for Mr. Fernandez, $16,013,109 for Ms. Winters, $25,187,973 for Mr. Pettit, $27,489,356 for Mr. Seyer and $2,834,047 for Mr. Thakkar.

(5) A lump sum cash payment under our CIC Plan equal to the sum of (1) two times the participant’s base salary and (2) two times the participant’s average annual cash bonus (three-year average annual cash bonus). For more information on our CIC Plan and qualifying terminations of employment thereunder, see “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control—Change in Control Severance Plan” above. Since Mr. Thakkar commenced his employment with the Company in July 2018, the amount included for him reflects the annualized target cash bonus amount provided in his offer letter described on page 69 of this Proxy Statement.

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COMPENSATION MATTERS

(6) A lump sum cash payment under our CIC Plan equal to 135% of the approximate amount of COBRA continuation premiums for the participant and his or her eligible dependents for 24 months for the coverage option and level of medical, dental and/or vision coverage in effect for the participant immediately prior to the date of termination (or, in the case of an international participant, equivalent local private medical benefits); provided, however, that such continued participation shall only be provided to an international participant to the extent permitted under the terms of any applicable group health plan and applicable law. For more information on our CIC Plan and qualifying terminations of employment thereunder, see “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control—Change in Control Severance Plan” above.

(7) These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment by the Company without cause or by the NEO for good reason, in each case, within 24 months following a change in control, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $85,571,615 for Mr. Fernandez, $16,013,109 for Ms. Winters, $25,187,973 for Mr. Pettit, $27,489,356 for Mr. Seyer, and $2,834,047 for Mr. Thakkar.

(8) For Messrs. Fernandez and Pettit, excludes unvested but outstanding RSU and PSUs at target, due to the awards’ Full Career Retirement provisions. As of December 31, 2018, the values of these awards at target were $14,261,936 and $5,134,987 for Messrs. Fernandez and Pettit, respectively. These awards would be cancelled following an involuntary termination for cause (as defined in the award agreement), but would not be cancelled upon a voluntary termination.

2018 PAY RATIO

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2018:

•	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $55,857;

•	the annual total compensation of our Chief Executive Officer was $2,978,454; and

•	the ratio of these two amounts was 53 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

Due to SEC disclosure rules, we were required to report the total three-year value of the 2016 Multi-Year PSUs granted to our CEO as 2016 compensation in the Summary Compensation Table for 2016, rather than reporting the 2016 Multi-Year PSUs on an annualized basis for the years it covers (i.e., reporting one-third of the award value in each of 2016, 2017 and 2018). Accordingly, an alternative way to view our CEO Pay Ratio for 2018 is to include the annualized target value of the CEO’s Multi-Year PSUs that is attributable to 2018 (i.e., one-third of the target value of the 2016 Multi-Year PSUs) as part of his 2018 annual total compensation, which would result in a CEO Pay Ratio for 2018 of 159 to 1.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying Our “Median Employee”

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee.” We determined that, as of October 31, 2018, our employee population consisted of 3,122 individuals (of which 23.1% were located in the United States and 76.9% were located in jurisdictions outside the United States). As of December 31, 2018, 61.4% and 38.6% of our employees were located in emerging market centers and developed market centers, respectively. Our employee population consisted of our global workforce of full-time, part-time, seasonal and temporary employees, as described in more detail below.

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COMPENSATION MATTERS

Determining our Median Employee

To identify our “median employee” from our total employee population, we compared the amount of base salary plus actual cash bonus paid for 2018. In making this determination, we annualized the compensation of our full-time employees who were hired in 2018 but did not work for us for the entire fiscal year and permanent part-time employees. We identified our “median employee” using this compensation measure, which was consistently applied to all of our employees included in the calculation.

Our Median Employee

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in Mumbai, India, with base wages for the 12-month period ending December 31, 2018 in the amount of $41,229.

Determination of Annual Total Compensation of our “Median Employee” and our CEO

Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2018 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2018 (as set forth in the Summary Compensation Table for 2018 on page 74 of this Proxy Statement).

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COMPENSATION MATTERS

Proposal No. 2 - Advisory Vote to Approve Executive Compensation (Say-on-Pay)

The Dodd-Frank Act enables MSCI’s shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules.

For an overview of the compensation of our NEOs, see “Compensation Matters—Compensation Discussion and Analysis—Executive Summary” above.

We are asking for shareholder approval of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which include the disclosures under “Compensation Matters—Compensation Discussion and Analysis” above, the compensation tables included therein and the narrative following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on MSCI, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of MSCI’s shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. MSCI currently conducts annual advisory votes on executive compensation.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at our 2019 Annual Meeting, at which a quorum is present, is required to approve Proposal No. 2. Abstentions shall not be treated as votes cast.

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Audit Matters

Independent Auditor’s Fees

The following table summarizes the aggregate fees (including related expenses) billed and/or accrued in 2018 and 2017 for professional services provided by PricewaterhouseCoopers LLP (“PwC”). On March 19, 2018, the Audit Committee approved the engagement of PwC as the Company’s independent auditor for 2018. These fees were approved pursuant to the pre-approval policies and procedures described below.

$ IN THOUSANDS	2018	2017

Audit fees(1)	2,609	2,346

Audit-related fees(2)	65	89

Tax fees(3)	1,681	1,195

All other fees(4)	601	175

Total	4,956	3,805

(1) Audit fees consisted of fees billed and/or accrued for (i) audits of our consolidated financial statements included in our Annual Reports on Form 10-K and related services, (ii) reviews of the interim condensed consolidated financial statements included in our quarterly financial statements, (iii) audits of various entities for statutory and other reporting requirements, (iv) comfort letters, consents and other services related to SEC and other regulatory filings and (v) audits of our internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002).

(2) Audit-related fees consisted of fees billed and/or accrued for (i) reports related to the assessment of internal controls and compliance with professional standards and (ii) the annual audit of the 401(k) financial statements and other consultations.

(3) Tax fees related to international tax restructuring were $845,000 in 2018 and $582,000 in 2017. Tax consulting fees related to international and domestic tax matters in 2018 and 2017 were $325,000 and $210,000, respectively. Tax fees related to tax compliance assistance in 2018 and 2017 were $511,000 and $403,000, respectively.

(4) In 2018 and 2017, all other fees primarily consisted of non-recurring fees related to the engagement of the independent auditor to assist the Company in complying with the European Union General Data Protection Regulation (“GDPR”), which went into effect on May 25, 2018.

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AUDIT MATTERS

Pre-Approval Policy of the Audit Committee of Services Performed by Independent Auditors

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditor to ensure the services do not impair their independence. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the independent auditors and the estimated fees related to those services. During the pre-approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. Even if a service has received general pre-approval, if it involves a fee in excess of $400,000 or relates to tax planning and advice, it requires a separate pre-approval of the full Audit Committee. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve certain engagements not requiring approval by the full Audit Committee. The Chair must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC and NYSE rules and regulations. Management reports the actual fees versus pre-approved amounts periodically throughout the year by category of service.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board, which is accessible through the “Corporate Governance” link found on our website’s Investor Relations homepage (http://ir.msci.com). Information contained on our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC. The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal and independent auditors and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that all of the Audit Committee’s members are independent under the applicable independence standards of the NYSE and the Exchange Act.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor for the year ended December 31, 2018, PwC, was responsible for auditing the consolidated financial statements included in the Company’s 2018 Annual Report on Form 10-K, expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, as well as reviewing the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

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AUDIT MATTERS

The Audit Committee held six meetings during the year ended December 31, 2018, and among other things:

•	reviewed and discussed the Company’s quarterly and annual earnings releases;

•

reviewed and discussed the (i) quarterly unaudited consolidated financial statements and related notes and (ii) audited consolidated financial statements and related notes to the consolidated financial statements for the year ended December 31, 2018 with management and PwC;

•	reviewed and discussed the annual plan and scope of work of the independent auditor;

•	reviewed and discussed the annual plan and scope of work of the internal auditor and summaries of significant reports to management by the internal auditor;

•

met with PwC, the internal auditor and Company management in executive sessions to discuss the results of their examinations and evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs;

•	reviewed and discussed the critical accounting policies set forth in the Company’s Annual Report on Form 10-K;

•	reviewed business and financial market conditions, including periodic assessments of risks posed to MSCI’s operations and financial condition; and

•	evaluated the performance of PwC and approved their engagement as the Company’s independent auditor.

The Audit Committee discussed with PwC matters that independent registered public accounting firms are required to discuss with audit committees in accordance with generally accepted auditing standards and standards of the Public Company Accounting Oversight Board, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16 “Communications with Audit Committees.” This review included discussions by the Audit Committee with management regarding the Company’s consolidated financial statements and with the independent auditor as to the audit thereof, including, among other things, the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

PwC also provided to the Audit Committee its annual independence letter required under Rule 3526 of the Public Company Accounting Oversight Board, and represented that it is independent from the Company. We discussed with PwC their independence from the Company, and considered whether the services they provided to the Company beyond those rendered in connection with their integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, were compatible with maintaining their independence.

During the year ended December 31, 2018, the Audit Committee also received regular updates on the amount of fees and scope of audit, audit-related and tax services provided. Pursuant to the pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditors as described above within “—Pre-Approval Policy of the Audit Committee of Services Performed by Independent Auditors,” the Audit Committee approved, among other things, fees related to the integrated audits, statutory audits, consultations, internal control reviews and due diligence services pertaining to business acquisitions. The Audit Committee also approved certain tax fees consisting of compliance and advisory services related to (i) international corporate restructurings, (ii) tax consulting fees related to international and domestic tax matters, (iii) tax compliance assistance and (iv) services to comply with the GDPR.

88      •      MSCI INC. PROXY STATEMENT

AUDIT MATTERS

Based on our review and these meetings, discussions and reports described above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee’s charter, we recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s 2018 Annual Report on Form 10-K.

Respectfully submitted,

Wayne Edmunds (Chair)

Robert G. Ashe

Alice W. Handy

Marcus L. Smith

Proposal No. 3 - Ratification of the Appointment of MSCI Inc.’s Independent Auditor

The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as independent auditors for 2019 and presents this selection to the shareholders for ratification. PwC will audit our consolidated financial statements for 2019 and perform other permissible pre-approved services.

A PwC representative will attend the 2019 Annual Meeting to respond to your questions and will have the opportunity to make a statement if he or she desires to do so. If shareholders do not ratify the appointment, the Audit Committee will reconsider it. Even if shareholders ratify the selection of PwC, the Audit Committee, in its discretion, may select a new independent auditor at any time during the year if it believes that the change would be in the best interest of the Company.

The Audit Committee periodically reviews the engagement of the independent auditor to assess, among other things, the skills, experience, service levels and costs associated with conducting the annual audit of the Company’s financial statements.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at our 2019 Annual Meeting, at which a quorum is present, is required to approve Proposal No. 3. Abstentions shall not be treated as votes cast.

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Other Matters

Certain Transactions

Transactions with Shareholders. From time to time, shareholders that own more than 5% of our common stock subscribe to, license or otherwise purchase, in the normal course of business, certain of our products and services. These transactions are negotiated on an arm’s-length basis and are subject to review under our Related Person Transactions Policy described below.

During 2018, BlackRock, Inc., FMR LLC, and The Vanguard Group and/or their respective affiliates subscribed to, licensed or otherwise purchased in the normal course of business, certain of our products and services. For purposes of full disclosure, revenues recognized by us from subscriptions, licenses and other fees related to our products and services in 2018 from each of these shareholders and/or their respective affiliates are set forth in the table below.

NAME	2018 REVENUES

BlackRock, Inc.	$170.7 million

FMR LLC	$23.4 million

The Vanguard Group	$15.5 million

Related Person Transactions Policy

The Company maintains a written Related Person Transactions Policy (the “Policy”), which governs the approval of related person transactions. The Governance Committee administers the Policy and may amend it from time to time. For purposes of the Policy: (i) a Related Person Transaction means (1) a Transaction involving the Company in which the amount involved exceeds $120,000 in any fiscal year and a Related Person has a direct or indirect material interest and (2) any material amendment or modification to the foregoing, regardless of whether such Transaction previously has been approved in accordance with the Policy; (ii) a “Related Person” means any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of MSCI or a nominee to become a director of MSCI, a person or entity that is known to be the beneficial owner of more than 5% of MSCI’s voting securities, excluding any beneficial owner that reports its ownership on Schedule 13G pursuant to Rule 13d-1(b) under the Exchange Act (a “5% Stockholder” under the Policy) and the Immediate Family Members (as defined in the Policy) of any of the foregoing; provided, however, that the General Counsel may nevertheless determine that it would be advisable for specific transactions by beneficial owners reporting on Schedule 13G pursuant to Rule 13d-1(b) to be reviewed under the Policy; and (iii) a “Transaction” means any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, including indebtedness, guarantees of indebtedness and transactions involving employment and similar relationships. Under the Policy, the Legal and Compliance Department, in consultation with the General Counsel and outside counsel to the extent appropriate, determines whether potential Related Person Transactions are subject to review under the Policy and/or disclosure as a Related Person Transaction under SEC rules; provided that any potential Related Person Transaction with the General Counsel will be reviewed by the Chief Executive Officer and referred to the Governance Committee, if appropriate. If the Legal and Compliance Department and the

90      •      MSCI INC. PROXY STATEMENT

OTHER MATTERS

General Counsel determine that (i) the proposed Transaction constitutes a Related Person Transaction or (ii) it would be beneficial to further review the Transaction under the Policy, then, in either case, the Transaction is referred to the Governance Committee for approval or ratification.

Directors, director nominees and executive officers are required to report for themselves and their Immediate Family Members (as defined in the Policy) (i) relationships that are outside the ordinary course of business; (ii) employment of Immediate Family Members; (iii) transactions that would be considered unusual for one or both of the parties; (iv) transactions that are provided on terms that may be more favorable than those available to the general public; (v) transactions where they receive compensation or other material benefits of any kind from the other entity, in whole or part, due to the creation, negotiation or approval of the transaction; (vi) transactions where they are personally involved in the creation, negotiation or approval of the transaction (other than as an employee of MSCI); and (vii) transactions where they are a more than 10% equity holder of the other entity.

In determining whether to approve a Related Person Transaction, the Governance Committee considers all relevant facts and circumstances, including (if applicable) without limitation:

(1)	the commercial reasonableness of the terms of the proposed Transaction;

(2)	the benefit to the Company and the availability and/or opportunity costs of alternative Transactions;

(3)	the materiality and character of the Related Person’s direct or indirect interest;

(4)	the nature of the negotiations (e.g., whether the proposed Transaction was the result of arm’s length negotiations and fair dealing); and

(5)

whether the Transaction would, or would be perceived to, present an improper conflict of interest for the Related Person taking into account (i) the size of the Transaction; (ii) the overall financial position of the Related Person; (iii) the direct or indirect nature of the Related Person’s interest in the Transaction; (iv) whether the Transaction is of an ongoing nature; and (v) any other relevant factors; and if the Related Person is a director (or an Immediate Family Member of a director), the impact on the director’s independence under applicable rules. Certain categories of Transactions set forth in the Policy have been determined not to be Related Person Transactions and are not subject to the Policy.

With respect to Related Person Transactions with directors or officers or with entities in which such person may serve as an officer, director, trustee or similar role pursuant to the Delaware General Corporation Law, the Governance Committee may consider (1) whether such director or officer received any compensation or material benefit of any kind from the other entity due, in whole or in part, to the creation, negotiation or approval of the Transaction and (2) whether such director or officer is personally involved in the creation, negotiation or approval of the Transaction.

Except as the Legal and Compliance Department shall otherwise determine based on the information provided pursuant to the Policy, the following Transactions have been determined not to be Related Person Transactions:

(1)

transactions between MSCI and any entity in which a Related Person has a relationship solely as a director, a less than 5% equity holder of any entity whose equity securities are publicly traded, a less than 10% holder of an entity whose equity securities are not publicly traded, an employee (other than an executive officer) or one or more of these relationships;

(2)	certain compensation agreements and corporate sponsored investment opportunities approved by the Compensation Committee or Board, as applicable;

(3)	director compensation arrangements, if such arrangements have been approved by the Board;

MSCI INC. PROXY STATEMENT      •      91

OTHER MATTERS

(4)

any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis;

(5)	certain transactions involving terms established on a competitive basis;

(6)

sales or licenses of products and services by the Company to a Related Person or to an entity in which a Related Person is an executive officer in the ordinary course of business and reflecting standard terms, including standard fees, subject to standard discounts prevailing at the time of the Transaction that would be offered at that time for comparable Transactions for or with unaffiliated third parties and where (x) to the extent the transaction involves an entity in which a Related Person is an executive officer: (i) the Related Person does not receive any compensation or other material benefit of any kind from the other entity due, in whole or in part, to the creation, negotiation or approval of the Transaction and (ii) the Related Person is not personally involved in the creation, negotiation or approval of the Transaction and (y) the amount involved in the Transaction equals less than the greater of $1 million or 2% of the annual consolidated gross revenues of the other entity that is party to the Transaction and less than 2% of the annual consolidated revenues of the Company;

(7)	investments in financial products based on or created with the use of MSCI products; and

(8)	certain indemnification payments.

Other Business

We do not know of any matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on
April 25, 2019. Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available free of charge at www.proxyvote.com. Information contained on this website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

92      •      MSCI INC. PROXY STATEMENT

Annex A: Frequently Asked Questions

HOW DO WE REFER TO MSCI INC. IN THIS PROXY STATEMENT?

We refer to MSCI Inc. as the “Company,” “MSCI,” “we,” “our” or “us” and the Board of Directors of MSCI Inc. as the “Board.” MSCI is incorporated in Delaware and its shares are listed on The New York Stock Exchange under the symbol MSCI. References to “Shares,” “shares” or “shares of our common stock” in this Proxy Statement refer to shares of our common stock, par value $0.01 per share.

WHAT ARE THE DATE, TIME AND PLACE OF THE 2019 ANNUAL MEETING?

We will hold the 2019 Annual Meeting on April 25, 2019 at 2:30 P.M. Eastern Time, via the internet at www.virtualshareholdermeeting.com/MSCI2019.

In order to access the virtual annual meeting, you will be asked to provide your 16-digit control number. Instructions on how to attend and participate via the internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/MSCI2019. Information contained on this website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

WILL THE 2019 ANNUAL MEETING BE WEBCAST?

Yes. You may attend the annual meeting virtually at www.virtualshareholdermeeting.com/MSCI2019, where you will be able to vote electronically and submit questions during the meeting. A webcast replay of the 2019 Annual Meeting will also be archived on our Investor Relations website, http://ir.msci.com/events.cfm, until April 25, 2020.

HOW DO I SUBMIT A QUESTION AT THE 2019 ANNUAL MEETING?

You may submit a question during the meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/MSCI2019. If your question is properly submitted during the relevant portion of the meeting agenda, our Chairman will respond to your question during the live webcast. A webcast replay of the 2019 Annual Meeting, including the Q&A session, will also be archived on our Investor Relations website, http://ir.msci.com/events.cfm, until April 25, 2020.

WHAT IF I ENCOUNTER TECHNICAL DIFFICULTIES DURING THE 2019 ANNUAL MEETING?

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virutalshareholdermeeting.com/MSCI2019.

If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

MSCI INC. PROXY STATEMENT      •      A-1

ANNEX A

WHO MAY VOTE AT THE 2019 ANNUAL MEETING?

You can vote your shares of MSCI common stock at our 2019 Annual Meeting if you were a shareholder at the close of business on February 27, 2019 (the “record date”). As of February 27, 2019, there were 84,665,447 shares of MSCI common stock outstanding. Each share of MSCI common stock entitles you to one vote on each matter voted on at the annual meeting of shareholders.

A majority of the shares of MSCI common stock outstanding at the close of business on the record date must be present in order to hold the meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the 2019 Annual Meeting if you vote through the internet at the virtual annual meeting of shareholders or properly submit your proxy prior to the 2019 Annual Meeting.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PRINTED PROXY MATERIALS?

Pursuant to the “notice and access” rules adopted by the SEC, we are making this Proxy Statement and our 2018 Annual Report on Form 10-K (including any amendments thereto) available to our shareholders over the internet. As a result, unless you have previously requested electronic access to our proxy materials or the receipt of paper proxy materials, you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our 2018 Annual Report on Form 10-K (including any amendments thereto) over the internet, how to request a paper or email copy of these materials and how to vote by mail, telephone or via the internet. We will mail the Notice of Internet Availability of Proxy Materials on or about March 11, 2019. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares.

In addition, if you are voting online, you will be prompted to consent to receiving proxy materials electronically in future years. Choosing to receive your future proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of shareholders on the environment. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it. See “How do I sign up for electronic delivery of proxy materials?” below for further information on electing to receive proxy materials electronically.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A “RECORD HOLDER” AND AS A BENEFICIAL OWNER OF SHARES HELD IN “STREET NAME”?

Record Holder. If your shares are registered directly in your name with MSCI’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (including its affiliates, “Broadridge”), you are considered a “record holder” with respect to those shares, and the Notice of Internet Availability of Proxy Materials will be sent directly to you.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account with a brokerage firm, bank, broker dealer, or other intermediary, then you are considered a beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials and other proxy materials will be forwarded to you by that intermediary. As a beneficial owner of shares held in “street name,” you have the right to direct that intermediary on how to vote the shares held in your account by following their instructions for voting. If you do not provide your brokerage firm, bank, broker dealer or other intermediary with instructions on how to vote your shares, such intermediary or intermediary nominee will be able to vote your shares only with respect to the proposal related to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2019.

A-2      •      MSCI INC. PROXY STATEMENT

ANNEX A

HOW DO I VOTE MY SHARES?

You may direct your vote by internet, telephone or mail. Your vote must be received by the deadline specified on the proxy card or voting instruction form, as applicable.

	IF YOU ARE A SHAREHOLDER OF RECORD:	IF YOU ARE A BENEFICIAL HOLDER OF SHARES HELD IN “STREET NAME”:

By Internet Prior to the 2019 Annual Meeting* (24 hours a day):	www.proxyvote.com	www.proxyvote.com

By Internet During the 2019 Annual Meeting* (24 hours a day):	www.virtualshareholdermeeting.com/MSCI2019	www.virtualshareholdermeeting.com/MSCI2019

By Telephone* (24 hours a day):	1-800-690-6903	Follow the voting instructions you receive from your brokerage firm, bank, broker dealer or other intermediary.

By Mail:	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717	Follow the voting instructions you receive from your brokerage firm, bank, broker dealer or other intermediary.

* While MSCI and Broadridge do not charge any fees for voting by internet or telephone, there may be related costs from other parties, such as usage charges from internet access providers and telephone companies, for which you are responsible.

HOW DOES THE BOARD RECOMMEND THAT I VOTE AND WHAT VOTE IS REQUIRED FOR ADOPTION OR APPROVAL OF EACH MATTER TO BE VOTED ON?

PROPOSAL NO.	PROPOSAL	VOTE REQUIRED	DIRECTORS’ RECOMMENDATION

1	Election of Directors	Number of votes cast “FOR” exceeds number of votes cast “AGAINST” for each director	FOR all nominees

2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	Majority of the total votes cast by holders of shares present through the virtual meeting or represented by proxy	FOR the approval of the Executive Compensation of our NEOs

3	Ratification of the Appointment of MSCI’s Independent Auditor	Majority of the total votes cast by holders of shares present through the virtual meeting or represented by proxy	FOR the ratification of the appointment of PricewaterhouseCoopers LLP

HOW WILL MY SHARES BE VOTED IF I DO NOT GIVE SPECIFIC VOTING INSTRUCTIONS AND WHAT ARE BROKER NON-VOTES?

Record Holders. If you indicate that you wish to vote as recommended by our Board or if you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement (e.g., “FOR” for Proposal No. 1, No. 2 and No. 3) and in their discretion regarding any other matters properly presented for a vote at our 2019 Annual Meeting. As of the date of this Proxy Statement, we did not know of any proposals or matters to be raised at the 2019 Annual Meeting other than those presented in this Proxy Statement.

MSCI INC. PROXY STATEMENT      •      A-3

ANNEX A

Beneficial Owners of Shares Held in “Street Name.” Broker non-voting occurs when your brokerage firm, bank, broker dealer or other intermediary has not received specific voting instructions from you with respect to shares held in “street name” and the broker does not have discretionary voting authority with respect to a proposal. If you are the beneficial owner of shares held in “street name” and you do not give instructions as to how to vote, your broker may have authority to vote your shares only on discretionary items but not on non-discretionary items, as determined by the NYSE.

•

Non-discretionary items. The following proposals are considered “non-discretionary” items: Proposal No. 1—election of directors and Proposal No. 2—approve, by non-binding vote, our executive compensation.

•

Discretionary item. Proposal No. 3—the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2019 is a “discretionary” item. NYSE member brokers that do not receive voting instructions from beneficial owners of shares held in “street name” may vote on this proposal in their discretion, subject to any voting policies adopted by the broker holding your shares.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. However, broker non-votes are not counted for purposes of Proposal Nos. 1 and 2 and will therefore have no effect on the outcome of these proposals. Therefore, if you hold your shares in an account with a brokerage firm, bank, a broker dealer or other intermediary, it is critically important that you submit your voting instructions if you want your shares to count for the non-discretionary items listed above.

WHAT ARE MY CHOICES FOR CASTING MY VOTE ON EACH MATTER TO BE VOTED ON?

PROPOSAL NO.	PROPOSAL	VOTING OPTIONS	EFFECT OF ABSTENTIONS

1	Election of Directors	FOR, AGAINST or ABSTAIN (for each director nominee)	No effect—not counted as a “vote cast”

2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR, AGAINST or ABSTAIN	No effect—not counted as a “vote cast”

3	Ratification of the Appointment of MSCI’s Independent Auditor	FOR, AGAINST or ABSTAIN	No effect—not counted as a “vote cast”

WHAT HAPPENS IF A DIRECTOR DOES NOT RECEIVE A MAJORITY OF THE VOTES REQUIRED FOR HIS OR HER RE-ELECTION?

Under the laws of Delaware (our state of incorporation), if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” Our Bylaws also provide that, in order for an incumbent director to become a nominee of the Board, the director must submit an irrevocable resignation as director that becomes effective if (i) he or she does not receive a majority of the votes cast in an uncontested election and (ii) the Board accepts the resignation. If a director does not receive a majority of the votes cast in an uncontested election, the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision, including the rationale behind the decision if it rejects the resignation, within 90 days after the election results are certified.

A-4      •      MSCI INC. PROXY STATEMENT

ANNEX A

HOW DO I REVOKE OR CHANGE MY PROXY?

If you are a “record holder,” you can revoke or change your proxy at any time before your shares are voted, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable, by:

•	Voting again by internet or by telephone (only your last internet or telephone proxy submitted prior to the meeting will be counted);

•	Signing and returning a new proxy card with a later date; or

•	Voting by internet while attending the virtual annual meeting (attending the annual meeting by internet does not revoke your proxy unless you vote by internet during the virtual annual meeting).

If you are a “record holder,” you may also revoke your proxy by giving written notice of revocation to c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007, which must be received no later than 5:00 P.M. Eastern Time, on April 24, 2019.

If you are a beneficial owner of shares held in “street name,” you may revoke your proxy by following the instructions your brokerage firm, bank, broker dealer or other intermediary provides.

WILL MY VOTE BE CONFIDENTIAL?

Our Bylaws provide that your individual vote is confidential and will not be disclosed to any officer, director or employee of MSCI, except as required by law and in certain limited circumstances such as when you request or consent to disclosure.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2019 ANNUAL MEETING?

The preliminary voting results will be announced at the 2019 Annual Meeting. The final voting results will be tallied by representatives of Broadridge, our inspector of elections, and will be subsequently published by us by the filing of a Current Report on Form 8-K with the SEC within four business days after the 2019 Annual Meeting.

We make available free of charge, on or through our website, these reports and other information as soon as reasonably practicable following the time they are electronically filed with or furnished to the SEC. To access these reports, click on the “SEC Filings” link found on our website’s Investor Relations homepage (http://ir.msci.com). Information contained on our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

WHO WILL PAY FOR THE COST OF THE PROXY SOLICITATION?

We pay the expenses of the preparation of proxy materials and the solicitation of proxies for our 2019 Annual Meeting. Proxies may be solicited on our behalf by directors, officers, employees or agents in person or by telephone, electronic transmission and facsimile transmission. Our directors, officers and employees will receive no additional compensation for any such solicitation.

We have also hired Saratoga Proxy Consulting LLC (“Saratoga”), 520 8th Avenue, New York, NY 10018, to assist in the distribution and solicitation of proxies. We will pay Saratoga a fee of $10,000, plus reasonable expenses, for these services. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.

HOW DO I SIGN UP FOR ELECTRONIC DELIVERY OF PROXY MATERIALS?

Shareholders can access this Proxy Statement and our 2018 Annual Report on Form 10-K via the internet at www.proxyvote.com by following the instructions outlined on the secure website. For future annual meetings of

MSCI INC. PROXY STATEMENT      •      A-5

ANNEX A

shareholders, shareholders can consent to accessing our proxy materials, including the Notice of Internet Availability of Proxy Materials, our 2018 Annual Report on Form 10-K and the Proxy Statement, electronically in lieu of receiving hard copies by mail. To receive our proxy materials electronically, you will need access to a computer and an email account. If you vote through the internet at www.proxyvote.com, you will be prompted to consent to receiving proxy materials electronically in future years. To consent to electronic delivery, when prompted, you must indicate that you agree to receive such materials electronically in future years.

Shareholders that wish to revoke their request for electronic delivery may do so at any time without charge, by contacting us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by telephone at (212) 981-7465.

If you hold your shares through a brokerage firm, bank, broker dealer or other intermediary and you have not already done so, you can choose electronic delivery of our proxy materials by contacting such intermediary. You may also update your email address by contacting such intermediary.

WHAT IS HOUSEHOLDING?

Consistent with notices sent to shareholders of record sharing a single address, we will send only one copy of each of the Notice of Internet Availability of Proxy Materials, our 2018 Annual Report on Form 10-K and this Proxy Statement to that address unless we have received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of each of the Notice of Internet Availability of Proxy Materials, our 2018 Annual Report on Form 10-K or this Proxy Statement as follows:

•

Shareholders wishing to discontinue or begin householding, should contact us in writing at c/o Corporate Secretary at MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by telephone at (212) 981-7465.

•	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder.

•

Any householded shareholder may request prompt delivery of a copy of each of the Notice of Internet Availability of Proxy Materials, our 2018 Annual Report on Form 10-K or the Proxy Statement, as applicable, by contacting us at (212) 981-7465 or by writing to us at Investor Relations, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or via email at investor.relations@msci.com. Instructions for requesting such materials are also included in the Notice of Internet Availability of Proxy Materials.

HOW CAN I SUBMIT A SHAREHOLDER PROPOSAL AT THE 2020 ANNUAL MEETING OF SHAREHOLDERS?

Shareholders intending to present a proposal at the 2020 annual meeting of shareholders and have it included in next year’s Proxy Statement must submit the proposal to us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007. We must receive the proposal by no later than November 12, 2019. If we hold our 2020 annual meeting of shareholders more than 30 days before or after April 25, 2020 (the one-year anniversary date of the 2019 Annual Meeting), we will disclose the new deadline by which shareholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform shareholders. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

A-6      •      MSCI INC. PROXY STATEMENT

ANNEX A

Shareholders intending to present a proposal at the 2020 annual meeting of shareholders, but not to include the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the shareholder of record of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting of shareholders.

Therefore, the Company must receive notice of such a proposal or nomination for the 2019 annual meeting of shareholders no earlier than December 27, 2019 and no later than January 26, 2020. The notice must contain the information required by our Bylaws, a copy of which is available upon request to us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007.

HOW CAN I SUBMIT A RECOMMENDATION FOR A DIRECTOR CANDIDATE?

The Governance Committee oversees searches for and identifies qualified individuals for membership on MSCI’s Board. See “Corporate Governance—Director Qualifications” above.

Shareholders may make recommendations for consideration by the Governance Committee at any time. To recommend a director candidate for consideration by the Governance Committee, a shareholder must submit a written notice which demonstrates that it is being submitted by a shareholder of MSCI and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. There is no difference in the manner in which the Governance Committee evaluates nominees proposed by shareholders and those identified by the Governance Committee. Shareholders must send recommendations to the Governance Committee, c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007.

HOW DO I COMMUNICATE WITH INDIVIDUAL DIRECTORS OR THE BOARD AS A GROUP?

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Board at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007. Correspondence that is unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Board.

HOW DO I REPORT ISSUES REGARDING ACCOUNTING, INTERNAL CONTROLS AND OTHER AUDITING MATTERS?

Any communication to report potential issues regarding accounting, internal controls and other auditing matters should be marked “Personal and Confidential” and sent to MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007, Attention: Chair of the Audit Committee of MSCI Inc., in care of the General Counsel. Our Procedures for Submission of Ethical or Accounting Related Complaints are available on our website. To access this document, click on the “Corporate Governance” link found on our website’s Investor Relations homepage (http://ir.msci.com). Information contained on our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

MSCI INC. PROXY STATEMENT      •      A-7

Annex B: Supplemental Financial Information

NON-GAAP FINANCIAL MEASURES

Reconciliation of Adjusted EBITDA to Net Income (unaudited)

	YEARS ENDED

IN THOUSANDS (EXCEPT PERCENTAGES)	DEC. 31, 2018	DEC. 31, 2017(1)	DEC. 31, 2016

Index Adjusted EBITDA	$607,853	$522,241	$431,478

Analytics Adjusted EBITDA	143,645	125,624	128,507

All Other Adjusted EBITDA	20,935	11,892	9,472

Consolidated Adjusted EBITDA	772,433	659,757	569,457

Amortization of Intangible Assets	54,189	44,547	47,033

Depreciation and Amortization of Property, Equipment and Leasehold Improvements	31,346	35,440	34,320

Operating Income	686,898	579,770	488,104

Other Expense (Income), Net	57,002	112,871	102,166

Provision for Income Taxes	122,011	162,927	125,083

Net Income	$507,885	$303,972	$260,855

Adjusted EBITDA Margin (%)	53.9%	51.8%	49.5%

Net Income Margin (%)	35.4%	23.9%	22.7%

(1) As a result of the adoption of recent accounting guidance, the Company has restated its adjusted EBITDA by excluding $0.6 million of non-service related pension costs from adjusted EBITDA expenses for the full-year ended Dec. 31, 2017.

MSCI INC. PROXY STATEMENT      •      B-1

ANNEX B

Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

		YEARS ENDED

IN THOUSANDS, EXCEPT PER SHARE DATA	DEC. 31, 2018	DEC. 31, 2017	DEC. 31, 2016

Net Income	$507,885	$303,972	$260,855

Plus: Amortization of acquired intangible assets	43,981	39,157	47,033

Less: Gain on sale of Alacra (not tax-effected)	—	(771)	—

Less: Gain on sale of FEA (not tax-effected)	(10,646)	—	—

Less: Gain on sale of InvestorForce	(46,595)	—	—

Less: Valuation allowance released related to InvestorForce disposition	(7,758)	—	—

Plus: Tax Reform adjustments	(8,272)	34,500	—

Less: Income tax effect	1,678	(10,772)	(15,243)

Adjusted net income	$480,273	$366,086	$292,645

Diluted EPS	$5.66	$3.31	$2.70

Plus: Amortization of acquired intangible assets	0.49	0.43	0.49

Less: Gain on sale of Alacra (not tax-effected)	—	(0.01)	—

Less: Gain on sale of FEA (not tax-effected)	(0.12)	—	—

Less: Gain on sale of InvestorForce	(0.52)	—	—

Less: Valuation allowance released related to InvestorForce disposition	(0.09)	—	—

Plus: Tax Reform adjustments	(0.09)	0.38	—

Less: Income tax effect	0.02	(0.13)	(0.16)

Adjusted EPS	$5.35	$3.98	$3.03

Reconciliation of Adjusted EBITDA Expenses to Operating Expenses (unaudited)

	YEARS ENDED

IN THOUSANDS	DEC. 31, 2018	DEC. 31, 2017(1)

Index Adjusted EBITDA expenses	$227,622	$196,718

Analytics adjusted EBITDA expenses	336,294	332,645

All Other adjusted EBITDA expenses	97,635	85,052

Consolidated adjusted EBITDA expenses	661,551	614,415

Amortization of intangible assets	54,189	44,547

Depreciation and amortization of property, equipment and leasehold improvements	31,346	35,440

Total Operating Expenses	$747,086	$694,402

(1) As a result of the adoption of recent accounting guidance, the Company has restated its adjusted EBITDA by excluding $0.6 million of non-service related pension costs from adjusted EBITDA expenses for the full-year ended Dec.31, 2017.

B-2      •      MSCI INC. PROXY STATEMENT

ANNEX B

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	YEARS ENDED

IN THOUSANDS	DEC. 31, 2018	DEC. 31, 2017	DEC. 31, 2016

Net cash provided by operating activities	$612,762	$404,158	$442,363

Capital expenditures	(30,257)	(33,177)	(32,284)

Capitalized software development costs	(18,704)	(15,640)	(10,344)

Capex	(48,961)	(48,817)	(42,628)

Free cash flow	$563,801	$355,341	$399,735

Reconciliation of Effective Tax Rate to Adjusted Tax Rate (unaudited)

	YEARS ENDED

	DEC. 31, 2018	DEC. 31, 2017

Effective tax rate	19.37%	34.90%

Tax Reform impact on effective tax rate	1.31%	(7.39)%

Adjusted tax rate	20.68%	27.51%

NOTES REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

MSCI has presented supplemental non-GAAP financial measures as part of this Proxy Statement. A reconciliation is provided that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this Proxy Statement should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this Proxy Statement are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

“Adjusted EBITDA,” a measure used by management to assess operating performance, is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments.

“Adjusted EBITDA expenses,” a measure used by management to assess operating performance, is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments.

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of the amortization of acquired intangible assets, the impact of divestitures, the impact of Tax Reform adjustments (except for amounts associated with active tax planning implemented as a result of Tax Reform) and, at times, certain other transactions or adjustments.

“Adjusted tax rate” is defined as the effective tax rate excluding the impact of Tax Reform adjustments (except for amounts associated with active tax planning implemented as a result of Tax Reform).

“Capex” is defined as capital expenditures plus capitalized software development costs.

MSCI INC. PROXY STATEMENT      •      B-3

ANNEX B

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Operating revenues ex-FX and ex-divestitures” is defined as operating revenues excluding the impact of foreign currency exchange and the operating revenues attributable to divested businesses for the comparable prior year period.

We believe adjusted EBITDA and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of capital spending and acquisitions that do not directly affect what management considers to be our core operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of acquisitions that do not directly affect what management considers to be our core performance in the period.

We believe that adjusted tax rate is useful to investors because it increases the comparability of period-to-period results by adjusting for the estimated net impact of Tax Reform.

We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe operating revenues ex-FX and ex-divestitures are meaningful measures of the operating performance of MSCI because they adjust for the impact of foreign currency exchange and exclude the impact of operating revenues attributable to divested businesses for the comparable prior year period, providing insight to our core operating performance for the period(s) presented.

Adjusted EBITDA, Adjusted EBITDA expenses, adjusted net income, adjusted EPS, adjusted tax rate, Capex, free cash flow and operating revenues ex-FX and ex-divestitures, are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly titled measures computed by other companies.

Supplemental Information Regarding Retention Rate and Run Rate

Retention Rate

Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.

The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.

B-4      •      MSCI INC. PROXY STATEMENT

ANNEX B

Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Estate segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sale of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.

Run Rate

Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination or non-renewal during the period and have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

Changes in our recurring revenues typically lag changes in Run Rate. The actual amount of recurring revenues we will realize over the following 12 months will differ from Run Rate for numerous reasons, including:

•	fluctuations in revenues associated with new recurring sales;

•	modifications, cancellations and non-renewals of existing Client Contracts, subject to specified notice requirements;

•	differences between the recurring license start date and the date the Client Contract is executed due to, for example, contracts with onboarding periods;

•

fluctuations in asset-based fees, which may result from changes in certain investment products’ total expense ratios, market movements, including foreign currency exchange rates, or from investment inflows into and outflows from investment products linked to our indexes;

•	fluctuations in fees based on trading volumes of futures and options contracts linked to our indexes;

•	fluctuations in the number of hedge funds for which we provide investment information and risk analysis to hedge fund investors;

•	price changes;

•	revenue recognition differences under U.S. GAAP, including those related to the timing of implementation and report deliveries for certain of our products and services;

MSCI INC. PROXY STATEMENT      •      B-5

ANNEX B

•	fluctuations in foreign currency exchange rates; and

•	the impact of acquisitions and divestitures.

”Organic subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.

B-6      •      MSCI INC. PROXY STATEMENT

MSCI INC.

C/O BROADRIDGE

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 24, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MSCI2019
You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2019. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E565912-P18689 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

MSCI INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Henry A. Fernandez	☐	☐	☐
	1b.	Robert G. Ashe	☐	☐	☐
	1c.	Benjamin F. duPont	☐	☐	☐
	1d.	Wayne Edmunds	☐	☐	☐
	1e.	Alice W. Handy	☐	☐	☐
	1f.	Catherine R. Kinney	☐	☐	☐
	1g.	Jacques P. Perold	☐	☐	☐
	1h.	Linda H. Riefler	☐	☐	☐
	1i.	George W. Siguler	☐	☐	☐
	1j.	Marcus L. Smith	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

		For	Against	Abstain
2.	To approve, by non-binding vote, our executive compensation, as described in these proxy materials.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:
		For	Against	Abstain
3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditor.	☐	☐	☐

.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E56913-P18689

MSCI INC. Annual Meeting of Shareholders April 25, 2019 2:30 PM Eastern Time

This proxy is solicited by the Board of Directors of MSCI Inc. The undersigned hereby appoints each of Cecilia Aza and Frederick W. Bogdan as proxies of the undersigned, each with full power of substitution, to represent the undersigned and to vote as designated on the reverse side of this proxy card all of the shares of common stock of MSCI Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of MSCI Inc. to be held live via the internet on April 25, 2019, at 2:30 PM Eastern Time, and at any adjournments or postponements thereof, upon all matters that may properly come before the meeting. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/MSCI2019. If no such direction is made, the proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side